      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000
                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           NEON COMMUNICATIONS, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                         4813                    04-3056279
 (State or other jurisdiction   (Primary standard industrial     (I.R.S. employer
              of                Classification code number)   identification number)
Incorporation or organization)

                              2200 WEST PARK DRIVE
                             WESTBOROUGH, MA 01581
                                 (508) 616-7800

   (Address and telephone number of Registrant's principal executive offices)

                              VINCENT C. BISCEGLIA
                            CHIEF EXECUTIVE OFFICER
                           NEON COMMUNICATIONS, INC.
                              2200 WEST PARK DRIVE
                             WESTBOROUGH, MA 01581
                                 (508) 616-7800

           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

                             JEFFREY A. STEIN, ESQ.
                            SCOTT E. PUESCHEL, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-1803
                                 (617) 526-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED              SHARE           OFFERING PRICE      REGISTRATION FEE
Common stock, $0.01 par value........     16,655,581(1)         $32.844(2)         $547,035,903(2)         $144,418

(1) Computed based on the maximum number of shares of common stock, par value $0.01 per share, of NorthEast Optic Network, Inc. which will be converted into shares of the Registrant.

(2) Estimated based on the average high and low prices reported on the Nasdaq Stock Market on May 26, 2000 pursuant to Rule 457(f)(1) solely for the purpose of calculating the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 5, 2000
                           PROXY STATEMENT/PROSPECTUS

NorthEast Optic Network, Inc.                          NEON Communications, Inc.

Dear stockholders:

    This proxy statement/prospectus is being provided to you in connection with the 2000 Annual Meeting of Stockholders of NorthEast Optic Network, Inc. At that meeting, you will be asked to consider a number of matters, as set forth in the Notice of Annual Meeting that follows this page.

    Among the matters you are being asked to consider at the Annual Meeting is the approval of the issuance of shares of our common stock to Consolidated Edison Communications, Inc. and Exelon Corporation in exchange for their contributions of cash and fiber optic facilities. In connection with the issuance of those shares, we are organizing a holding company, NEON Communications, which will acquire and own all of the outstanding capital stock of Northeast Optic Network, Inc. To create this holding company, we will merge NEON Communications, a wholly-owned subsidiary of NorthEast Optic Network, into NorthEast Optic Network. The effect of this merger will be to convert your shares of NorthEast Optic Network common stock into shares of NEON Communications common stock. You will receive one share of NEON Communications common stock for each share of NorthEast Optic Network common stock you currently own. This proxy statement also constitutes a prospectus for the shares of NEON Communications common stock that you will receive in the reorganization.

    This proxy statement/prospectus gives you detailed information about the proposed reorganization and the other matters to be voted on at the Annual Meeting.

    YOU SHOULD READ THE "RISK FACTORS" ON PAGES 8 THROUGH 13 BEFORE VOTING.

    Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the NEON Communications common stock to be issued in the reorganization, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    This proxy statement/prospectus is dated June 13, 2000 and was first mailed to stockholders of NorthEast Optic Network, Inc. on or about June 13, 2000.

                         NORTHEAST OPTIC NETWORK, INC.

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

Notice is hereby given that the Annual Meeting of Stockholders of NorthEast Optic Network, Inc., a Delaware corporation (the "COMPANY"), will be held as follows:

        DATE:  Thursday, July 13, 2000

        TIME:  11:00 a.m. local time

        PLACE:  2200 West Park Drive
              Westborough, Massachusetts 01581

The meeting will be held to consider and vote upon the following matters:

    1. To elect seven directors to serve until our 2001 annual meeting of stockholders;

    2. To approve (i) the continuance of our amended and restated 1998 stock incentive plan, as amended to date, and (ii) the amendment of our amended and restated 1998 stock incentive;

    3. To approve the adoption of an amendment to our second amended and restated certificate of incorporation in order to increase the shares of common stock authorized for issuance from 30,000,000 shares to 60,000,000 shares;

    4. To approve the issuance of shares of our common stock to Consolidated Edison Communications, Inc. and Exelon Corporation in exchange for their contribution to us of cash and assets consisting of fiber optic facilities;

    5. To ratify the selection of Arthur Andersen LLP as our independent public accountants for the current year; and

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on Thursday, June 1, 2000 as the date for the determination of the stockholders of record entitled to notice of, and to vote at, the meeting and at any adjournments of the meeting.

                                        By order of the Board of Directors,

                                        Roger M. Barzun, SECRETARY

June 13, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE,
  SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN
       ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE
             AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS...................         1

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............         5

SELECTED HISTORICAL FINANCIAL DATA OF NORTHEAST
  OPTIC NETWORK, INC........................................         6

RISK FACTORS................................................         8

ANNUAL MEETING OF NORTHEAST OPTIC NETWORK, INC..............        14

PROPOSAL 1--ELECTION OF DIRECTORS...........................        14

  Security Ownership of Certain Beneficial Owners
    and Management..........................................        16

  Compensation of Executive Officers........................        18

  Stock Performance Graph...................................        26

PROPOSAL 2--APPROVAL OF THE CONTINUANCE OF AND AMENDMENT TO
  THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN........        27

PROPOSAL 3--AMENDMENT TO THE CERTIFICATE OF INCORPORATION...        31

PROPOSAL 4--APPROVAL OF ISSUANCE OF SHARES TO CONSOLIDATED
  EDISON COMMUNICATIONS AND EXELON CORPORATION..............        32

  Description of Neon Communications Capital Stock..........        37

  Comparison of Capital Stock...............................        37

  Market Price of Northeast Optic Network Common Stock......        38

  Dividends.................................................        38

  Unaudited Pro Forma Capitalization........................        39

  Management's Discussion and Analysis of Financial
    Condition
    and Results of Operations...............................        40

  Business..................................................        46

  Management................................................        56

PROPOSAL 5--RATIFICATION OF THE SELECTION OF INDEPENDENT
  PUBLIC ACCOUNTANTS........................................        58

OTHER MATTERS...............................................        59

LEGAL OPINION...............................................        60

EXPERTS.....................................................        60

WHERE YOU CAN FIND MORE INFORMATION.........................        60

FINANCIAL INFORMATION.......................................       F-1

EXHIBIT A--FORM OF AGREEMENT AND PLAN OF MERGER.............       A-1

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THIS ENTIRE DOCUMENT, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF NORTHEAST OPTIC
NETWORK, INC. TO FULLY UNDERSTAND THE REORGANIZATION. REFERENCES IN THIS DOCUMENT TO "WE," "US," "OUR" AND THE COMPANY REFER TO NORTHEAST OPTIC NETWORK. IN CERTAIN INSTANCES WHERE APPROPRIATE, "US" OR "OUR" REFERS COLLECTIVELY TO NEON COMMUNICATIONS AND NORTHEAST OPTIC NETWORK. REFERENCES IN THIS DOCUMENT TO "NEON COMMUNICATIONS" REFER TO NEON COMMUNICATIONS, INC. AND REFERENCES TO "NEON ACQUISITION" REFER TO NEON ACQUISITION, INC. NORTHEAST OPTIC NETWORK WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF NEON COMMUNICATIONS AS A RESULT OF THE REORGANIZATION.

       THE 2000 ANNUAL MEETING OF STOCKHOLDERS OF NORTHEAST OPTIC NETWORK

GENERAL

    This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the board of directors of NorthEast Optic Network for use at our 2000 annual meeting of stockholders to be held on Thursday, July 13, 2000 at 10:00 a.m. local time at our headquarters offices at 2200 West Park Drive, Westborough, Massachusetts and at any adjournment of that meeting.

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified on a proxy, it will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery to the company secretary of a written revocation, by submitting a subsequently dated proxy or by voting in person at the meeting. Attendance at the meeting will not itself have the effect of revoking a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

    On June 1, 2000, the date for the determination of stockholders of record entitled to vote at the meeting, there were an aggregate of 16,655,581 shares of common stock, $.01 par value per share outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

    A copy of our annual report to stockholders for the year ended December 31, 1999, which contains financial statements and other information of interest to stockholders and which accompanies the notice of meeting and this proxy statement/prospectus, is being mailed to stockholders on or about June 13, 2000. Copies of our annual report on Form 10-K for the year ended December 31, 1999 and our quarterly report on Form 10-Q for the quarter ended March 31, 2000 are also available upon request.

VOTES REQUIRED

    The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

    Of the holders of shares who are entitled to vote and who are present or represented by proxy at the meeting, the affirmative vote of the holders of a plurality of the shares voted is required for the election of the directors. The affirmative vote of the holders of a majority of the shares voted is required for approval of the other proposals described in this proxy statement/prospectus.

    Holders of shares who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and such "broker non-votes" will have no effect on the voting on the election of the directors or on the other proposals described in this proxy statement prospectus.

                               THE REORGANIZATION

FORMATION OF A HOLDING COMPANY WHICH WILL OWN NORTHEAST OPTIC NETWORK

    Our board of directors has voted to organize a holding company, NEON Communications, which will acquire and own all of the issued and outstanding capital stock of NorthEast Optic Network. We refer to the organization of the holding company and its acquisition and ownership of all of NorthEast Optic Network's capital stock as the "reorganization". The Board of Directors of NorthEast Optic Network believes that the holding company structure will provide greater flexibility in terms of operations, expansion, and diversification, especially given variations in the regulation of telecommunications facilities and services from state to state. In addition, as discussed in greater detail under the heading "Business--NorthEast Optic Network Consolidated Edison Communications Agreement and Exelon Corporation Agreement" beginning on page 51 of this proxy statement/prospectus, we have entered into agreements with Consolidated Edison Communications and Exelon Corporation pursuant to which they will contribute assets consisting of fiber optic facilities and make cash payments to us in exchange for shares of our stock. The reorganization into a holding company structure is also intended to allow Consolidated Edison Communications and Exelon Corporation to realize certain tax benefits with respect to their contribution of assets to our business, and is intended to be accomplished immediately prior to the closing of the transactions with Consolidated Edison Communications and Exelon Corporation.

    In the reorganization, NorthEast Optic Network will continue in its operations as presently conducted under its current management, but will be a wholly-owned subsidiary of NEON Communications. We have attached the form of agreement and plan of merger relating to the reorganization as Exhibit A at the back of this proxy statement/prospectus.

THE COMPANIES

    NORTHEAST OPTIC NETWORK

    Northeast Optic Network owns and operates a technologically advanced, high-bandwidth fiber optic network providing capacity on a wholesale basis to telecommunications service providers, including local, long distance and wireless telephone companies and Internet service providers. Our network currently extends from Portland, Maine to New York City and agreements currently in place would, subject to regulatory approval, extend our network to Philadelphia, Baltimore and Washington, D.C. and expand the reach of our network in and around New York City.

    As of March 31, 2000, our network extended more than 1,100 miles, and, since it consists of an average of 57 fibers per mile, included approximately 65,000 fiber miles. We have built connections to 43 points in 28 cities and towns where customers can connect directly to our network, and we are building or preparing to build an additional 56 connection points in New England, New York and the Mid-Atlantic region. Our planned network expansion into and within New York City and the Mid-Atlantic region associated with our agreements with Consolidated Edison Communications and Exelon Corporation, described below, would add 441 miles, 9,072 fiber miles and 75 additional connection points to our network.

RECENT DEVELOPMENTS

    In November 1999, we entered into agreements with Consolidated Edison Communications, Inc., a wholly-owned subsidiary of Consolidated Edison, Inc., and with Exelon Corporation, a wholly-owned subsidiary of PECO Energy, Inc. Consolidated Edison Communications and Exelon Corporation have agreed to provide us with fiber optic filaments and interconnections, which, once received, will enable us to operate our network through significant portions of their coverage areas, including New York City and Philadelphia, and enter into cooperative marketing arrangements with us.

    Consolidated Edison Communications has agreed to provide us with a telecommunications facility to house our equipment and the equipment of our customers in Manhattan and to provide high-capacity connections to 26 carrier buildings in key areas of Manhattan. These buildings include major long distance telephone company facilities, large collocation facilities, telephone company local offices and other high traffic buildings.

    Exelon Corporation has agreed to provide us with a new telecommunications facility for our use in Philadelphia and provide connections to 40 carrier sites in metropolitan Philadelphia and to one site in each of Baltimore and Washington, D.C.

    Under these agreements, we have agreed to issue 2,448,240 shares of our common stock to Consolidated Edison Communications and 2,106,625 shares of our common stock to Exelon Corporation, which would result in Consolidated Edison Communications and Exelon Corporation owning approximately 10.75% and 9.25% of our outstanding common stock, respectively. Each of these companies also would receive the right to nominate one member to our board of directors. In an unrelated transaction, Consolidated Edison, Inc., the parent holding company of Consolidated Edison Communications, has previously announced that it has entered into an agreement to acquire Northeast Utilities, a holder of approximately 29% of our common stock.

    Both of these agreements are subject to regulatory and municipal approval and other conditions beyond our control, and are terminable if the closing has not occurred by September 7, 2000. Prior to closing, we intend to obtain shareholder approval of the transactions. Our two largest shareholders, Northeast Utilities and an affiliate of CMP Group, Inc., have agreed to vote to approve these transactions.

    Our agreement with Consolidated Edison Communications is conditioned upon that company and its parent, Consolidated Edison, receiving approvals from agencies of the City of New York. Because these approvals may not be granted, we have separately applied for and obtained approval from the City of New York Franchise Concession Review Committee for the execution and registration of a franchise agreement with the City of New York that will permit us to install and operate our network and offer high-bandwidth services in New York City independent of Consolidated Edison Communications.

    NEON COMMUNICATIONS

    NEON Communications has not engaged in any business since its incorporation in Delaware in November 1999. After the reorganization, NEON Communications will become a holding company whose principal asset will be all of the outstanding shares of the capital stock of NorthEast Optic Network.

    NEON ACQUISITION

    NEON Acquisition is a Delaware corporation newly organized as a wholly-owned subsidiary of NEON Communications, Inc. in November 1999. NEON Acquisition's sole purpose is to merge into NorthEast Optic Network to facilitate the reorganization. NEON Acquisition will disappear after the reorganization.

THE MANAGEMENT OF NORTHEAST OPTIC NETWORK WILL CONTINUE AFTER THE REORGANIZATION

    The directors and officers of NorthEast Optic Network will continue to be directors and officers of NorthEast Optic Network following the reorganization. After the reorganization, the present directors and officers of NorthEast Optic Network will also become the directors and officers of NEON Communications.

YOU WILL RECEIVE ONE SHARE OF NEON COMMUNICATIONS COMMON STOCK FOR EACH SHARE OF NORTHEAST OPTIC NETWORK COMMON STOCK YOU OWN

    When the reorganization is accomplished, you will receive one share of NEON Communications common stock for each share of NorthEast Optic Network common stock you own immediately prior to the reorganization.

THE REORGANIZATION DOES NOT REQUIRE STOCKHOLDER APPROVAL

    Under Section 251(g) of the Delaware general corporation law, you do not have the right to vote on the reorganization.

STOCKHOLDERS DO NOT HAVE APPRAISAL RIGHTS

    Under Section 251(g) of the Delaware general corporation law, you are not entitled to appraisal rights for your shares of NorthEast Optic Network stock with respect to the reorganization.

THE REORGANIZATION WILL BE TAX-FREE TO YOU

    We expect that, for federal income tax purposes, the reorganization will be tax-free to holders of NorthEast Optic Network common stock, to NorthEast Optic Network and to NEON Communications. However, because tax matters are complicated, and tax results may vary among stockholders, we urge you to contact your own tax advisor to understand fully how the reorganization will affect you.

THERE ARE NO SIGNIFICANT DIFFERENCES BETWEEN NEON COMMUNICATIONS' AND NORTHEAST OPTIC NETWORK'S CHARTER DOCUMENTS

    The certificate of incorporation and by-laws of NEON Communications are substantially the same as the certificate of incorporation and by-laws of NorthEast Optic Network. The certificates of incorporation and by-laws of both companies contain certain provisions relating to the board of directors and certain business combinations, all of which may be deemed to have "anti-takeover" effects, including limitations on the call of a special meeting of stockholders, elimination of action by written consent of stockholders, removal of directors only for cause and with the approval of 75% of the outstanding shares, elimination of cumulative voting and a 75% vote to approve or amend certain provisions of the certificate of incorporation.

BENEFITS OF THE REORGANIZATION TO DIRECTORS AND OFFICERS

    The reorganization will not directly provide any substantive benefits to directors and officers of NorthEast Optic Network, who will continue to be directors and officers of NEON Communications.

EXISTING OPTIONS TO ACQUIRE NORTHEAST OPTIC NETWORK COMMON STOCK WILL REPRESENT THE RIGHT TO PURCHASE NEON COMMUNICATIONS COMMON STOCK AFTER THE REORGANIZATION.

    After the reorganization is completed, all of the obligations of NorthEast Optic Network under our amended and restated 1998 stock incentive plan will become obligations of NEON Communications on the same terms and conditions, with the exception that the securities issued pursuant to the amended and restated 1998 stock incentive plan will be NEON Communications common stock.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, the reorganization will be treated similarly to a "pooling of interests," which means that NorthEast Optic Network's assets and liabilities will be carried forward at their previously recorded amounts, without change, as the consolidated assets and liabilities of NEON Communications following the reorganization.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    This proxy statement/prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, but without limiting the foregoing, our statements about our agreements with Consolidated Edison Communications and Exelon Corporation, the satisfaction of the conditions under those agreements and the extent of our network following the consummation of the closing under each of those agreements constitute forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

    You should carefully consider the discussion of these and other factors in the section entitled "Risk Factors" beginning on page 8.

      SELECTED HISTORICAL FINANCIAL DATA OF NORTHEAST OPTIC NETWORK, INC.

    We have summarized below our historical consolidated financial data as of December 31, 1999 and for each of the three years in the period ended
December 31, 1999, derived from our consolidated financial statements audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial data and balance sheet data as of and for the three months ended
March 31, 1999 and 2000 have been derived from our unaudited consolidated financial statements, which we believe include all adjustments necessary for a fair presentation of the financial condition and results of operations for such period. When you read the information below, you should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those consolidated financial statements included elsewhere in this prospectus.

                                            YEAR ENDED DECEMBER 31,                      THREE MONTHS ENDED
                                   -----------------------------------------   ---------------------------------------
                                      1997         1998(1)          1999         MARCH 31, 1999       MARCH 31, 2000
                                   -----------   ------------   ------------   ------------------   ------------------
STATEMENT OF OPERATIONS DATA
Revenues.........................  $   394,704   $    863,672   $  5,665,276     $     520,956        $   2,652,706
Operating expenses...............    2,693,037      9,175,280     19,895,829         3,045,339            7,078,057
                                   -----------   ------------   ------------     -------------        -------------
Loss from operations.............   (2,298,333)    (8,311,608)   (14,230,553)       (2,524,383)          (4,425,351)
Interest expense net.............       (2,893)    (4,464,583)   (13,299,215)       (2,738,897)          (3,848,866)
Minority interest(2).............    1,080,200      1,108,933             --                --                   --
Benefit from income taxes........     (261,000)      (315,000)            --                --                   --
                                   -----------   ------------   ------------     -------------        -------------
Loss before extraordinary item...     (960,026)   (11,352,258)   (27,529,768)       (5,263,280)          (8,274,217)
Extraordinary item(3)............           --     (1,363,155)            --                --                   --
                                   -----------   ------------   ------------     -------------        -------------
Net loss.........................  $  (960,026)  $(12,715,413)  $(27,529,768)    $  (5,263,280)       $  (8,274,217)
                                   ===========   ============   ============     =============        =============
Basic and diluted loss per share
  before extraordinary item......  $     (3.37)  $      (1.70)  $      (1.70)    $       (0.33)       $       (0.50)
                                   ===========   ============   ============     =============        =============
Basic and diluted loss per
  share..........................  $     (3.37)  $      (1.90)  $      (1.70)    $       (0.33)       $       (0.50)
                                   ===========   ============   ============     =============        =============
Basic and diluted weighted
  average shares outstanding.....      284,828      6,675,717     16,172,026        16,070,027           16,301,443
                                   ===========   ============   ============     =============        =============

                                                DECEMBER 31,
                                  -----------------------------------------       MARCH 31,            MARCH 31,
                                     1997           1998           1999              1999                 2000
                                  -----------   ------------   ------------   ------------------   ------------------
BALANCE SHEET DATA
Cash and cash equivalents.......  $ 1,098,452   $57,737,792    $  4,768,389     $  43,273,561        $   6,665,050
Short-term investments..........           --    48,581,949      66,803,311        55,133,067           52,032,524
Restricted investments..........      819,923    79,923,257      54,212,154        63,338,681           43,374,580
Property, plant and equipment...   16,534,703    52,922,677      94,924,843        67,364,457          106,420,815
Working capital.................   (3,463,011)  112,995,534      68,928,133        93,824,925           57,722,197
Total assets(4).................   24,461,000   291,912,234     280,633,376       286,851,781          267,841,739
Long-term account payable--
  Communications Network........           --            --       4,682,858         2,099,585              922,538
Long-term debt, including
  current maturities............    2,118,905   180,127,619     180,000,000       180,019,225          180,000,000
Stockholders' equity............    9,314,224    93,034,684      67,466,790        87,772,091           62,177,650

                                           YEAR ENDED DECEMBER 31,                    THREE MONTHS ENDED
                                 -------------------------------------------   ---------------------------------
                                    1997           1998            1999        MARCH 31, 1999    MARCH 31, 2000
                                 -----------   -------------   -------------   --------------   ----------------
STATEMENT OF CASH FLOW DATA
Cash provided by (used in)
  operating activities.........  $  (813,704)  $   2,954,322   $ (17,970,325)  $  (6,561,738)   $     (6,770,312)
Cash (used in) provided by
  investing activities.........   (8,798,251)    (93,772,328)    (68,323,061)    (21,771,729)          1,184,556
Cash provided by financing
  activities...................    5,845,482     147,457,346      33,323,983      13,869,236           7,482,417

                                              YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
                                     -----------------------------------------   -------------------------------
                                        1997           1998           1999       MARCH 31, 1999   MARCH 31, 2000
                                     -----------   ------------   ------------   --------------   --------------
OTHER FINANCIAL DATA
EBITDA(5)..........................  $  (665,271)  $ (6,767,536)  $ (8,080,833)    $(1,729,405)   $  (1,966,410)
Depreciation and amortization......      552,862      1,798,294      6,149,720         794,978        2,458,941
Capital expenditures...............    5,609,459     38,947,267     48,583,642      14,837,780       13,555,938
Ratio of deficiency to fixed
  charges(6).......................       (10.11)x         (.45)x         (.23)x          (.02)x           (.40)x

--------------------------

(1) If our July 1998 reorganization into a Delaware corporation had occurred on January 1, 1998, our pro forma basic and diluted weighted average shares outstanding and the loss per share for the year ended December 31, 1998 would have amounted to 16,065,285 and $(.79), respectively.

(2) Minority interest consisted of the interests of members other than Central Maine Power Company in our former subsidiaries, FiveCom LLC, NECOM LLC and FiveCom of Maine LLC. In July 1998, these subsidiaries were merged into FiveCom, Inc. and FiveCom, Inc. was reincorporated in Delaware under the name "NorthEast Optic Network, Inc." Changes in minority interest reflected members' capital adjusted by their portion of the net loss.

(3) Extraordinary item reflects the write-off of deferred financing cost of $1,363,155 related to the extinguishment of debt with a portion of the proceeds of our concurrent public offerings of debt and equity in July 1998.

(4) In connection with our July 1998 reorganization, we recorded an intangible asset of $47,871,068 to reflect our acquisiton of Northeast Utilities' minority interest in a subsidiary, NECOM LLC, in accordance with AICPA Accounting Interpretation 39 to APB Opinion No. 16, Business Combinations (AIN-39).

(5) EBITDA is defined as net loss before: interest expense, net; loan commitment fees; benefit from income taxes; and depreciation and amortization. EBITDA is presented because it is commonly used by certain investors and analysts to analyze and compare a company's operating performance and to determine a company's ability to incur and service debt. EBITDA should not be considered in isolation from, or as a substitute for, net income, cash flow from operating activities, or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. EBITDA is not necessarily comparable to similarly titled measures for other companies and does not necessarily represent the amount of funds available for management's use.

(6) For purposes of calculating the ratio of deficiency to fixed charges: earnings consist of loss before income tax benefit, plus fixed charges, excluding capitalized interest, and fixed charges consist of interest expenses and capitalized interest, plus amortization of deferred financing costs. For the periods ended December 31, 1997, 1998, 1999 and March 31, 1999 and 2000, our earnings were insufficient to cover fixed charges by approximately $3,124,000, $4,795,000, $5,721,000 and $92,000 and $2,520,000,
    respectively.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS STRATEGY

WE HAVE HAD SIGNIFICANT NET LOSSES AND OUR OPERATING RESULTS HAVE VARIED AND WILL CONTINUE TO VARY SIGNIFICANTLY.

    Our current business has a very limited history. We have incurred net losses since our inception. Our future operating results will fluctuate annually and quarterly due to several factors, some of which are outside our control. These factors include pricing strategies for our services, changes in telecommunications technology, changes in the regulatory environment, cost and timely availability of equipment, cost of construction and changes in general and local economic conditions.

OUR BUSINESS STRATEGY DEPENDS UPON ANTICIPATED CUSTOMER DEMAND FOR OUR SERVICES, AND OUR FAILURE TO OBTAIN CUSTOMERS FOR OUR SERVICES AT PROFITABLE RATES WOULD ADVERSELY AFFECT OUR BUSINESS RESULTS.

    Our ability to become profitable depends upon our ability to secure a market for our services and obtain service contracts with our communications customers. Many of our targeted customers may also be our potential competitors. If our services are not satisfactory or cost competitive, our targeted customers may utilize other providers where available, or construct their own networks, which would reduce their need for our services and create future sources of competition for us.

INTENSE COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY FROM A BROAD RANGE OF COMPETITORS MAY PREVENT US FROM OBTAINING CUSTOMERS AND REQUIRE US TO CUT PRICES.

    The telecommunications industry is highly competitive. We face substantial competition from companies with significantly greater financial and other resources whose capacity is interchangeable with the capacity we offer, including incumbent local telephone companies, competitive local telephone companies and major long distance companies. In addition, potential competitors capable of offering services similar to those offered by us include other communications service providers that own and operate their own networks and equipment, including cable television companies, electric utilities, microwave carriers, satellite carriers, wireless communication system operators and end-users with private communications networks. Two of our principal stockholders, Northeast Utilities and CMP Group, Inc., each own or have rights to fibers in the cable that includes a portion of our network, which permits each of them to compete directly with us in the future if they use these fibers for purposes other than their corporate requirements. Our rights-of-way are non-exclusive so that other service providers (including the utilities themselves) could install competing networks using the same rights-of-way.

BECAUSE WE OFFER A RELATIVELY NARROW RANGE OF SERVICES IN COMPARISON TO SOME OF OUR COMPETITORS, WE CANNOT ACHIEVE REVENUES COMPARABLE TO COMPANIES OFFERING A BROADER ARRAY OF SERVICES AND MAY BE AT A COMPETITIVE DISADVANTAGE WITH RESPECT TO THE SERVICES WE OFFER.

    Unlike more diversified telecommunications companies, we derive and expect to continue to derive substantially all of our revenues from the leasing of fiber optic capacity on a wholesale basis to our customers, most of whom are telecommunications companies and Internet service providers serving end-users. The limited nature of our current services could limit our potential revenues and result in our having lower revenues than competitors which provide a wider array of services.

DUE TO RAPIDLY EVOLVING TECHNOLOGIES IN OUR INDUSTRY AND THE UNCERTAINTY OF FUTURE GOVERNMENT REGULATION, OUR CURRENT BUSINESS PLAN MAY BECOME OBSOLETE AND WE MAY BE UNABLE TO MAINTAIN A COMPETITIVE POSITION IF WE ARE UNABLE TO SUCCESSFULLY ADJUST OUR PRODUCTS, SERVICES AND BUSINESS STRATEGIES AS REQUIRED.

    In the future, we may become subject to more intense competition due to the development of new technologies, an increased supply of domestic and international transmission capacity, the consolidation in the industry among local and long distance service providers and the effects of deregulation resulting from the Telecommunications Act of 1996. The introduction of new services and products or the emergence of new technologies may change the cost or increase the supply of services and products similar to those which we provide. We cannot predict which of many possible future product and service offerings will be crucial to maintain our competitive position or what expenditures will be required to develop profitably and provide such products and services. Prices for our services to carriers specifically, and interstate services in general, may decline over the next several years due primarily to price competition to the extent that network providers continue to install networks that compete with our network. We also believe that there will be technological advances that will permit substantial increases in the transmission capacity of both new and existing fiber.

A LIMITED NUMBER OF CUSTOMERS HAS ACCOUNTED FOR A SIGNIFICANT PERCENTAGE OF OUR REVENUES.

    Historically, a limited number of customers has accounted for a significant percentage of our revenues. In 1998, three customers accounted for 50%, 19% and 12% of revenues, respectively. In 1999, three customers accounted for 18%, 16% and 13% of revenues, respectively. In the three month period ended March 31, 2000, three customers each accounted for 12% of revenues. We anticipate that our results of operations in any given period will continue to depend to a significant extent upon revenues of a small number of customers.

RISKS RELATING TO THE EXPANSION AND OPERATION OF OUR FIBER OPTIC NETWORK

THE SUCCESSFUL, TIMELY AND COST-EFFECTIVE EXPANSION OF OUR FIBER OPTIC NETWORK WITHIN THE NORTHEAST AND INTO THE MID-ATLANTIC REGION IS CRUCIAL TO OUR BUSINESS PLAN, AND DEPENDS UPON NUMEROUS FACTORS BEYOND OUR CONTROL.

    Our ability to achieve our strategic objectives depends in large part upon the successful, timely and cost-effective expansion of our fiber optic network within the Northeast and into the Mid-Atlantic region. Among the major factors that could affect our success are:

    - the inability to consummate, or a delay in consummating, our agreement with Consolidated Edison Communications, which remains subject to substantial regulatory conditions which have already resulted in delays; and

    - the failure of both affiliated and third-party suppliers or contractors to meet their obligations to construct and maintain significant portions of our fiber optic network in a timely and cost-effective manner.

    Either of these factors, or other factors, over which we have little control, could significantly hinder our ability to complete our network and execute our business plan.

EACH OF OUR AGREEMENTS WITH CONSOLIDATED EDISON COMMUNICATIONS AND EXELON CORPORATION IS SUBJECT TO POSSIBLE TERMINATION IF THE CLOSING UNDER THAT AGREEMENT DOES NOT OCCUR BY SEPTEMBER 7, 2000.

    Each of our agreements with Consolidated Edison Communications and Exelon Corporation is subject to termination by either party if the closing conditions under that agreement have not been satisfied by September 7, 2000. Both of these agreements are subject to substantial closing conditions that may not be satisfied by September 7, 2000. If one or both of these agreements is terminated, our business plan will be adversely affected.

OUR AGREEMENT WITH CONSOLIDATED EDISON COMMUNICATIONS FOR THE EXPANSION OF OUR NETWORK IN NEW YORK CITY HAS ENCOUNTERED REGULATORY DELAYS.

    Consolidated Edison Communications' application for a municipal franchise to operate as a telecommunications carrier in New York City and the application of its parent, Consolidated Edison, which would enable it to install fiber optic cable in its conduits, have encountered delays, and we cannot be sure when they will be granted, if at all. Our agreement with Consolidated Edison Communications is contingent on this approval, and if the necessary approvals are not forthcoming, we may be forced to serve New York City using alternative rights of way shared by other carriers that would not provide the same route diversity as those offered by Consolidated Edison Communications. A significant delay in obtaining the necessary approvals, or in our decision to select an alternative means of serving this area, would delay our expansion into New York City.

THE EXPENDITURES NECESSARY TO SUFFICIENTLY EXPAND OUR FIBER OPTIC NETWORK AND DEVELOP OUR SERVICES IN ORDER TO SATISFY THE CURRENT AND FORECASTED DEMANDS OF OUR CUSTOMERS MAY SURPASS OUR AVAILABLE CASH, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL TO DEVELOP OUR SERVICES ON A TIMELY BASIS AND ON ACCEPTABLE TERMS.

    Although we have expended significant resources in building our network from Portland, Maine to New York City and the development of our customer base, we will require significant additional cash in order to expand our geographic coverage and the range of services which we can offer throughout our service area in order to be competitive in our market. These expenditures for expansion and for more services, together with associated operating expenses, will reduce our cash flow and profitability until we establish an adequate customer base throughout all of our coverage areas. To date, we have expended substantial amounts on construction of our network from the proceeds of our financing activities and, accordingly, we have generated negative cash flow. We may need to obtain additional capital to expand our services and increase our service territory, and cannot guarantee that additional financing will be available to us or, if available, that we can obtain it on a timely basis and on acceptable terms.

WE OBTAIN SOME OF THE KEY COMPONENTS USED IN OUR FIBER OPTIC NETWORK FROM A SINGLE SOURCE OR A LIMITED GROUP OF SUPPLIERS, AND THE PARTIAL OR COMPLETE LOSS OF ONE OF THESE SUPPLIERS COULD DISRUPT OUR OPERATIONS AND RESULT IN A SUBSTANTIAL LOSS OF REVENUE.

    We depend upon a small group of suppliers for some of the key components and parts used in our network. In particular, we purchase cable from Lucent-Fitel and from Corning, and we purchase fiber optic equipment from Nortel Networks, Cerent Corporation and Sycamore Networks. Any delay or extended interruption in the supply of any of the key components, changes in the pricing arrangements with our suppliers and manufacturers or delay in transitioning a replacement supplier's product into our network could disrupt our operations.

OUR FIBER OPTIC NETWORK, WHICH IS OUR SOLE SOURCE OF REVENUE, IS VULNERABLE TO PHYSICAL DAMAGE, CATASTROPHIC OUTAGES, POWER LOSS AND OTHER DISRUPTIONS BEYOND OUR CONTROL, AND THE OCCURRENCE OF ANY OF THESE FAILURES COULD RESULT IN IMMEDIATE LOSS OF REVENUE, PAYMENT OF OUTAGE CREDITS TO OUR CUSTOMERS AND, MORE IMPORTANTLY, THE LOSS OF OUR CUSTOMERS' CONFIDENCE AND OUR BUSINESS REPUTATION.

    Our success in marketing our services to our customers requires that we provide high reliability, high bandwidth and a secure network. Our network and the infrastructure upon which it depends are subject to physical damage, power loss, capacity limitations, software defects, breaches of security and other disruptions beyond our control that may cause interruptions in service or reduced capacity for customers. Our agreements with our customers typically provide for the payment of outage related credits (a predetermined reduction or offset against our lease rate when a customer's leased facility is non-operational or otherwise does not meet certain operating parameters) or damages in the event of a disruption in service. These credits or damages could be substantial and could significantly decrease our net revenue. Significant or lengthy outages would also undermine our customers' confidence in our fiber optic network and injure our business reputation.

RISKS RELATING TO OUR RIGHTS-OF-WAY

WE COULD LOSE THE CONTRACT RIGHTS UPON WHICH WE RELY TO OPERATE AND MAINTAIN OUR NETWORK IN THE EVENT OF BANKRUPTCY PROCEEDINGS RELATING TO ONE OR MORE OF THE THIRD PARTIES THAT HAVE GRANTED TO US THE RIGHT TO BUILD AND OPERATE OUR NETWORK USING THEIR RIGHTS-OF-WAY.

    The construction and operation of significant portions of our fiber optic network depend upon contract rights known as indefeasible rights-of-use. Indefeasible rights-of-use are commonly used in the telecommunications industry, but remain a relatively new concept in property law. Although indefeasible rights-of-use give the holder a number of rights to control the relevant rights-of-way or fiber optic filaments, legal title remains with the grantor of the rights. Therefore, the legal status of indefeasible rights-of-use remains uncertain, and our indefeasible rights-of-use might be voidable in the event of bankruptcy of the grantor. If we were to lose an indefeasible right-of-use in a key portion of our network, our ability to service our customers could become seriously impaired and we could be required to incur significant expense to resume the operation of our fiber optic network in the affected areas.

DESPITE OUR EXISTING RIGHTS-OF-WAY, WE MAY BE FORCED TO MAKE SUBSTANTIAL ADDITIONAL PAYMENTS TO THE AFFECTED LANDOWNERS OR REMOVE OUR NETWORK FROM THEIR PROPERTY, WHICH WOULD SIGNIFICANTLY HARM OUR BUSINESS AND OUR RESULTS OF OPERATIONS.

    Our indefeasible rights-of-use depend on the grantor's interest in the property on which our network is located. To the extent that a grantor of an indefeasible right-of-use has a limited easement in the underlying property and not full legal title, the adequacy of our indefeasible rights-of-use could be challenged in court. For example, in May 1999, AT&T entered into a costly settlement of a class action suit brought by landowners who asserted that the railroad-based rights-of-way upon which AT&T had relied to build portions of its fiber optic network were insufficient to permit AT&T to use these rights-of-way for telecommunications purposes.

    We believe that it is likely that a number of landowners may make similar claims against us based on our use of utility rights-of-way for our telecommunications purposes. In fact, some landowners have already asserted claims against us on this basis, and, to date, in two cases, rather than electing to contest the landowners' interpretation of the scope of the easement, we have made a payment to such landowners to acquire rights-of-way meeting our requirements. We believe that the easements granted by a substantial number of landowners to grantors of our indefeasible rights-of-use are similar in scope to those with respect to which claims have been asserted, and we cannot guarantee that additional claims will not be made in the future.

BECAUSE SIGNIFICANT PORTIONS OF OUR FIBER OPTIC NETWORK ARE CONSTRUCTED UPON RIGHTS-OF-WAY CONTROLLED BY ELECTRIC UTILITY COMPANIES WHICH GENERALLY PLACE THE OPERATION OF THEIR ELECTRICAL FACILITIES AHEAD OF THE OPERATION OF OUR FIBER OPTIC NETWORK, WE MAY BE UNABLE TO CONSTRUCT AND OPERATE OUR FIBER OPTIC NETWORK IN THE AFFECTED AREAS WITHOUT PERIODIC INTERRUPTIONS AND DELAYS CAUSED BY THE DAY-TO-DAY OPERATIONS OF THESE UTILITY COMPANIES.

    Our rights-of-way agreements with Northeast Utilities and Central Maine Power Company contain provisions which acknowledge the right of Northeast Utilities and Central Maine Power, respectively, to make the provision of electrical services to their own customers their top priority. Northeast Utilities and Central Maine Power are required only to exercise "reasonable care" with respect to our facilities and are otherwise free to take whatever actions they deem appropriate with respect to ensuring or restoring service to their electricity customers, any of which actions could impair operation of our network. In addition, some of our ongoing operational efforts are constrained by the limited ability of the utilities to de-energize segments of their transmission and distribution facilities in order to permit construction crews to work safely. We have experienced construction delays in the past as a result of such inability to timely de-energize certain segments and we may experience such delays in the future.

RISKS RELATING TO GOVERNMENT REGULATION

FEDERAL REGULATION OF THE TELECOMMUNICATIONS INDUSTRY IS CHANGING RAPIDLY AND WE COULD BECOME SUBJECT TO UNFAVORABLE NEW RULES AND REQUIREMENTS WHICH COULD IMPOSE SUBSTANTIAL FINANCIAL AND ADMINISTRATIVE BURDENS ON US AND INTERFERE WITH OUR ABILITY TO SUCCESSFULLY EXECUTE OUR BUSINESS STRATEGIES.

    Regulation of the telecommunications industry is changing rapidly. Existing and future federal, state, and local governmental regulations will greatly influence our viability. Consequently, undesirable regulatory changes could adversely affect our business, financial condition and results of operations.

REVENUES FROM LIT SERVICES TO INTERNET SERVICE PROVIDERS, WHICH REPRESENT A PORTION OF OUR REVENUES, ARE SUBJECT TO CONTRIBUTIONS TO THE FCC'S UNIVERSAL SERVICE FUND.

    While we generally do not deal directly with end-users of telecommunications services and are therefore generally exempt from contributing to the FCC's Universal Service Fund, the FCC treats Internet service providers purchasing lit services as end-users for these purposes. Our revenues from providing these services, which represent a portion of our revenues, are therefore subject to an assessment of 5.8% of gross interstate revenue for the fourth quarter of 1999, and this assessment could increase.

IF WE BECOME SUBJECT TO REGULATION AS A COMMON CARRIER IN THE FUTURE, WE WOULD BE SUBJECT TO ADDITIONAL REGULATORY REQUIREMENTS.

    We do not believe that we are currently a "common carrier," but that status could change based on differing interpretations of current regulations, regulatory changes and changes in the way we conduct our business. If we become regulated as a common carrier, we would have to file tariffs for our services with the FCC and submit other reports, and would be required to contribute to federal funds including, but not limited to, those established for Telecommunications Relay Services and for the management of the North American Numbering Plan. These regulatory requirements could impose substantial burdens on us.

    A recent FCC decision requiring incumbent local telephone companies to provide their dark fiber to third parties may increase competition among providers of dark fiber services.

    The Communications Act of 1934 requires incumbent local telephone companies to provide elements of their networks to competitors on an unbundled basis. In a recent decision, the FCC determined that dark fiber is a network element that incumbent local telephone companies must provide to others. The availability of this alternative source of supply could decrease the demand for our dark fiber.

REGULATORY CHANGES COULD AFFECT RELATIONSHIPS BETWEEN US, OUR COMPETITORS AND CUSTOMERS IN UNFORSEEABLE WAYS THAT COULD REDUCE OUR BUSINESS OPPORTUNITIES.

    Our relationships with the telecommunications companies with whom we deal are all affected by our respective positions in the FCC's regulatory scheme. Accordingly, changes in federal telecommunications law may affect our business by virtue of the interrelationships that exist among us and many of these regulated telecommunications entities. It is difficult for us to forecast at this time how these changes will affect us in light of the complex interrelationships that exist in the industry and the different levels of regulation.

STATE REGULATION OF COMPANIES PROVIDING TELECOMMUNICATIONS SERVICES VARIES SUBSTANTIALLY FROM STATE TO STATE AND WE MAY BECOME SUBJECT TO BURDENSOME AND RESTRICTIVE STATE REGULATIONS AS WE EXPAND OUR FIBER OPTIC NETWORK INTO A BROADER GEOGRAPHIC AREA, WHICH COULD INTERFERE WITH OUR OPERATIONS AND OUR ABILITY TO MEET OUR STRATEGIC OBJECTIVES.

    We may be subject to state regulation, which can vary substantially from state to state. Our subsidiaries in New York and Connecticut have obtained authority to provide intrastate telecommunications services on a competitive common carrier basis. Therefore, these subsidiaries are subject to the obligations that applicable law places on all similarly certificated common carriers including the filing of tariffs, state regulation of certain service offerings, pricing, payment of regulatory fees and reporting requirements. The costs of compliance with these regulatory obligations, or any of the regulatory requirements of other states to which we might become subject, could have a material adverse effect on our operations. Moreover, some of our rights-of-way depend on our status as a common carrier in these states, and if that status were to be successfully challenged, those rights-of-way could be terminated.

MUNICIPAL REGULATION OF OUR ACCESS TO PUBLIC RIGHTS-OF-WAY IS SUBJECT TO CHANGE AND COULD IMPOSE ADMINISTRATIVE BURDENS THAT WOULD ADVERSELY AFFECT OUR BUSINESS.

    Local governments typically retain the ability to license public rights-of-way, subject to the federal requirement that local governments may not prohibit the provision of telecommunications services. Changes in local government regulation could impose additional costs on our business and limit our operations. Local authorities affect the timing and costs associated with our use of public rights-of-way.

RISKS RELATING TO OUR CAPITALIZATION

BECAUSE WE HAVE A LARGE AMOUNT OF DEBT, WE WILL BE REQUIRED TO DEVOTE A SIGNIFICANT PORTION OF OUR CASH FLOW TO PAY INTEREST AND WE MAY NOT HAVE SUFFICIENT REMAINING CASH FLOW TO MEET OUR OTHER OBLIGATIONS AND EXECUTE OUR BUSINESS STRATEGIES.

    We are highly leveraged. Our high degree of debt, including our $180 million 12 3/4% Senior Notes Due 2008, could have adverse consequences to the holders of our equity securities. Commencing on August 15, 2002, a substantial portion of our cash flow will be dedicated to the payment of the $22,950,000 per annum of interest expense associated with our debt and such cash flow may be insufficient to meet our payment obligations on our debt in addition to paying our other obligations as they become due. In addition, due to our leverage ratio, our ability to obtain any necessary financing in the future for completion of our network or other purposes may be impaired. Also, certain of our future borrowings may be at variable rates of interest that could cause us to be vulnerable to increases in interest rates. Because we are highly leveraged, we may be at a competitive disadvantage to our competitors and may be especially vulnerable to a downturn in our business or the economy generally, or to delays in or increases in the costs of operating and constructing our network.

IN CONNECTION WITH OUR SUBSTANTIAL PUBLIC DEBT, WE HAVE AGREED TO SIGNIFICANT RESTRICTIONS ON OUR OPERATIONS THAT LIMIT OUR ABILITY TO ENTER INTO MAJOR CORPORATE TRANSACTIONS, AND AS A RESULT WE MAY BE UNABLE TO PURSUE POTENTIAL CORPORATE OPPORTUNITIES WHICH WOULD BENEFIT US AND OUR STOCKHOLDERS.

    The indenture under which our debt was issued imposes significant operating and financing restrictions on us and our present and future subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, our ability to incur indebtedness, pay dividends and make other restricted payments, create liens, issue and sell capital stock of subsidiaries, guarantee indebtedness, sell assets or consolidate, merge or transfer all or substantially all of our assets. These limitations could prevent us from exploiting corporate opportunities as they arise, which could be detrimental to the interests of our stockholders. It is possible that the holders of our 12 3/4% Senior Notes would argue that the corporate reorganization that may be required under our agreements with Exelon and Consolidated Edison constitutes a change in control under the indenture and thereby gives rise to an obligation on our part to repurchase the 12 3/4% Senior notes at 101% of their principal amount plus accrued but unpaid interest. While we believe any such claim would be meritless, it could result in costs to us, including, if successful, the need to refinance the 12 3/4% Senior Notes and the costs and risks associated with any such refinancing.

           ANNUAL MEETING OF STOCKHOLDERS OF NORTHEAST OPTIC NETWORK
                       PROPOSAL 1--ELECTION OF DIRECTORS

    We have seven directors and their terms of office expire at the 2000 annual meeting of stockholders. The board of directors proposes that the nominees described below, each of whom is currently serving as a director, be elected to a new term of one year, to serve until the 2001 annual meeting of stockholders and until their successors are elected and qualified.

    The persons named in the enclosed proxy will vote to elect each of the nominees named below unless the proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected; but if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

    If the nominees described below are elected as directors of NorthEast Optic Network, they will become directors of NEON Communications upon the closing of the reorganization.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF THE NOMINEES

    Listed below is information that has been furnished by each director as to his or her age at April 1, 2000, the year he or she was first elected a director, his or her principal occupation and business experience for the past five years and directorships with other publicly held companies.

                                       DIRECTOR     PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                          AGE       SINCE     DURING THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
----                        --------   --------   ---------------------------------------------------
Vincent C. Bisceglia           45        1998     Chairman and chief executive officer since November
                                                  1998. Independent consultant from December 1997 to
                                                  November 1998. President and chief executive
                                                  officer and a director of Technology Service Group,
                                                  Inc., a manufacturer of advanced technology pay
                                                  telephones from February 1994 to December 1997.

Victor Colantonio              52        1989     Founder. President since 1994 and Vice Chairman of
                                                  the Board of Directors since 1998.

Katherine Dietze Courage       41        1998     Managing Director at Credit Suisse First Boston
                                                  since 1996. Account Officer at Salomon Brothers
                                                  from 1986 to 1996. Director of LightPath
                                                  Technologies, a publicly-traded glass lens
                                                  production company.

John H. Forsgren               53        1998     Executive Vice President and Chief Financial
                                                  Officer of Northeast Utilities and various
                                                  subsidiaries since 1996. Managing Director of Chase
                                                  Manhattan Bank from 1995 to 1996. Senior Vice
                                                  President of The Walt Disney Company from 1990 to
                                                  1994. Mr. Forsgren serves as a director at the
                                                  request of the management of Northeast Utilities.

                                       DIRECTOR     PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                          AGE       SINCE     DURING THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
----                        --------   --------   ---------------------------------------------------
Arthur W. Adelberg             48        1999     Executive vice president and chief financial
                                                  officer of CMP Group, Inc. since December 1999.
                                                  Executive vice president of CMP Group, Inc. from
                                                  September 1998 through November 1999. Vice
                                                  president, law and power supply of Central Maine
                                                  Power Company from March 1994 through August 1998.

F. Michael McClain             50        1996     Vice President, Corporate Development of CMP Group,
                                                  Inc. since 1998. Vice President, Corporate
                                                  Development of Central Maine Power Company from
                                                  February to September 1998. Group Vice
                                                  President--Petroleum of Dead River Company from
                                                  1979 to 1996.

Gary D. Simon                  51        1998     Senior Vice President-Strategy and Development for
                                                  Northeast Utilities Service Company, a subsidiary
                                                  of Northeast Utilities, since 1998. Senior Director
                                                  of Cambridge Energy Research Associates, an
                                                  independent research firm specializing in energy
                                                  markets from 1990 to 1998. Mr. Simon serves as a
                                                  director at the request of the management of
                                                  Northeast Utilities.

    For information relating to shares of common stock owned by each of the directors, see the section of this proxy statement/prospectus entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 17.

BOARD AND COMMITTEE MEETINGS

    The board of directors met seven times during 1999. Each director attended at least 75% of the aggregate number of board and committee meetings held during 1998 that he or she was eligible to attend as a director and committee member, except that Ms. Courage was unable to attend one of the two compensation committee meetings and one of the two audit committee meetings held during 1999. The board of directors has a standing executive committee, audit committee and compensation committee.

    The executive committee may exercise all of the powers of the board of directors in the management of our business affairs when the board of directors is not in session, except those powers that may only be exercised by the board of directors. The executive committee met four times in 1999. The current members of the Executive Committee are Mr. Bisceglia (Chairman), Ms. Courage, Mr. Forsgren and Mr. McClain.

    The audit committee of the board of directors is responsible for reviewing financial reports, accounting procedures and controls the scope and results of the annual audit of our financial statements. The audit committee met twice during 1999. The current members of the audit committee are Mr. McClain (Chairman), Mr. Simon and Ms. Courage.

    The compensation committee of the board of directors is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of executive officers. The compensation committee met twice during 1999. The current members of the compensation committee are Ms. Courage (Chairperson), Mr. Forsgren and Mr. McClain.

DIRECTORS' COMPENSATION

    On September 25, 1998, the board of directors adopted a board compensation plan which provides for the payment to directors who are not employees of $20,000 per year for service as a director, payable quarterly in arrears; $500 per board meeting attended; $250 per committee meeting attended; $300 per telephonic board meeting attended; and $150 per telephonic committee meeting attended. All directors are reimbursed their expenses of attending Board and committee meetings.

    The board compensation plan also provides that each current non-employee director is automatically granted an option to purchase at the market price on the date of grant one-tenth of one percent (0.1%) of the number of shares of common stock outstanding on a fully diluted basis at the first meeting of directors following each annual meeting of stockholders. When the plan was adopted, an initial option to purchase 16,241 shares of our common stock exercisable at $12.00 per share was granted to each non-employee director at the time. A new non-employee director is granted an option to purchase one-tenth of one percent (0.1%) of the number of shares of our common stock issued and outstanding exercisable at the then current market price per share. Each option granted under the plan vests in four equal installments, on the date of grant and on the first three anniversaries of the date of grant.

    On May 26, 1999, the date of the first meeting of directors after the 1999 annual meeting of stockholders, each of Mr. Forsgren, Mr. McClain, Mr. Simon and Ms. Courage was granted an option to purchase 18,682 shares of Common Stock.
Mr. Adelberg, as a director newly elected immediately after the 1999 annual meeting of stockholders to replace a director who resigned, was granted an option to purchase 16,083 shares. All of the options were granted at an exercise price of $15.25 per share and vest as described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of June 1, 2000 with respect to the beneficial ownership of shares of our common stock by each person known to us to own beneficially more than 5% of the outstanding shares of our common stock; the directors and director nominees; our chief executive officer and the other executive officers listed in the summary compensation table below; and the directors and executive officers as a group.

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              --------------------------
NAME OF BENEFICIAL OWNER                                       NUMBER         PERCENTAGE
------------------------                                      ---------       ----------
CMP Group, Inc. (1).........................................  4,680,801          28.1%
  41 Anthony Avenue
  Augusta, Maine 04330
Northeast Utilities (2).....................................  4,774,038          28.7
  107 Selden Street
  Berlin, Connecticut 06037
Vincent C. Bisceglia (3)....................................     74,607             *
Victor Colantonio (4).......................................    215,029           1.3
William F. Fennell (5)......................................     21,604             *
Michael A. Musen (6)........................................     31,501             *
Katherine Dietze Courage (7)................................     17,462             *
Arthur W. Adelberg (8)......................................      8,542             *
F. Michael McClain (9)......................................     17,462             *
Gary D. Simon (10)..........................................      5,462             *
John H. Forsgren (11).......................................      5,462             *
All directors and officers as a group (11 persons) (12).....    401,527           2.4

------------------------------

*   Represents less than 1% of the outstanding shares of common stock.

(1) All 4,680,801 shares of common stock are held by New England Business Trust. New England Business Trust is owned by New England Investment Corp., a wholly-owned subsidiary of Mainecom Services which is a wholly-owned subsidiary of CMP Group, Inc. The trustees of New England Business Trust are New England Investment Corp. and Joseph D. Fay. Joseph D. Fay is General Counsel, Secretary and Clerk of Mainecom Services and a director of New England Investment Corp. The address of New England Business Trust is
    110 The Great Road, Bedford, Massachusetts 01730. Mr. McClain, one of our directors, is Vice President, corporate development of CMP Group, Inc.
    Mr. Adelberg, one of our directors, is Executive Vice President and Chief Financial Officer of CMP Group, Inc. each of Mr. Adelberg and Mr. McClain disclaim beneficial ownership of the shares held by CMP Group, Inc., except to the extent of his pecuniary interest, if any.

(2) All shares beneficially owned by Northeast Utilities are held by Mode 1 Communications, Inc., a wholly-owned subsidiary of Northeast Utilities Enterprises, Inc., which is in turn, a wholly-owned subsidiary of Northeast Utilities. Mr. Forsgren, one of our directors, is the Executive Vice President and Chief Financial Officer of Northeast Utilities and certain of its affiliates. Mr. Simon, one of our directors, is the Senior Vice President, strategy and development for Northeast Utilities Service Company, a subsidiary of Northeast Utilities. each of Messrs. Forsgren and Simon disclaims beneficial ownership of the shares held by Mode 1 except to the extent of his pecuniary interest, if any.

(3) Includes 58,180 shares issuable pursuant to options.

(4) Includes 213,729 shares issuable pursuant to options and 300 shares held of record by Mr. Colantonio's minor child, as to which shares Mr. Colantonio disclaims beneficial ownership except as to the extent of his pecuniary interest, if any.

(5) Represents 21,204 shares issuable pursuant to options and 400 shares held of record by Mr. Fennell's minor children, as to which shares Mr. Fennell disclaims beneficial ownership except to the extent of his pecuniary interest, if any.

(6) Includes 300 shares held of record by Mr. Musen's minor child as to which shares Mr. Musen disclaims beneficial ownership except to the extent of his pecuniary interest, if any.

(7) Represents 17,462 shares issuable pursuant to options.

(8) Includes 8,042 shares issuable pursuant to options.

(9) Represents 17,462 shares issuable pursuant to options.

(10) Represents 5,462 shares issuable pursuant to options.

(11) Represents 5,462 shares issuable pursuant to options.

(12) Includes 347,003 shares issuable pursuant to options.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for the fiscal years ended December 31, 1997, 1998 and 1999 for our chief executive officer and our three most highly compensated executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000 in 1999. We refer to the chief executive officer and these other executive officers as the "named executive officers".

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                    ANNUAL COMPENSATION      SHARES
                                                    -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY     BONUS       OPTIONS      COMPENSATION(1)
---------------------------              --------   --------   --------   ------------   ---------------
Vincent C. Bisceglia...................    1999     $211,746   $     --      299,628          $4,124
  Chairman of the Board and                1998       25,845         --      350,000              --
  Chief Executive Officer                  1997           --         --           --              --

Victor Colantonio......................    1999      203,325         --           --           4,994
  Vice Chairman of the Board               1998      174,556    500,000      649,628           4,800
  and President                            1997      150,000      2,885           --              --

William F. Fennell.....................    1999      127,175         --           --           3,840
  Vice President, Finance,                 1998      111,436         --      162,407           3,246
  Chief Financial Officer,                 1997       91,731         --           --              --
  Treasurer and Assistant
  Secretary

Michael A. Musen.......................    1999      115,855         --       60,000           3,557
  Vice President, Operations               1998      123,313         --       40,601           3,592
                                           1997      112,000      2,154           --              --

------------------------

(1) These amounts represent amounts paid by us on behalf of the named executive officer as 401(k) contributions and group life insurance premiums.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options made during fiscal 1999 to each of the named executive officers.

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED RATES OF
                                    NUMBER OF       PERCENT OF                                APPRECIATION FOR OPTION
                                   SECURITIES      TOTAL OPTIONS   EXERCISE                           TERM(1)
                                   UNDERLYING       GRANTED TO     PRICE PER   EXPIRATION   ---------------------------
NAME                             OPTIONS GRANTED     EMPLOYEES       SHARE      DATE (2)         5%            10%
----                             ---------------   -------------   ---------   ----------   ------------   ------------
Vincent C. Bisceglia (3).......      299,628           42.1%        $12.00      01/01/09     $2,261,213     $5,730,358

Victor Colantonio..............           --             --             --            --             --             --

William F. Fennell.............           --             --             --            --             --             --

Michael A. Musen (4)...........       60,000            8.4%        $29.38      08/18/09      1,108,427      2,808,971

------------------------

(1) The amounts shown in these columns represent hypothetical gains that could be achieved if the options were exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the option was granted to its expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with an exercise. Actual gains, if any, on a stock option exercise will depend on the future performance of our common stock, the option holder's continued employment, and the date on which the option is exercised.

(2) The expiration date of each option is the tenth anniversary of the date on which the option was granted.

(3) This option becomes exercisable as to 137,221 shares on November 11, 2001 and as to the remaining shares on November 11, 2002.

(4) This option is exercisable in three equal annual installments beginning on August 18, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended December 31, 1999 by each of the named executive officers. It also includes the number of shares subject to options and the "value" of unexercised options held by each of the named executive officers on December 31, 1999. The value of an unexercised option for purposes of this table is the difference between the fair market value of our common stock on December 31, 1999 ($62.5625 per share, as quoted on The Nasdaq National Market) and the option's exercise price, multiplied by the number of shares underlying the option.

                                                                                                VALUE OF UNEXERCISED
                                                                                                IN-THE-MONEY OPTIONS
                                                                                                 AT FISCAL YEAR END
                            SHARES ACQUIRED                                                  ---------------------------
NAME                          ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   --------------   -----------   -------------   -----------   -------------
Vincent C. Bisceglia......      51,827          $3,149,361        110,580        487,221     $6,245,006     $25,774,405

Victor Colantonio.........          85               4,420        324,729        324,814     16,419,272      16,423,570

William F. Fennell........      28,500           1,553,330         52,704         81,203      2,664,827       4,105,867

Michael A. Musen..........          --                  --         40,602         60,000      2,052,958       1,991,280

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

    Mr. Bisceglia serves as our chief executive officer pursuant to the terms of an employment agreement dated November 12, 1998 and made effective November 5, 1998. The agreement has an initial term expiring on December 31, 2001 and is automatically extended for one year periods unless either party gives notice no later than the immediately preceding July 1 of its desire to terminate the agreement. The agreement provides for an annual base salary of not less than $210,000 and for the grant of two options in November 1998 and a third option in January 1999. The first two options cover 350,000 shares in the aggregate which become exercisable at $6.0875 per share, as to 162,407 shares on each of November 11, 1999 and 2000 and as to 25,186 shares on November 11, 2001; the third option covers 299,628 shares and becomes exercisable at $12.00 per share as to 137,221 shares on November 11, 2001 and as to 162,407 shares on November 11, 2002. In addition to being eligible to participate in our executive and employee plans, Mr. Bisceglia has an opportunity to earn an annual bonus of up to 35% of his base salary upon achieving certain performance goals. If
Mr. Bisceglia's employment is terminated for any reason other than death, total disability or cause or if we elect not to renew the agreement after the occurrence of a change of control, Mr. Bisceglia will be entitled to receive a lump sum payment in an amount equal to 2.99 times his then-current base salary. If in the absence of a change of control the agreement is not renewed or Mr. Bisceglia's employment is terminated for any reason other than death, total disability or cause or by him within six months of a constructive discharge, Mr. Bisceglia will be entitled to receive a lump sum payment in an amount equal to his base salary in effect immediately preceding his termination or constructive discharge, as the case may be.

    Mr. Colantonio serves as our president pursuant to the terms of an employment agreement dated October 15, 1997, as amended. The agreement has an initial term of three years and is automatically extended for one-year terms thereafter unless either party gives written notice no later than the immediately preceding April 1 of its desire to terminate the agreement. The agreement provides for an annual base salary of not less than $150,000. If
Mr. Colantonio's employment is terminated without cause after the occurrence of a change of control, Mr. Colantonio will be entitled to receive a lump sum payment in an amount equal to 2.99 times his then-current base salary. Upon consummation of the initial public offering of our common stock, Mr. Colantonio's annual base salary was increased to $200,000, as provided for in the agreement. We and Mr. Colantonio have decided not to renew
Mr. Colantonio's current agreement, but intend to negotiate a new agreement commensurate with Mr. Colantonio's position as our vice chairman and president and which takes into account the fact that we are now publicly traded, among other matters.

    Mr. Fennell serves as our chief financial officer pursuant to the terms of an employment agreement dated July 1, 1998. The agreement has an initial term expiring on July 30, 2001. The agreement provides for an annual base salary of not less than $125,000 per year, as well as an option to purchase 162,407 shares of our common stock at $12.00 per share evidenced by a stock option agreement which provides that the option vests as to 40,602 shares on each of May 20, 1998, August 5, 1999 and August 5, 2000, and as to 40,601 shares on August 5, 2001. Pursuant to the agreement, Mr. Fennell is also entitled to participate in our executive incentive plan and has an opportunity to earn an annual bonus, targeted at 25% of his base salary.

    Mr. Musen serves as our vice president, operations pursuant to the terms of an employment agreement dated September 29, 1994. The agreement has a term of three years and renews automatically on an annual basis unless terminated by either party on at least 180 days' notice. The agreement provides for an annual base salary of not less than $112,000. In addition, in June 1998 the board of directors granted to Mr. Musen an option to purchase 40,601 shares of our common stock, exercisable in full upon August 5, 1998 with an exercise price per share of $12.00. Pursuant to the provisions of our amended and restated 1998 stock incentive plan, under which the foregoing options were granted, all options become exercisable in full upon a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999, Mr. Bisceglia and Mr. Colantonio served on the board of directors and served as executive officers. No interlocking relationship exists between any member of our compensation committee and any member of any other corporation's board of directors or compensation committee.

    The current members of our compensation committee are Ms. Courage, Mr. Forsgren and Mr. McClain. None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee seeks to achieve two primary goals in connection with executive compensation programs and decisions regarding individual compensation. First, the compensation committee structures executive compensation programs in a manner that it believes will enable us to attract and retain key executives. In order to ensure continuity of certain key members of management, in 1998 the board of directors approved multi-year employment contracts for our executive officers. Second, executive compensation programs are intended to provide executives with an equity interest in us so as to link a portion of their compensation with the performance of our common stock.

    The compensation programs for executives established by the compensation committee consist of a base salary plus an annual cash bonus and/or a stock-based equity incentive award. In establishing base salaries for executive officers, the compensation committee monitored salaries at other companies, particularly those that are in the same industry as we are or related industries and/or located in the same general geographic area as we are, considered historic salary levels of the individual and the nature of the individual's experience and responsibilities and compared the individual's base salary with those of other executives. To the extent determined to be appropriate, the compensation committee also considered our financial performance and the individual's performance.

    In establishing bonuses for executive officers, including our chief executive officer, the compensation committee considered a combination of individual and corporate performance goals to be achieved during the coming year.

    It is not currently the policy of the compensation committee to grant stock options to executives annually, and the timing of grants to executives, if any, will depend upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the compensation committee deems relevant. When granting stock options, it has generally been the policy of the compensation committee to fix the exercise price at 100% of the fair market value of our common stock on the date of grant.

    The compensation of our chief executive officer is currently governed by his employment agreement established in 1998, which is described under the heading "Employment, Termination and Change-in-Control Arrangements," above.

    SECTION 162(m). Section 162(m) of the Code generally disallows a federal tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The adoption of the 1998 stock incentive plan was originally approved by our stockholders on May 26, 1998. In order for the 1998 stock incentive plan, as amended, to comply with Section 162(m), our stockholders must approve the continuance of and amendment to the 1998 stock incentive plan. If the stockholders do not vote to continue the 1998 stock incentive plan, as amended, we will not grant any further options or make any further awards under the 1998 stock incentive plan.

    We review periodically the potential consequences of Section 162(m) on us. However, there can be no assurances that compensation granted to our executive officers will be treated as qualifying performance-based compensation under
Section 162(m). Moreover, because our annual bonus awards are not currently granted in a manner designed to qualify as performance-based compensation under
Section 162(m), it is possible that all or a portion of bonuses paid to our executive officers will not be deductible for federal income tax purposes.

    THE COMPENSATION COMMITTEE: Katherine D. Courage, John H. Forsgren, F. Michael McClain

CERTAIN TRANSACTIONS

NORTHEAST UTILITIES AGREEMENTS

    In 1994 and 1995, we entered into a series of agreements (as subsequently amended and restated in February 1998) with the three principal operating subsidiaries of Northeast Utilities concerning the provision of rights-of-way along electric utility towers and inside urban electric utility ducts. Pursuant to the agreements with Northeast Utilities, we acquired indefeasible rights of use in fiber optic filaments placed along Northeast Utilities' rights of way prior to February 1998 and acquired ownership of fiber optic filaments placed along Northeast Utilities' rights of way subsequent to February 1998. We and Northeast Utilities both agreed to use best efforts to complete installation of the Northeast Utilities system by September 1999. We agreed to pay the cost of installing the cable and to utilize Northeast Utilities' engineering staff in carrying out the installation. Under our agreements with Northeast Utilities, we agreed to pay to Northeast Utilities mileage-based annual fees and a percentage of the gross revenues that the company generates on the portion of our system located on Northeast Utilities' rights-of-way.

    A portion of the Northeast Utilities system, comprised of 12 fibers within the cable, is owned by, and has been set aside for, Northeast Utilities. Northeast Utilities may lease these fibers to third parties, provided that prior to September 2001, Northeast Utilities is not permitted to assign any fibers or resell capacity on its network to specified carriers except for certain limited purposes. After September 2001, Northeast Utilities will be free to use its network to compete with us.

    Under our agreements with Northeast Utilities, if any proposed segment of our system's route requires material modifications or unusual expense to make it available for our fiber, or if Northeast Utilities withdraws any segment from the route in order to give priority to electrical services, we have the right to designate additional or alternative route segments, subject to Northeast Utilities' approval, which will not be withheld unless the additional or alternative segments would materially adversely affect Northeast Utilities' ability to provide reliable electric service, cause or create safety problems or would not be feasible for structural reasons. If Northeast Utilities wants to create new route segments in order to extend the their system, we have a right of first refusal on the provision of any such segments. If Northeast Utilities obtains such segments from third parties, Northeast Utilities has agreed to use its best efforts to obtain for us the unimpeded use of not less than 12 usable single mode fibers in such segment on terms no less favorable than those provided to Northeast Utilities.

    The agreements with Northeast Utilities have an initial term of 30 years and expire in September 2024. Thereafter, they automatically renew for five-year terms, unless one of the parties has given a one-year advance notice of termination. In the event that Northeast Utilities gives such a notice and terminates the agreements, it must either, at its option, pay us an amount equal to the fair market value of their system less the value of their own network or allow us to retain the indefeasible rights of use and receive from us an annual payment equal to 10% of our gross revenue from the Northeast Utilities system, which payment would be in addition to the other annual payments under the agreements with Northeast Utilities.

    In addition to the foregoing, our agreements with Northeast Utilities may be terminated by Northeast Utilities if we default in the performance of our obligations under the agreements, including the failure to obtain and maintain all necessary government permits, licenses, franchises and approvals, and the failure to pay amounts due under the agreements, subject in most cases to cure periods of between 30 and 90 days.

    We believe that our agreements with Northeast Utilities are on terms at least as favorable to us as could have been obtained from unaffiliated third parties. Northeast Utilities has waived right-of-way fees otherwise payable by the company through 2004 in return for our agreement to build our system to certain facilities of Northeast Utilities and to allow them to use 12 fibers on designated route segments in their service territory.

CENTRAL MAINE POWER COMPANY AGREEMENT

    In January 1997, we and Central Maine Power Company entered into an agreement in which Central Maine Power Company granted us a right of use in fiber optic filaments within a cable along a certain route in Central Maine Power Company's service territory. We have the right to install additional cable in Central Maine Power Company's service territory, subject to the approval of Central Maine Power Company, which must not be unreasonably withheld. We are obligated to pay the cost of installing the cable.

    In exchange for the rights of use, we agreed to pay to Central Maine Power Company an annual fee beginning, with regard to any particular route segment, in the first calendar year following the installation date for such route segment.

    Our rights of use do not apply to six fibers that have been set aside for Central Maine Power Company's use as their network. Central Maine Power Company may use these fibers for its own business purposes, but may not lease them to third parties prior to the seventh anniversary of any given installation date. After the seven-year period, to the extent that Central Maine Power Company has excess capacity on its network, Central Maine Power Company is required to negotiate in good faith with us to provide such excess capacity before making it available to third parties. If we do not enter into an agreement with Central Maine Power Company for such excess capacity, Central Maine Power Company will be able to use such capacity to compete with us.

    Our agreement with Central Maine Power Company has an initial term of 30 years and expires in January 2027. Thereafter, it is renewable at our option for an additional ten-year term. In the event that we elect to renew the agreement, we must pay to Central Maine Power Company an annual payment equal to 10% of our gross annual revenue from the Central Maine Power Company system, which payment would be in addition to the other annual payments under the agreement with Central Maine Power Company.

    In addition to the foregoing, our agreement with Central Maine Power Company may be terminated by them if we default in our obligations under the agreement and our default is not cured within a designated cure period.

    We believe that our agreement Central Maine Power Company is on terms at least as favorable to us as could have been obtained from unaffiliated third parties.

JULY 1998 REORGANIZATION

    We were incorporated in Massachusetts in July 1989 under the name
"FiveCom, Inc." In May 1996, FiveCom LLC, an operating subsidiary a majority of whose stock was owned by the company, was organized in Massachusetts. Also in May 1996, FiveCom LLC and Mode 1 Communications, Inc., a subsidiary of Northeast Utilities, organized NECOM LLC in Massachusetts, with FiveCom LLC owning approximately 60%, and Mode 1 Communications owning approximately 40% of the membership interests in NECOM LLC. In December 1996, FiveCom LLC and MaineCom Services, a wholly-owned subsidiary of Central Maine Power Company, organized FiveCom of Maine LLC in Massachusetts, with MaineCom Services owning 66.67%, and FiveCom LLC owning 33.33%, of the membership interests in FiveCom of Maine LLC.

    In order to simplify the corporate structure and in contemplation of the initial public offering of ourcommon stock, our major stockholders decided to reorganize the company. In April 1998, prior to the reorganization described below, Central Maine Power Company exercised its warrants to purchase 5,876 shares of membership interests in FiveCom LLC for a total exercise price of $58.76. In July 1998, the company entered into a Restructuring and Contribution Agreement with, among others, Central Maine Power Company, MaineCom Services, an affiliate of Central Maine Power Company, and Mode 1 Communications, Inc., an affiliate of Northeast Utilities, relating to the reorganization described below, pursuant to which:

    - each of the minority members in FiveCom LLC, as well as Mode 1 Communications, Inc. and MaineCom Services, exchanged their membership interests in FiveCom LLC, NECOM LLC and FiveCom of Maine LLC, respectively, for shares of our Series B convertible preferred stock;

    - FiveCom LLC and NECOM LLC were each merged with and into a wholly-owned subsidiary of our company;

    - FiveCom of Maine LLC was merged into FiveCom of Maine, Inc., a wholly-owned subsidiary of our company; and

    - our company was reincorporated in Delaware under the name "NorthEast Optic Network, Inc." and our Certificate of Incorporation was amended and restated.

    The foregoing actions constituted a reorganization of the company. The shares of membership interest in FiveCom LLC received by Central Maine Power Company upon exercise of its warrant were exchanged for 144,172 shares of our Series B convertible preferred stock, and those shares had an estimated value at the time of the reorganization of approximately $4.3 million. Mr. Colantonio and Mr. Musen exchanged their membership interests in FiveCom LLC for 17,788 shares and 14,549 shares, respectively, of our Series B convertible preferred stock, and those shares had an estimated value at the time of the reorganization of approximately $542,000 and $443,000, respectively. We believe that the value of the membership interests exchanged in the reorganization was equivalent to the value of the shares issued in respect of each such membership interest.

CMP GROUP, INC., MAINECOM SERVICES, NEW ENGLAND BUSINESS TRUST AND NORTHEAST
  UTILITIES AGREEMENT

    In March 2000, we entered into a memorandum of understanding with CMP
Group, Inc., MaineCom Services, New England Business Trust and Northeast Utilities. Under the memorandum of understanding, we agreed to file a registration statement to register certain shares of common stock held by New England Business Trust in response to the exercise of a demand registration request by New England Business Trust under a 1995 agreement. New England Business Trust also agreed to reimburse us for some of the expenses that we incur in connection with this offering, which amount shall not exceed $575,000. Pursuant to the 1995 agreement, we agreed to indemnify New England Business Trust against certain liabilities, including liabilities under the Securities Act. On May 19, 2000, New England Business Trust completed the sale of 1,500,000 shares of our common stock pursuant to this registration statement.

    Under the memorandum of understanding, Northeast Utilities and New England Business Trust also agreed to amend the existing stockholders agreement between them to provide that each of them may sell shares of our common stock pursuant to Rule 144 of the Securities Act without regard to the right of first offer provision contained in the stockholders agreement between them and that each of them would agree to vote for two directors nominated to our board of directors by the other. See "Principal Stockholders Agreement" below. Northeast Utilities and New England Business Trust also agreed that in the event Northeast Utilities holds less than 2,086,732 shares, New England Business Trust would only be obligated to vote for one director nominated by Northeast Utilities and that the voting obligation would be eliminated if Northeast Utilities holds less than 772,917 shares. Likewise, in the event that New England Business Trust holds less than 2,701,629 shares, Northeast Utilities would only be obligated to vote for one director nominated by New England Business Trust and the voting obligation would be eliminated if New England Business Trust holds less than 1,000,672 shares.

    New England Business Trust, Northeast Utilities and we also agreed under the memorandum of understanding to use commercially reasonable efforts to cause the form of stockholders agreement which is to be executed in connection with the closing of the Consolidated Edison Communications and Exelon Corporation agreements to be amended to add New England Business Trust as a party and to provide for amendments similar to those to be made to the existing stockholders agreement between New England Business Trust and Northeast Utilities, which are described above.

    In addition, New England Business Trust and Northeast Utilities agreed under the memorandum of understanding to vote in favor of the issuance of shares to Consolidated Edison Communications and Exelon Corporation in connection with our agreements with each of them.

REGISTRATION RIGHTS

    In November 1995, we entered into a stock subscription agreement with Mainecom Services pursuant to which MaineCom Services purchased shares of our Series B convertible preferred stock. Pursuant to the terms of the agreement, MaineCom Services has the right to have the shares of our common stock that were issued upon conversion of its shares of our Series B convertible preferred stock included in any registration statement we file relating to any public offering of our common stock, except to the extent the number of such shares may be limited by the managing underwriter of the offering. In addition, MaineCom Services may request that we register all or part of the those shares at any time at least 180 days after the effective date of a registered underwritten offering of our Common Stock, provided that the anticipated aggregate net offering price for such securities is at least $10,000,000. MaineCom Services through its affiliate, New England Business Trust, made such a demand by a letter addressed to us and dated January 28, 2000. In response to that request, we filed the registration statement referenced above under the heading "CMP Group, Inc., MaineCom Services, New England Business Trust and Northeast Utilities Agreement" relating to 3,450,000 shares of our common stock held by New England Business Trust.

PRINCIPAL STOCKHOLDERS AGREEMENT

    Central Maine Power Company and Northeast Utilities have entered into a Principal Stockholders Agreement dated May 28, 1998, whereby each of them agreed that, following the completion of our initial public offering, neither of them will permit or cause our company to merge or consolidate, liquidate or dissolve, change its form of organization or sell, lease, exchange or transfer all or substantially all of its assets; or seek bankruptcy protection or certain other protection from creditors, without the consent of both parties. In addition, they granted each other rights of first offer in connection with any proposed sale of our common stock held by them and the option to purchase the shares of common stock held by one of them if the other seeks bankruptcy protection or similar relief. This agreement will remain in effect for so long as Northeast Utilities owns at least 10% of our outstanding common stock, on a fully diluted basis, and the aggregate shares of our common stock owned by Northeast Utilities and Central Maine Power Company is at least 33 1/3% of our outstanding common stock, on a fully diluted basis.

OTHER TRANSACTIONS

    Ms. Courage, one of our directors, is managing director at Credit Suisse First Boston Corporation, which acts on a regular basis as our financial advisor and provided fairness opinions in connection with the agreements we entered into with Consolidated Edison Communications and Exelon Corporation.

    During the years ended December 31, 1997, 1998 and 1999, we reimbursed Central Maine Power Company and/or MaineCom Services for personnel and construction costs related to our activities. T he amount paid to Central Maine Power Company totaled $725,000, $1.2 million and $241,000 for the years ended December 31, 1997, 1998 and 1999, respectively. Of those amounts, $29,779 and $151,933 was included in accounts payable at December 31, 1997 and 1998 respectively.

    We paid Northeast Utilities $946,000 in 1997, $1,907,000 in 1998 and $1,159,000 in 1999 for materials, labor and other contractor charges related to the construction of the NEON system. Approximately $494,500, $359,300 and $486,000 was included in accounts payable at December 31, 1997, 1998 and 1999, respectively.

    For a description of employment agreements between us and our named executive officers, see "Compensation of Executive Officers--Employment, Termination and Change-in-Control Arrangements," above. For a description of stock options granted to certain directors, see "Annual Meeting of Stockholders of NorthEast Optic Network--Proposal 1--Election of Directors--Directors' Compensation," above.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock between July 31, 1998 (the date our common stock commenced public trading) and December 31, 1999 with the cumulative total return of the Nasdaq (U.S.) Index and the Nasdaq Telephone Communications Index, over the same period. This graph assumes the investment of $100 on July 31, 1998 in our common stock, the Nasdaq U.S. Index and the Nasdaq Telecommunications Index, and assumes any dividends are reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                         NORTHEAST OPTIC NETWORK, INC.
                             THE NASDAQ U.S. INDEX
                      THE NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 CUMULATIVE TOTAL RETURN
                                                    7/98   12/98   12/99
NORTHEAST OPTIC NETWORK, INC.                     100.00   86.46  521.36
NASDAQ STOCK MARKET (U.S.)                        100.00  118.64  219.57
NASDAQ TELECOMMUNICATIONS INDEX                   100.00  117.60  204.80

                                                                     CUMULATIVE TOTAL
                                                                          RETURN
                                                              ------------------------------
                                                                7/98      12/98      12/99
                                                              --------   --------   --------
NORTHEAST OPTIC NETWORK, INC................................   100.00      86.46     521.36

NASDAQ STOCK MARKET (U.S.)..................................   100.00     118.64     219.57

NASDAQ TELECOMMUNICATIONS INDEX.............................   100.00     117.60     204.80

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on our review of copies of reports filed by our directors and executive officers and persons beneficially owning more than 10% of our common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from certain of those persons, we believe that all filings required to be made by those persons under Section 16(a) were timely made.

  PROPOSAL 2--APPROVAL OF THE CONTINUANCE OF AND AMENDMENT TO THE AMENDED AND
                       RESTATED 1998 STOCK INCENTIVE PLAN

    A proposal will be presented at the Annual Meeting that the stockholders approve the continuation of the amended and restated 1998 stock incentive plan and an amendment to this plan to increase the maximum number of shares issuable under the plan from 2,436,105 shares to 4,936,105 shares of our common stock. This amendment was approved by the executive committee of our Board of Directors on March 10, 2000. We are asking you to approve this amendment both as a stockholder of NorthEast Optic Network and as a prospective stockholder of NEON Communications, which will assume the plan upon the closing of the reorganization, in order to meet the stockholder approval requirements of each of the following:

    - the terms of the plan itself;

    - The Nasdaq Stock Market;

    - Section 422 of the Internal Revenue Code of 1986, which requires stockholder approval of any plan under which incentive stock options are issued; and

    - Section 162(m) of the Internal Revenue Code so that we may comply with an exemption from the deduction limitations of Section 162(m) for so-called "performance-based compensation." See the section of this proxy statement/prospectus entitled "Report of the Compensation Committee on Executive Compensation--Section 162(m)" beginning on page 21. The executive officers and directors of the company are eligible to receive options under the plan and will, therefore, benefit from such approval.

    The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. These grants will be referred to generally as awards.

    Stock options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to option holders holding more than 10% of the voting power of the company or any of our subsidiaries). Options granted under the plan typically will vest over time, subject to acceleration upon a change in control of the company, as that concept is defined in the plan.

    Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the company to repurchase all or part of the shares from the recipient in the event that the conditions specified in the award are not satisfied prior to the end of the restriction period established for the award. Under the plan, the board has the right to grant other awards based upon the common stock having the terms and conditions that the board determines, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

    Our officers, employees, directors, consultants and advisors of the company and those of our subsidiaries are eligible to be granted awards under the plan. At April 30, 2000, we had four executive officers, 73 employees and seven directors (two of whom are also officers and employees). The maximum number of shares with respect to which awards may be granted to any one employee under the Plan is 350,000 shares per calendar year.

    The plan is administered by the board of directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions and has delegated this authority to the compensation committee. The board of directors has also delegated to the compensation committee the authority to grant awards under the plan. No consideration is payable to the company for the grant of a stock option.

    On April 28, 2000, the closing price of our common stock on The Nasdaq National Market was $56.00 per share.

    FEDERAL INCOME TAX INFORMATION. The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan and with respect to the sale of common stock acquired under the plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

    TAX CONSEQUENCES TO THE COMPANY. The grant of an award under the plan will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the plan will have any tax consequences to the company. The company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    The following awards (all of them stock options) have been made under the plan to the persons and groups listed below through May 1, 2000.

                                                                                 NUMBER OF
                                                                                  SHARES
                                                                                SUBJECT TO
NAME OR GROUP                                            TITLE/POSITION           OPTION
-------------                                       -------------------------  -------------
Arthur W. Adelberg................................  Director*                       16,083

Vincent C. Bisceglia..............................  Chairman and Chief
                                                    Executive Officer*             649,628

Victor Colantonio.................................  Vice Chairman and
                                                    President*                     649,628

Katherine D. Courage..............................  Director*                       34,923

William F. Fennell................................  Chief Financial Officer
                                                    and Treasurer                  162,407

John H. Forsgren..................................  Director*                       34,923

F. Michael McClain................................  Director*                       34,923

Michael A. Musen..................................  Vice President Operations      100,601

Gary D. Simon.....................................  Director*                       34,923

All current executive officers as a group
  (4 persons).....................................                               1,562,284

All current directors who are not executive
  officers
  (5 persons).....................................                                 155,775

All employees other than executive officers
  (59 persons)....................................                                 579,424

------------------------

*   Nominee for election as a director.

    As awards under the amended and restated 1998 stock incentive plan are discretionary, we cannot determine who will receive the benefits of future awards under the plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CONTINUANCE OF AND AMENDMENT
             TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

           PROPOSAL 3--AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    THE AMENDMENT. On March 15, 2000, the board of directors adopted, subject to stockholder approval, an amendment to the first paragraph of Article FOURTH of our second amended and restated certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 30,000,000 shares to 60,000,000 shares. If the amendment is approved by stockholders, it will become effective upon its filing with the Secretary of State of the State of Delaware. Pursuant to Delaware law, the board of directors has declared the amendment to be advisable.

    THE ADDITIONAL SHARES. The additional shares of common stock to be authorized for issuance by the amendment would have rights identical to the currently outstanding common stock, and the approval of the amendment by stockholders would not affect the rights of holders of currently outstanding common stock, except for effects incidental to increasing the number of shares that the board of directors is authorized to issue, including the dilutive effects on present stockholders upon issuance of any of the additional shares. The availability or issuance of additional shares could have the effect of depressing the market price of the common stock and of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

    ISSUANCE OF ADDITIONAL SHARES. As a general matter, the board of directors may issue any of the additional authorized shares for such corporate purposes as it considers to be in the best interests of the company without stockholder approval, unless stockholder approval is required by law or by rules or regulations applicable to the company. The additional shares available as a result of the amendment can be used by the board of directors, for example, to raise capital through equity financing, to purchase assets or capital stock of another company, or to effect a stock split of the common stock. We have no current plans to issue or to reserve for issuance any of the additional shares to be authorized by the amendment.

    At March 31, 2000 there were 16,655,581 shares of common stock issued and outstanding, and 4,936,105, shares reserved for issuance under our amended and restated 1998 stock incentive plan. In addition, we have agreed to issue 4,554,865 shares in total to Consolidated Edison Communications Corporation and Exelon Corporation in exchange for cash and certain of their assets. Accordingly, without including the shares that would be authorized by the proposed amendment, we currently have a balance of approximately 4,000,000 shares available for issuance and not subject to any reserve.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
       THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

       PROPOSAL 4--APPROVAL OF ISSUANCE OF SHARES TO CONSOLIDATED EDISON
                     COMMUNICATIONS AND EXELON CORPORATION

    We have entered into subscription agreements with Consolidated Edison Communications and Exelon Corporation pursuant to which we have agreed to issue an aggregate of 4,554,865 shares of our common stock, subject to adjustment as set forth in the subscription agreements, to Consolidated Edison Communications and Exelon Corporation in exchange for their contribution to us of cash and assets comprised of fiber optic facilities. See the section of this proxy statement/prospectus entitled "Business--NorthEast Optic Network Consolidated Edison Communications Agreement and Exelon Corporation Agreement" beginning on page 51 for a description of our agreements with Consolidated Edison Communications and Exelon Corporation.

    Under the rules of The Nasdaq Stock Market, we are required to seek stockholder approval for any issuance of shares of our capital stock in a single transaction or series of related transactions which exceeds 20% of the issued and outstanding shares of our capital stock. The shares of our common stock to be issued to Consolidated Edison Communications and Exelon Corporation pursuant to our agreements with them are equal to, in the aggregate, approximately 25% of the currently issued and outstanding shares of our capital stock. Therefore, we are seeking stockholder approval of the issuance of shares of our common stock to Consolidated Edison Communications and Exelon Corporation. You are being asked to approve the issuance both as stockholders of NorthEast Optic Network and as prospective stockholders of NEON Communications after the closing of the reorganization.

    Our board of directors has approved the transactions with Consolidated Edison Communications and Exelon Corporation, including the issuance of shares of our common stock to them.

    Mode 1 Communications, Inc., a subsidiary of Northeast Utilities, and New England Business Trust, a subsidiary of CMP Group, Inc., have agreed to vote all shares of our common stock held by them in favor of the issuances to Consolidated Edison Communications and Exelon Corporation. As of June 1, 2000, the record date for determining the stockholders of record who are entitled to vote on this agreement, Mode 1 Communications, Inc. held 4,774,038 shares, or 28.7% of the total number of shares entitled to vote at the meeting, and New England Business Trust held 4,567,801 shares, or 27.4% of the total number of shares entitled to vote at the meeting.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
           ISSUANCE OF THE SHARES OF OUR COMMON STOCK TO CONSOLIDATED
                  EDISON COMMUNICATIONS AND EXELON CORPORATION

THE REORGANIZATION

    The board of directors of NorthEast Optic Network has approved a plan of reorganization under which the business of NorthEast Optic Network will become a wholly-owned subsidiary of NEON Communications. We have attached the form of agreement and plan of merger relating to the reorganization as Exhibit A at the back of this proxy statement/prospectus. We encourage you to read this agreement, as it is the legal document that governs the reorganization. However, under Section 251(g) of the Delaware general corporation law, the reorganization does not require the approval of the stockholders of NorthEast Optic Network. Therefore, we are not asking you to vote on the reorganization.

REASONS FOR THE REORGANIZATION

    The Board of Directors of NorthEast Optic Network believes that the holding company structure resulting from the reorganization will provide greater flexibility in terms of operations, expansion, and diversification, especially given variations in the regulation of telecommunications facilities and services from state to state. In addition the reorganization into a holding company structure is also intended to allow Consolidated Edison Communications and Exelon Corporation to realize certain tax benefits with respect to their contribution of assets to our business, and is intended to be accomplished simultaneously with the closing of the transactions with Consolidated Edison Communications and Exelon Corporation.

ORGANIZATIONAL TRANSACTIONS

    At the direction of the board of directors of NorthEast Optic Network, NEON Communications was incorporated under the laws of the State of Delaware in November 1999 for the purpose of becoming a holding company by acquiring all of the outstanding NorthEast Optic Network common stock. NorthEast Optic Network currently owns 100% of the outstanding capital stock of NEON Communications.

    At the direction of the board of directors of NorthEast Optic Network and NEON Communications, NEON Acquisition, Inc. was incorporated under the laws of the State of Delaware in November 1999 for the purpose of merging with NorthEast Optic Network in order to facilitate the reorganization. NEON Communications is currently the sole stockholder of NEON Acquisition.

TERMS OF THE PLAN OF REORGANIZATION

    CONVERSION. At the effective time of the reorganization, the shares of common stock of NorthEast Optic Network, NEON Acquisition and NEON Communications will be converted and exchanged as described below:

    - Each share of NorthEast Optic Network common stock issued and outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, automatically become and be converted into the right to receive one share of NEON Communications common stock.

    - Each share of NEON Acquisition common stock issued and outstanding immediately prior to the effective time of the reorganization will, on and after the effective time of the reorganization, be converted into one share of NorthEast Optic Network common stock. As a result, at the effective time of the reorganization, all of the common stock of NorthEast Optic Network will be owned by NEON Communications.

    - Each share of NEON Communications common stock issued and outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, be canceled.

    At the effective time of the reorganization, NorthEast Optic Network stockholders will become the stockholders of NEON Communications. As stockholders of NEON Communications, they will have essentially the same rights to govern NEON Communications' activities as they have with respect to

NorthEast Optic Network; however, as stockholders of NEON Communications, they will not be entitled to vote on matters requiring the approval of NorthEast Optic Network stockholders. Stockholders of NEON Communications will be entitled to vote with respect to matters affecting NEON Communications, which will own 100% of the voting rights in NorthEast Optic Network.

    EFFECTIVE TIME OF THE REORGANIZATION. The reorganization will be effective at the time a certificate of merger is filed in the office of the Secretary of State of Delaware. The effective time of the reorganization will not occur until the satisfaction of all of the requirements of law and conditions specified in the plan of reorganization and in our agreements with Consolidated Edison Communications and Exelon Corporation. We currently anticipate that the reorganization will occur shortly following the annual meeting.

    INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION. The plan of reorganization provides that the directors of NorthEast Optic Network immediately prior to the effective time of the reorganization will be directors of NorthEast Optic Network and NEON Communications immediately after the reorganization. Additionally, the officers and other employees of NorthEast Optic Network immediately prior to the effective time of the reorganization will all be employed in substantially the same capacities by NorthEast Optic Network immediately after the reorganization. As of April 30, 2000, directors and executive officers of NorthEast Optic Network and their affiliates are the beneficial owners of 401,527 shares (2.4% of the issued and outstanding shares) of NorthEast Optic Network common stock.

    EMPLOYEE BENEFITS. Upon consummation of the reorganization, NorthEast Optic Network's amended and restated 1998 stock incentive plan will be assumed by NEON Communications. All options issued under this plan will be converted into options to acquire an identical number of shares of NEON Communications common stock upon identical terms and conditions, and for an identical exercise price. NEON Communications will assume all of the NorthEast Optic Network's obligations with respect to the outstanding options.

    All other employee benefits and benefit plans of NorthEast Optic Network in effect immediately prior to the effective time of the reorganization will be unchanged by the reorganization, except that any plan which refers to NorthEast Optic Network common stock will, following consummation of the reorganization, be deemed to refer instead to NEON Communications common stock and will become the employee benefits and benefit plans solely of NorthEast Optic Network.

    CONDITIONS TO THE REORGANIZATION. The obligations of each of the parties to the plan of reorganization to consummate the reorganization are subject to the satisfaction on or before the effective time of the reorganization, of the following conditions:

    - approval of the plan of reorganization by a majority of the outstanding shares of NEON Communications and NEON Acquisition; and

    - approval by a majority of the board of directors of NorthEast Optic Network, NEON Communications and NEON Acquisition.

    The directors of NorthEast Optic Network, NEON Acquisition and NEON Communications have approved the plan of reorganization. NorthEast Optic Network, as the sole stockholder of NEON Communications, and NEON
Communications, as the sole stockholder of NEON Acquisition, have approved the plan of reorganization.

    TERMINATION OF PLAN OF REORGANIZATION. The plan of reorganization may be terminated before the effective time of the reorganization if for any reason the consummation of the reorganization is not advisable in the opinion of the respective boards of directors of NorthEast Optic Network, NEON Communications or NEON Acquisition.

EXCHANGE OF SHARE CERTIFICATES

    As soon as practicable after consummation of the reorganization, Fleet National Bank, N.A., the exchange agent for NEON Communications, will mail to each holder of record of NorthEast Optic Network common stock immediately prior to the reorganization, a letter of transmittal which is to be used by each such NorthEast Optic Network stockholder to return to Fleet the stock certificates representing NorthEast Optic Network common stock owned by him or her. As soon as practicable after receiving such certificates from a NorthEast Optic Network stockholder, together with the duly executed letter of transmittal and any other items specified by the letter of transmittal, Fleet will deliver to that NorthEast Optic Network stockholder new certificates evidencing the appropriate number of shares of NEON Communications common stock.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

COSTS OF THE REORGANIZATION

    The costs of the reorganization to NEON Communications and NorthEast Optic Network are estimated at approximately $420,000. Pursuant to our agreements with Consolidated Edison Communications and Exelon Corporation, each of Consolidated Edison Communications and Exelon Corporation will reimburse us for 50% of the costs of the reorganization, up to an aggregate reimbursement of $250,000 each, if the reorganization is consummated. Any costs of the reorganization in excess of $500,000 will be assumed and paid, to the extent properly allocated, by NEON Communications and NorthEast Optic Network. In the event the reorganization is not consummated, such costs as have been incurred, including the cost of organizing NEON Communications, will be assumed and paid by NorthEast Optic Network.

STOCKHOLDER APPROVAL AND APPRAISAL RIGHTS

    Pursuant to the provisions of Section 251(g) of the Delaware general corporation law, stockholders of NorthEast Optic Network do not have the right to vote on the reorganization and will not have appraisal rights with respect to their shares of NorthEast Optic Network common stock as a result of the reorganization.

ACCOUNTING TREATMENT

    Because the reorganization is a reorganization with no change in ownership interests, the consolidated financial statements of NEON Communications and the consolidated financial statements of NorthEast Optic Network will retain the former bases of accounting of NorthEast Optic Network and will be substantially identical to NorthEast Optic Network's consolidated financial statements prior to the reorganization.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is limited to the material federal income tax consequences of the proposed reorganization and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual stockholder of NorthEast Optic Network in light of his or her particular circumstances.

    We believe that the reorganization will qualify for federal income tax purposes as a tax free transaction under the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement/prospectus as the Code. Based on a private letter ruling received from the Internal Revenue Service, which is conditioned upon the accuracy of certain assumptions and representations made by us to the IRS in our request for the private letter ruling, and which is based on current law and assumes that the reorganization is consummated as described herein, the reorganization will have the following tax consequences:

    - No gain or loss will be recognized by NEON Communications upon the issuance of its stock in the reorganization;

    - No gain or loss will be recognized by the stockholders of NorthEast Optic Network as a result of the exchange of their shares of NorthEast Optic Network common stock for NEON Communications common stock pursuant to the reorganization;

    - The basis of the NEON Communications common stock received by the stockholders of NorthEast Optic Network pursuant to the reorganization will be the same as the basis of the shares of NorthEast Optic Network common stock surrendered in exchange therefor; and

    - The holding period of the NEON Communications common stock received by stockholders of NorthEast Optic Network pursuant to the reorganization will include the holding period of the NorthEast Optic Network common stock surrendered in exchange therefor, provided that such NorthEast Optic Network common stock is held as a capital asset on the date of consummation of the reorganization.

    NORTHEAST OPTIC NETWORK'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER APPLICABLE TAX LAWS.

                DESCRIPTION OF NEON COMMUNICATIONS CAPITAL STOCK

    NEON Communications is a Delaware corporation. It is authorized by its certificate of incorporation to issue 30,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock. If the stockholders of NorthEast Optic Network approve the amendment to its certificate of incorporation to increase the number of shares of common stock it is authorized to issue to from 30,000,000 to 60,000,000, and the amendment is subsequently filed with the Secretary of State of Delaware, then NEON Communications will also amend its certificate of incorporation prior to the reorganization to increase the number of shares of its common stock it is authorized to issue from 30,000,000 to 60,000,000. Holders of NEON Communications common stock are entitled to one vote, in person or by proxy, for each share of stock held of record in the shareholder's name on the books of NEON Communications as of the record date on any matter submitted to the vote of the shareholders. Shares of NEON Communications common stock may not be voted cumulatively in connection with the election of directors.

    Each share of NEON Communications stock has the same rights, privileges and preferences as every other share and will share equally in NEON Communications net assets upon liquidation or dissolution. NEON Communications stock has no preemptive, conversion or redemption rights or sinking fund provisions and all of the issued and outstanding shares of common stock are fully paid and nonassessable.

    NEON Communications shareholders are entitled to dividends when, as and if declared by NEON Communications' board of directors out of funds legally available therefor and after satisfaction of the prior rights of holders of outstanding preferred stock, if any.

    The transfer agent and registrar for NEON Communications common stock is Fleet National Bank.

    With respect to the 5,000,000 shares of preferred stock authorized in the NEON Communications certificate of incorporation, the NEON Communications board of directors has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences.

                          COMPARISON OF CAPITAL STOCK

    The certificate of incorporation and by-laws of NEON Communications are substantially the same as the certificate of incorporation and by-laws of NorthEast Optic Network. The certificates of incorporation and by-laws of both companies contain certain provisions relating to the board of directors and certain business combinations, all of which may be deemed to have "anti-takeover" effects, including limitations on the call of a special meeting, elimination of action by written consent of stockholders, removal of directors only for cause and with the approval of 75% of the outstanding shares, elimination of cumulative voting and a 75% vote to approve or amend certain provisions of the certificate of incorporation.

              MARKET PRICE OF NORTHEAST OPTIC NETWORK COMMON STOCK

    Our common stock began trading on the Nasdaq National Market under the symbol "NOPT" on July 31, 1998. The following table sets forth the high and low closing sales prices for our common stock as reported on the Nasdaq National Market for the periods indicated.

                                                               HIGH       LOW
                                                             --------   --------
1998
Third Quarter (beginning July 31, 1998.....................  $10.500     $6.000
Fourth Quarter.............................................   11.250      5.250

1999
First Quarter..............................................   17.625      9.125
Second Quarter.............................................   18.875     13.625
Third Quarter..............................................   45.000     15.250
Fourth Quarter.............................................   76.500     31.250

2000
First Quarter..............................................  149.875     61.438
Second Quarter (through June 1, 2000)......................   80.437     32.125

    On June 1, 2000, the last reported sale price for our common stock was
$34.75 per share. As of June 1, 2000, there were approximately   holders of
record of our common stock and approximately       beneficial holders.

    The stock of NEON Communications is not currently publicly traded. Upon consummation of the reorganization, NEON Communications common stock will trade on the Nasdaq National Market under the symbol "NOPT" as the successor to NorthEast Optic Network.

                                   DIVIDENDS

NORTHEAST OPTIC NETWORK

    We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operation of our business. Furthermore, the indenture governing our $180 million 12 3/4% Senior Notes Due 2008 restricts our ability to pay dividends on our common stock.

NEON COMMUNICATIONS

    NEON Communications has not paid any dividends since the date of its incorporation. After completion of the reorganization, to the extent that NEON Communications receives any cash dividends from NorthEast Optic Network, it presently intends to retain these funds for future growth and expansion.

                       UNAUDITED PRO FORMA CAPITALIZATION

    The following table sets forth at March 31, 2000 the unaudited actual capitalization of NorthEast Optic Network and the proposed capitalization of NEON Acquisition and NEON Communications immediately prior to completion of the reorganization, and the pro forma capitalization of NorthEast Optic Network, NEON Communications and NEON Communications on a consolidated basis to reflect the completion of the reorganization. The pro forma information does not give effect to the proposed amendment to increase the number of authorized shares of common stock of NorthEast Optic Network (actual) and of NEON Communications (pro forma and pro forma consolidated) to 60,000,000 shares.

                                                                AS OF MARCH 31, 2000
                        -----------------------------------------------------------------------------------------------------
                                                                                                                 PRO FORMA
                                             NEON            NEON            PRO FORMA         PRO FORMA       CONSOLIDATED
                        NORTHEAST OPTIC   ACQUISITION   COMMUNICATIONS    NORTHEAST OPTIC        NEON              NEON
                          NETWORK (a)         (b)             (c)             NETWORK       COMMUNICATIONS    COMMUNICATIONS
                          (UNAUDITED)     (UNAUDITED)     (UNAUDITED)       (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
                        ---------------   -----------   ---------------   ---------------   ---------------   ---------------
12 3/4% Senior Debt...   $180,000,000        $  --        $       --       $180,000,000       $        --      $180,000,000
Shareholders Equity
Common Stock..........   $    166,555        $  10        $       10       $         10       $   166,555      $    166,555
Additional Paid-in-
  Capital.............    113,055,338           --                --                 --       113,055,338       113,055,338
Accumulated Deficit...    (51,044,243)          --                --                 --       (51,044,243)      (51,044,243)
                         ------------        -----        ----------       ------------       -----------      ------------
Total Stockholders'
  Equity..............   $62, 177,650        $  10        $       10       $         10       $62,177,650      $ 62,177,650
                         ============        =====        ==========       ============       ===========      ============
Total
Capitalization........   $242,177,650        $  10        $       10       $180,000,010       $62,177,650      $242,177,650
                         ============        =====        ==========       ============       ===========      ============
Share Data:
  Preferred Stock
    Authorized........      2,000,000           --         2,000,000                 --         2,000,000         2,000,000
    Outstanding.......             --           --                --                 --                --                --
    Common Stock
      Authorized......     30,000,000        1,000        30,000,000              1,000        30,000,000        30,000,000
    Outstanding.......     16,655,581        1,000             1,000              1,000        16,655,581        16,655,581
                         ============        =====        ==========       ============       ===========      ============

------------------------------

(a) Each share of NorthEast Optic Network common stock issued and outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, automatically become and be converted into the right to receive one share of NEON Communications common stock.

(b) Each share of NEON Acquisition common stock issued and outstanding immediately prior to the effective time of the reorganization will, on and after the effective time of the reorganization, be converted into one share of NorthEast Optic Network common stock. As a result, at the effective time of the reorganization, all of the common stock of NorthEast Optic Network will be owned by NEON Communications.

(c) Each share of NEON Communications common stock issued and outstanding immediately prior to the effective time of the reorganization will, at the effective time of the reorganization, be canceled.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS.

OVERVIEW

    We own and operate a technologically advanced, high-bandwidth fiber optic network providing capacity on a wholesale basis to telecommunications service providers, including local, long distance and wireless telephone companies and Internet service providers. Our network currently extends from Portland, Maine to New York City and agreements currently in place would, subject to regulatory approval, extend our network to Philadelphia, Baltimore and Washington, D.C. and expand the reach of our network in and around New York City. Our customers can connect directly to our network at multiple locations in the larger cities we serve and also in the smaller communities along our network's routes.

    To date we have experienced net losses and negative cash flow from operating activities. From our inception to the present, our principal activities included building our network, developing our business plans, hiring management and other key personnel and negotiating and executing customer contracts. In the third quarter of 1999, we commenced the roll-out of our lit services into New York City. We expect to continue to generate net losses and negative cash flow as we expand our operations. Whether or when we will generate positive cash flow from operating activities will depend on a number of financial, competitive, regulatory, technical and other factors. See "--Liquidity and Capital Resources."

    Our network service revenues include long-term leases of dark fiber and shorter-term leases of lit fiber at fixed-cost pricing over multi-year terms. We also provide collocation services at our facilities. Other service revenues include nonrecurring design, engineering and construction services. We generally receive fixed monthly payments from our customers for the leasing of capacity on our network and recognize revenues ratably over the term of the applicable customer agreement. Other service revenues are non-refundable and are generally recognized as services are performed.

    In 1999, approximately 44% of our revenues consisted of other service revenues. We anticipate that as we proceed with the deployment of our network, the percentage of revenues which we receive from network services will increase as a percentage of revenues.

    Our costs consist primarily of cost of sales, selling, general and administrative expenses, depreciation and amortization and interest expense. Cost of sales relates to lease payments for fiber optic facilities, network surveillance, operations and maintenance costs and property taxes. Selling, general and administrative expenses relate to expenses in connection with sales and marketing infrastructure, including personnel, advertising costs and promotional activities and management and information technology. Depreciation and amortization expense is associated with the buildout of our network, as well as goodwill from our reorganization on July 8, 1998. Interest expense relates to interest on our $180 million 12 3/4% Senior Notes Due 2008.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 2000 COMPARED TO THE QUARTER ENDED MARCH 31, 1999

    Revenues for the three months ended March 31, 2000 were $2,652,706, an increase of $2,131,750 or 409% compared to $520,956 in the same period in 1999. Revenues were generated by recurring lease services of $1,663,192 during the first quarter of 2000 compared to $421,481 during the first quarter of 1999 and other service revenue of $989,514 during the first quarter of 2000 compared to $99,475 during the first quarter of 1999. Other service revenue consists of collocation revenues and nonrecurring revenues related to design, engineering, and construction.

    Cost of sales for the three months ended March 31, 2000 were $2,110,502, an increase of $1,181,514 or 127% compared to $928,988 in the same period in 1999. This increase was primarily due to lease payments for fiber optic facilities, network surveillance cost, operations and maintenance costs and property taxes resulting from network expansion in our service territory.

    Selling, general, and administrative expenses were $2,508,614 for the three months ended March 31, 2000, an increase of $1,187,478 or 90% compared to $1,321,373 in the same period in 1999. The increase reflects an investment in the sales and marketing infrastructure, including personnel, advertising costs and promotional activities and an increase in management and information technology.

    Depreciation and amortization expense increased 209% to $2,458,941 for the three months ended March 31, 2000 compared to $794,978 for the three months ended March 31, 1999. This increase resulted from higher depreciation expense associated with additional segments of our system being place into service, completion of points of presence and the amortization of goodwill resulting from the reorganization on July 8, 1998.

    Interest income decreased 31% to $1,535,409 for the three months ended March 31, 2000 from $2,240,764 for the three months ended March 31, 1999. This decrease was due primarily to lower cash and investment balances for the quarter, resulting from capital expenditures necessary to place additional segments of the NEON system into service.

    Interest expense was $5,384,275 for the three months ended March 31, 2000 compared to $4,979,661 for the same period in 1999, an increase of 8%. This increase relates primarily to interest expense resulting from long-term network accounts payable, in addition to interest on our $180 million 12 3/4% Senior Notes Due 2008.

    Our net loss for the quarter ended March 31, 2000 was $8,274,217 or a loss of $.50 per share. This compares to a net loss of $5,263,280 or a loss of $.33 per share in the same period last year. The increase in net loss is primarily attributable to the factors discussed above.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

    Revenues increased by $4,801,604 or 556% to $5,665,276 in the year ended December 31, 1999 from $863,672 in the year ended December 31, 1998. Revenues in 1999 were generated by recurring lease services of $3,152,348 and other service revenue of $2,512,928 which consists of collocation revenues and nonrecurring revenues related to design, engineering, and construction.

    Total cost of sales for the year ended December 31, 1999 was $6,365,758, an increase of 193% over the $2,176,266 recorded in the year ended December 31, 1998. This increase was primarily due to lease payments for fiber optic facilities, network surveillance cost, operations and maintenance costs and property taxes resulting from network expansion in our service territory.

    Selling, general and administrative expenses increased 42% to $7,380,351 for the year ended December 31, 1999 from $5,200,720 in the year ended December 31, 1998, reflecting an investment in the sales and marketing infrastructure, including personnel, advertising costs and promotional activities and an increase in management and information technology.

    Depreciation and amortization expense increased 242% to $6,149,720 for the year ended December 31, 1999, compared to $1,798,294 for the year ended December 31, 1998. This increase resulted from higher depreciation expense associated with additional segments of our system being placed in service and completion of our points of presence and the amortization of goodwill as a result of the reorganization on July 8, 1998.

    Interest income increased 85% to $7,712,259 for the year ended December 31, 1999 from $4,179,880 for the year ended December 31, 1998. This increase was due primarily to higher cash and investment balances for the entire year 1999 compared to only five months of interest in 1998 resulting from the timing of the closing of our equity and debt public offerings in August 1998.

    Interest expense increased 143% to $21,011,474 for the year ended
December 31, 1999 from $8,644,463 for the year ended December 31, 1998. The increase resulted primarily from interest accrued on our $180 million 12 3/4% Senior Notes Due 2008 for the full year 1999 as compared to only five months in the year 1998.

    For the year ended December 31, 1999, we recorded a net loss of $27,529,768 compared to $11,352,258 before extraordinary item for the year ended
December 31, 1998. The increase in net loss is primarily attributable to the factors discussed above. The extraordinary item for the year ended December 31, 1998 amounted to $1,363,155, representing the write off of deferred financing costs associated with two construction loans repaid in the third quarter with the proceeds from our debt and equity public offerings.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

    Our December 31, 1998 revenues increased by $468,968, or 119%, to $863,672 in the year ended December 31, 1998 from $394,704 in the year ended
December 31, 1997. Revenues in 1998 were generated by recurring lease services to existing customers, which came on line primarily during the second half of 1997, and to new customers.

    Total cost of sales for the year ended December 31, 1998 were $2,176,266, an increase of 91% over the $1,137,943 recorded in the year ended December 31, 1997. The increase was primarily due to rights-of-way fees and property taxes resulting from network expansion in our service territory.

    Selling, general and administrative expenses increased to $5,200,720 for the year ended December 31, 1998 from $1,002,232 in the year ended December 31, 1997, reflecting an increase in personnel, a one time bonus payment, and the cost of developing management, sales and infrastructure resources.

    Depreciation and amortization expense was $1,798,294 for the year ended December 31, 1998, compared to $552,862 for the year ended December 31, 1997. The increase resulted from higher depreciation expense, due to the placement of additional portions of our system into service and the amortization of goodwill as a result of our reorganization on July 8, 1998.

    Interest income increased to $4,179,880 for the year ended December 31, 1998 from $138,918 for the year ended December 31, 1997. The increase was due primarily to higher cash and investment balances resulting from our equity and debt public offerings.

    Interest expense increased to $8,644,463 for the year ended December 31, 1998 from $141,811 for the year ended December 31, 1997. The increase resulted primarily from interest accrued on the 12 3/4% Senior Notes Due 2008.

    Minority interest for the year ended December 31, 1998 amounted to $1,108,933 compared to $1,080,200 in 1997. The increase is due to an increase in the proportionate share of the net losses of our subsidiaries. The elimination of the minority interest in the third quarter of 1998 was in connection with the reorganization.

    Benefit from income taxes increased slightly in the year ended December 31, 1998 to $315,000 from $261,000 for the comparable period of 1997. The benefit is related to refundable income taxes resulting from our tax sharing arrangement with Central Maine Power, which terminated upon the closing of the public offerings on August 5, 1998.

    For the year ended December 31, 1998, we recorded a net loss before extraordinary item of $11,352,258, compared to $960,026 for the year ended December 31, 1997. The increase in net loss before extraordinary item is primarily attributable to the factors discussed above.

    The extraordinary item for the year ended December 31, 1998 amounted to $1,363,155, representing the write off of deferred financing costs associated with two construction loans repaid in the third quarter with the proceeds from our public offerings.

    A net loss after extraordinary item recorded for the year ended
December 31, 1998, amounted to $12,715,413, compared to $960,026 for the year ended December 31, 1997. The increase in net loss after extraordinary item is primarily attributable to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Our operations have required substantial investment for the design, construction and development of our network and the purchase of telecommunication equipment. Capital expenditures were approximately $13,600,000 and $14,800,000 for the three months ended March 31, 2000 and 1999, respectively. We expect to require substantial capital in connection with the following:

    - expansion and improvement of our network;

    - connection of additional buildings and customers to our network;

    - purchase of additional telecommunications equipment;

    - purchase and development of our operating support systems; and

    - operation and maintenance of existing facilities.

    We have funded a substantial portion of these expenditures through our completed public offerings on August 5, 1998, resulting in net proceeds to us of approximately $218 million (after deducting expenses and before deducting
$72.0 million in escrowed funds to cover the first seven semi-annual interest payments on our $180 million 12 3/4% Senior Notes due 2008).

    The substantial capital investment required to build our network has resulted in negative cash flow after investing activities over the last three years. This negative cash flow after investing activities is a result of the requirement to build a substantial portion of our network before connecting revenue-generating customers. We expect to continue to produce negative cash flow after investing activities for the current year due to the continuous expansion and development of our network. Our ability to continue this expansion will be limited by our current capital resources until sufficient cash flow after investing activities is generated unless we seek and obtain additional capital.

    Net cash used in operating activities was $6,770,312 and $6,561,738 for the three months ended March 31, 2000 and 1999 respectively. Net cash used by operating activities for the three months ended March 31, 2000 was due primarily to our operating loss partially offset by improved working capital and non-cash items.

    Net cash provided by (used in) investing activities was $1,184,556 and ($21,771,729) for the three months ended March 31, 2000 and 1999 respectively. Cash provided by investing activities for the three months ended March 31, 200 was due primarily to proceeds from sales of the investments coming to maturity during the first quarter of 2000, offset by the cost of construction and deployment of telecommunications equipment to build our network and the purchases of short-term investments.

    Cash flow from financing activities was $7,482,417 and $13,869,236 for the three months ended March 31, 2000 and 1999 respectively. Cash flow from financing activities during the three months ended March 31, 2000 was generated from the restricted cash placed in escrow in connection with the proceeds from the sale of our 12 3/4% Senior Notes Due 2008 and payments made on long-term construction accounts payable during the quarter.

    We anticipate that we will continue to experience negative cash flow as we expand our network, construct additional networks, deploy telecommunications electronic equipment and market our services to an expanding customer base. Cash provided by operations will not be sufficient to fund the expansion and development of our system in the Northeast and its planned expansion to the Mid-Atlantic region. As a result, we intend to use our cash on hand and the remaining net proceeds of the 1998 public offerings, and we may attempt to raise additional financing through some combination of commercial bank borrowings, leasing, vendor financing, strategic alliances and the sale of equity and/or debt securities.

    Our capital requirements may vary based upon the timing and the success of implementation of our business plan and as a result of regulatory, technological and competitive developments or if:

    - demand for our services or cash flow from operations is less than or more than expected;

    - our plans or projections change or prove to be inaccurate;

    - we make acquisitions; or

    - we accelerate deployment of our network or otherwise alter the schedule or targets of our business plan implementation.

    The expectations of required future capital expenditures are based on our current estimates.

NEW ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS
No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This new standard is not anticipated to have a significant impact on our consolidated financial statements based on the current structure and operations.

    The Securities and Exchange Commission issued SAB No. 101, REVENUE RECOGNITION, in December 1999. We are required to adopt this new accounting guidance, as amended by SAB No. 101A, through a cumulative charge to retained earnings in accordance with Accounting Principles Board (APB) Opinion No. 20, ACCOUNTING CHANGES, no later than the second quarter of fiscal 2000. We are currently evaluating the effects that this guidance is expected to have on our financial statements.

    In March 2000, the FASB issued Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION--AN INTERPRETATION OF APB OPINION
NO. 25. The interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998 but before the effective date. To the extent that events covered by this interpretation occur during the period after December 15, 1998 but before the effective date, the effects of applying this interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, (i) no adjustments would be made to the financial statements for periods before the effective date and (ii) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. We expect that the adoption of this interpretation would not have any effect on the accompanying financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

    We are exposed to market risk related to changes in interest rates, but do not believe that this exposure is material. We do not use derivative financial instruments for speculative or trading purposes.

    We maintain a short-term investment portfolio consisting mainly of corporate debt securities and U.S. government agency discount notes with an average maturity of less than six months. These held-to-maturity securities are subject to interest rate risk and will fall in value if market interest rates increase. If market interest rates were to increase immediately and uniformly by 10% from levels that existed at March 31, 2000, the fair value of the portfolio would decline by an immaterial amount. Since we have the ability to hold our fixed income investments until maturity, we would not expect our operating results or cash flows to be materially affected.

                                    BUSINESS
                              NEON COMMUNICATIONS

    NEON Communications was incorporated in November 1999 as a wholly-owned subsidiary of NorthEast Optic Network. It has not engaged in any business since its incorporation. After the reorganization, NEON Communications will become a holding company whose principal asset will be all of the outstanding shares of the capital stock of NorthEast Optic Network. The business of NorthEast Optic Network, as currently conducted and as we intend to conduct it after the reorganization, is described below.

                            NORTHEAST OPTIC NETWORK

GENERAL

    We own and operate a technologically advanced, high-bandwidth fiber optic network. We lease wholesale services to local telephone companies, long distance companies, Internet service providers and wireless telephone companies. Our network connects the principal markets in our region, which currently extends from Portland, Maine to New York City and as of March 31, 2000 extended for more than 1,100 route miles and approximately 65,000 fiber miles. Under our agreements with Consolidated Edison Communications and Exelon Corporation, we expect, subject to regulatory approval, to extend our network to Philadelphia, Baltimore and Washington, D.C. and expand the reach of our network in and around New York City. We believe our network is an attractive resource to our customers because it enables them to extend their existing networks quickly and reliably.

    We currently provide our customers with the following services:

    - LIT FIBER SERVICES. Fixed, high-bandwidth amounts of point-to-point capacity offered across our network at fixed-cost pricing;

    - DARK FIBER LEASES. Fiber strands contained within a fiber optic cable which has been laid but which does not include optical transmission equipment;

    - COLLOCATION. Rental space in specially designed, protected and configured facilities we build along our network's path where customers connect to our network and house their optronic equipment; and

    - ANCILLARY NETWORK SERVICES. Ancillary services include nonrecurring engineering, design and construction of network segments connecting our customers to our network.

    We also intend to offer optical wavelength services to our customers later this year, which will multiply the effective capacity of our fibers and enable us to offer customers a cost-effective alternative to leasing an entire strand of dark fiber.

OUR ADVANCED FIBER OPTIC NETWORK

    The following table lists, as of May 19, 2000:

    - the length of our network in the states we serve, under the heading "Route Miles;"

    - the length of our network multiplied by the average number of fibers in the route, under the heading "Fiber Miles;"

    - the estimated number of facilities of potential wholesale customers within one mile of our existing network (based on U.S. government statistics), under the heading "Number of Points of Presence Passed;" and

    - the largest metropolitan areas our network serves, under the heading "Major Service Areas."

                                                                     NUMBER OF POINTS
STATE                                   ROUTE MILES   FIBER MILES   OF PRESENCE PASSED   MAJOR SERVICE AREAS
-----                                   -----------   -----------   ------------------   -------------------
Connecticut...........................       349         21,334               58         Hartford
                                                                                         Stamford
                                                                                         New London
                                                                                         New Haven
                                                                                         Bridgeport
                                                                                         Greenwich

Maine.................................        81          4,831                8         Portland

Massachusetts.........................       307         13,559              112         Springfield
                                                                                         Boston
                                                                                         Amherst
                                                                                         Framingham
                                                                                         Lawrence
                                                                                         Cambridge
                                                                                         Lowell

New Hampshire.........................       258         15,722               34         Nashua
                                                                                         Manchester
                                                                                         Dover
                                                                                         Portsmouth
                                                                                         Keene

New York..............................        80          9,290               95         White Plains
                                                                                         New York City

Rhode Island..........................        65            764               16         Providence
                                                                                         Green Hill
                                                                                         Pawtucket

    Total.............................     1,140         65,500              323
                                           =====         ======              ===

    We use leading edge technology throughout our fiber optic network. Our network consists of fiber optic cable paths, which permit high-speed, high-quality transmission of voice, data and video communications. Fiber optic networks use laser-generated light waves to transmit voice, data and video in digital form by way of ultra-thin filaments of glass. Fiber optic networks are generally characterized by large bandwidth capacity, are resistant to external signal interference and connect directly to digital switching equipment or digital microwave systems.

    Unlike older network infrastructures, which utilize a combination of older, copper-cable-based transmission technologies, early-stage fiber optic hardware and more modern equipment, our network is almost completely optical and incorporates advanced fiber optic technology. Because we began construction of our network in the mid-1990s, our facilities benefit from technological advances not previously available, such as Lucent's AllWave-TM- and TrueWave-TM- fiber, and we believe we are well-positioned to support future advances in optronics and compression technology as they become available, which will allow us to offer more bandwidth carrying capacity at decreasing incremental costs.

    Since our inception, we have been committed to utilizing advanced fiber optic technologies throughout our network. While the potential capacity and performance of these technologies may sometimes surpass our customers' current needs, we believe that the additional expense which we have incurred and will continue to incur through our deployment of these technologies will provide us with a competitive advantage over time and minimize the need for costly infrastructure updates.

    We use the latest Lucent fiber and Nortel DWDM optronics to ensure the highest capacity transmission and data integrity level. The advanced technical operating characteristics of our network enable us to provide highly reliable services to our customers at a lower cost by permitting higher capacity transmission over longer distances between regeneration and amplifier facilities than can be provided by less advanced systems.

    We offer fiber optic capacity utilizing bi-directional SONET ring architecture, which has the ability to route customer traffic in two directions around a ring design. This architecture protects against service interruptions due to fiber cuts and other network failures. In addition, we intend to implement Internet protocol technology in 2001 to further increase the effective capacity of our network and orient it toward the growing demand for Internet-based data transmission services. We continuously monitor our network to maintain quality control on a 24-hour basis and to alert us of any degradation of signal or loss of fiber capacity, and to pinpoint the location of such difficulty and enable us to repair or replace impaired fiber quickly.

    While we currently offer only dark fiber and lit fiber leases, our use of Lucent's AllWave-TM- and TrueWave-TM- fiber technology will support our anticipated introduction of optical wave services. Our optical wave services will allow customers to enter into exclusive long-term leases for a portion of the capacity of a fiber rather than an entire fiber. Customers leasing optical wave services will be able to acquire dedicated, unprotected capacity at a substantial savings over conventional dark fiber leases.

SERVICES

    We currently provide the following services:

    - LIT FIBER SERVICES. We provide fixed, high-bandwidth amounts of point-to-point capacity across our network at fixed-cost pricing over multi-year terms. These lit services are the focus of our service strategy because we are able to earn more revenue per fiber through the provision of lit fiber services than we can with any of our other service offerings. We offer our customers a self-healing ring architecture which enables us to offer and guarantee very high levels of protected service reliability. This synchronous optical network, or SONET, technology is not offered with any of our other services. Our lit fiber lease agreements generally have an initial term of one to five years and provide for fixed monthly payments throughout the term of the lease;

    - DARK FIBER LEASES. We lease rights for dark fiber and related services to some of our facilities-based customers that are able to furnish the optronic equipment needed to utilize dark fiber. Dark fiber consists of fiber strands contained within a fiber optic cable which has been laid but does not include optical transmission equipment. Our dark fiber lease agreements generally have terms of 10 to 20 years and provide for fixed monthly payments throughout the term of the lease;

    - COLLOCATION. We have constructed, and continue to construct, specially designed, configured and equipped facilities adjacent to our network through which carriers are able to connect to our optical network. Our collocation customers collocate with us, or rent space, in our facilities and thereby bond themselves electronically to our network. We have invested substantial resources into our collocation facilities to insure that they provide the carrier-class operating environment that our customers require, including appropriate power supplies, back-up generators, heating, ventilation and air conditioning systems and security and dry fire suppression systems designed to operate without damaging the optronic equipment which they protect; and

    - ANCILLARY NETWORK SERVICES. In additional to the core services described above, we provide ancillary services such as nonrecurring engineering, design and construction of network segments connecting our customers to our network.

    Our lit and dark fiber contracts typically provide for outage related credits, a pre-determined reduction or offset against the customer's lease rate when a customer's leased facility is non-operational or does not meet the customer's operating parameters, and also typically require us to maintain adequate insurance coverages, including product liability coverage.

    OPTICAL WAVELENGTH SERVICES. We also intend to offer optical wavelength services to our customers beginning later this year. These services will leverage our technologically-advanced network, including DWDM technology, to provide a customer with the exclusive long-term use of a portion of the transmission capacity of a fiber optic strand rather than the entire fiber strand. While we expect that a portion of our established dark fiber customers will lease capacity from us in this manner, we anticipate that our new services will generate new customers as well.

SALES AND MARKETING

    Our sales and marketing strategy includes positioning ourself as the wholesale carrier of choice, emphasizing our capacity, reliability, rapid deployment, customer service, access and cost advantages that will allow us to lease our fiber optic infrastructure at competitive prices. Our sales and marketing activities were conducted through a dedicated sales force which numbered 16 sales persons as of April 30, 2000.

CUSTOMERS

    As of April 30, 2000, we had 33 customers. Our customers include, among others, long distance companies such as AT&T Local, MCI WorldCom and Sprint, and competitive local telephone companies such as RCN, CTC Communications and Network Plus. We derived more than 10% of our revenue in 1999 from each of Sprint, CTC Communications and Network Plus.

    Our targeted carrier customer base includes the following classes of carriers:

    - INCUMBENT LOCAL TELEPHONE COMPANIES. Incumbent local telephone companies typically require some interstate paths for internal communications, signal control and operator services. Incumbent local telephone companies also require intrastate capacity to connect central offices to one another. We expect incumbent telephone companies to require significant long-haul capacity as they become eligible to offer long distance services to customers in their region.

    - LONG DISTANCE COMPANIES. Long distance companies typically require regional short-haul connectivity from their national backbone facilities to originate and terminate traffic deeper into the customer base, redundant routing to ensure reliability in their networks and additional capacity.

    - COMPETITIVE LOCAL TELEPHONE COMPANIES. Competitive local telephone companies typically require long distance services and interconnection among their local networks. In addition, competitive local telephone companies focused on providing data services through digital subscriber line, or DSL, technology typically require high-speed fiber connections from incumbent telephone company central offices to their own facilities and from there to the Internet backbone.

    - INTERNET SERVICE PROVIDERS. Internet service providers typically require connections from their facilities to the facilities of long distance companies and local telephone companies and interconnection to other Internet service providers.

    - WIRELESS COMMUNICATION COMPANIES. Wireless companies typically require land-based back-hauling of traffic from towers to their switches and also capacity between their switches and the facilities of local and long distance telephone companies.

SUPPLY RELATIONSHIPS

    We have entered into agreements and arrangements for the supply of equipment and services relating to the construction of our network. In choosing our suppliers, we use such criteria as the quality and performance of the product for the intended purpose, pricing, and the ability of the supplier to meet our delivery schedule and technical support requirements. We purchase optronic equipment from Nortel Networks, Cerent Corporation and Sycamore Networks, network services from Nortel Networks, and cable from Lucent-Fitel and Corning. The cable purchased from Lucent-Fitel includes Lucent's TrueWave-TM- and AllWave-TM- fibers, which we believe have favorable performance characteristics that reduce our investment in signal enhancing network equipment. We believe that there are alternative suppliers or alternative components for all of the components contained in our network. Any delay or extended interruption in the supply of any of the key components, changes in the pricing arrangements with our suppliers or delay in transitioning a replacement supplier's product into our network could disrupt our operation.

RIGHT-OF-WAY AGREEMENTS

    We acquire our rights-of-way principally from electric utilities in the territory covered by our network. We believe that these rights-of-way are superior to alternative rights-of-way because electric utility rights-of-way provide near-ubiquitous urban and intercity coverage at lower cost and because the frequent need to depart from or work around gaps in other rights-of-way often entail significant expenditures and a lengthy and expensive community-by-community approval process. Furthermore, installing cable in electric utility rights-of-way is often safer, easier and faster because the cable is placed in existing underground conduits and ducts, or installed on existing towers and poles.

NORTHEAST UTILITIES AGREEMENTS

    In 1994 and 1995, we entered into a series of agreements with the three principal operating subsidiaries of Northeast Utilities concerning the provision of rights-of-way along electric utility towers and inside urban electric utility ducts. Pursuant to these agreements, we have acquired indefeasible rights-of-use in fiber optic filaments along a designated route in Northeast Utilities' service territory and pay to Northeast Utilities mileage-based annual fees and a percentage of the gross revenues that we generate on the portion of our network located on Northeast Utilities' rights-of-way.

    A portion of the system, comprised of 12 fibers within the cable, is owned by and has been set aside for Northeast Utilities' use. Northeast Utilities may lease these fibers to third parties, provided that, prior to September 2001, Northeast Utilities is not permitted to assign any fibers or resell capacity on these 12 fibers to specified carriers except for limited purposes. After September 2001, Northeast Utilities will be free to use these fibers to compete with us.

    Our agreements with Northeast Utilities have an initial term of 30 years and expire in September 2024. Thereafter they automatically renew for five-year terms, unless one of the parties has given a one-year advance notice of termination. In the event that Northeast Utilities gives such a notice and terminates the agreements, it must either, at its option, pay to us an amount equal to the fair market value of the system built on Northeast Utilities' rights-of-way less the 12 fibers set aside for Northeast Utilities' use, or allow us to retain our indefeasible rights-of-way and receive from us an annual payment equal to 10% of our gross revenue from the fiber optic system on Northeast Utilities' rights-of-way, which payment would be in addition to the other annual payments under our agreements with Northeast Utilities.

CENTRAL MAINE POWER COMPANY AGREEMENT

    In January 1997, we entered into an agreement with Central Maine Power, an affiliate of the selling stockholder, in which Central Maine Power granted to us a right-of-use in fiber optic filaments within a cable along a designated route in Central Maine Power's service territory. In exchange for the rights-of-use, we agreed to pay to Central Maine Power an annual fee beginning, with regard to any particular route segment, in the first calendar year following the installation date for such route segment.

    Our rights-of-use do not apply to six fibers that have been set aside for Central Maine Power's use. Central Maine Power may use these fibers for its own business purpose, but may not lease them to third parties prior to the seventh anniversary of any given installation date. After such seven-year period, to the extent that Central Maine Power has excess capacity on these six fibers, Central Maine Power is required to negotiate in good faith with us to provide such excess capacity to us before making it available to third parties. If we do not enter into an agreement with Central Maine Power with respect to such excess capacity, Central Maine Power will be able to use such capacity to compete with us.

    Our agreement with Central Maine Power has an initial term of 30 years and expires in January 2027. Thereafter it is renewable at our option for an additional ten-year term. In the event that we elect to renew our agreement with Central Maine Power, we must pay to Central Maine Power an annual payment equal to 10% of our gross annual revenue from our fiber optic network constructed along Central Maine Power's rights-of-way, which payment would be in addition to the other annual payments under our agreement with Central Maine Power.

PAYMENTS UNDER RIGHT-OF-WAY AGREEMENTS

    The aggregate amounts accrued by us under our agreements that provide for the rights-of-way used in our network were $785,535, $1,084,325 and $886,322 for the years ended December 31, 1997, 1998 and 1999, respectively.

CONSOLIDATED EDISON COMMUNICATIONS AGREEMENT AND EXELON CORPORATION AGREEMENT

    In November 1999, we entered into agreements with the communications subsidiaries of Consolidated Edison, Inc., and PECO Energy, Inc. Under these agreements, Exelon Corporation, PECO's communications subsidiary, and Consolidated Edison Communications have agreed to provide us with fiber optic filaments and interconnections which, once received, will enable us to operate our network through significant portions of their coverage areas, including New York and Philadelphia, and enter into cooperative marketing arrangements with us.

    Under the agreements, we have agreed to provide network transport and carrier services among the service areas of Consolidated Edison Communications and Exelon Corporation, provided that each of these companies would provide connectivity from our network to their respective local loops, and each would manage distribution into its respective end-users' locations. The communications network would operate under our brand name and we would jointly develop, operate and market the combined telecommunications infrastructure that would be created through the consummation of the two transactions.

    For an initial period of seven years, the agreements provide us with the exclusive right and obligation to provide communications services to Consolidated Edison Communications and Exelon Corporation and their certificated carrier customers to any point covered by our network, so long as we are able to provide such services in a timely manner and at market competitive prices. Consolidated Edison Communications and Exelon Corporation have reciprocal exclusive rights and obligations under the agreements to provide communications services to us and our customers to any point covered by their networks, subject to the same timing and pricing conditions.

    Consolidated Edison Communications has agreed to provide a connection facility for us in Manhattan and provide connectivity to 26 carrier buildings in key areas of Manhattan. These buildings include major long distance company facilities, large collocation facilities, local serving offices and other high-traffic building sites. Exelon Corporation has agreed to provide a new facility for our use in Philadelphia, convey a right-of-use to approximately 4,000 fiber miles in a corridor from New York City to Philadelphia and from Philadelphia to Baltimore and Washington, D.C., and provide connectivity to 40 carrier sites in metropolitan Philadelphia and to one site in each of Baltimore and Washington, D.C.

    Under the agreements, we have agreed to issue 2,448,240 shares of our common stock to Consolidated Edison Communications and 2,106,625 shares of our common stock to Exelon Corporation, which would result in Consolidated Edison Communications and Exelon Corporation owning approximately 10.75% and 9.25% of our outstanding common stock, respectively. Under the agreements, each of these companies also would receive the right to nominate one member to our board of directors.

    These agreements remain subject to regulatory and municipal approval and other conditions beyond our control, and are terminable if the closing has not occurred by September 7, 2000. Prior to closing, we intend to obtain shareholder approval of the transactions. Our two largest shareholders, Northeast Utilities and an affiliate of CMP Group, Inc., have agreed to vote to approve these transactions.

COMPETITION

    The telecommunications industry is highly competitive, and we face substantial competition. Many of our existing and potential competitors have financial, management and other resources that are substantially greater than ours, as well as other competitive advantages, including established reputations in the communications market. New competitors may enter the market because of increased consolidation and strategic alliances resulting from the Telecommunications Act, as well as technological advances and further deregulation. We have only recently begun to offer some of our services and, as a result, we may have fewer and less well-established customer relationships than some of our competitors.

    Communications carriers that own or lease fiber optic networks in New England include AT&T, MCI WorldCom, Sprint and Bell Atlantic and other carriers with networks which employ advanced technology comparable to that of our network, including Broadwing, Qwest Communications International, Metromedia Fiber Network, Level 3 Communications, NEXTLINK Communications and RCN. A significant portion of our revenues are derived from our customer relationships with these competitors.

    In the cities connected by our network, we also face significant competition from the incumbent local telephone companies, which currently dominate their respective local markets. In addition, we face competition from competitive local telephone companies and wireless competitors in the cities in which we plan to build our networks.

    Most communications carriers already own fiber optic cables as part of their communications networks, and each of these carriers could, and some do, compete directly with us in the market for leasing fiber capacity. Some local cable television companies have extensive coaxial cable networks in places that have been, or could be, further upgraded to fiber optic cable. To the extent that local cable television companies decide to equip their networks with fiber optic cable, they are our potential direct competitors. We also face potential competition from the utilities which have granted us rights-of-way in certain portions of our network. See "--Right-of-Way Agreements."

GOVERNMENTAL REGULATION

    While we believe that we are not directly subject to common carrier regulation (except to the extent we have been certified to provide common carrier services through our subsidiaries in Connecticut and New York), we are part of an industry that is highly regulated by federal, state and local governments whose regulatory actions are often subject to judicial modification. We believe that our provision of lit fiber is subject to private carrier regulation. However, in light of the changes that are occurring in the regulation of telecommunications, we cannot forecast whether or not we will be subject to additional regulation in the future.

    Separate and apart from our provision of fiber capacity, we are subject to common carrier regulation to the extent that our Connecticut and New York subsidiaries provide telecommunications services.

Currently, these subsidiaries are not providing common carrier service. By virtue of their status as common carriers, these subsidiaries are subject to certain laws and regulations at the federal, state and local levels.

FEDERAL REGULATION

    Federal regulation has the greatest impact on the telecommunications industry and has undergone major changes in the last four years as the result of the adoption by Congress of the Telecommunications Act of 1996 on February 8, 1996. The Telecommunications Act is the most comprehensive reform of the nation's telecommunications laws since the Communications Act of 1934, as amended, was enacted. The Telecommunications Act imposes a number of access and interconnection requirements on telecommunications carriers and on all local exchange providers, including competitive local exchange carriers, with additional requirements imposed on incumbent local exchange carriers. The Telecommunications Act provides a detailed list of items which are subject to these interconnection requirements, as well as a detailed set of duties for all affected carriers. All telecommunications carriers must interconnect with the facilities of other carriers and not install features that will interfere with the interoperability of networks.

    After lengthy legal proceedings, the FCC adopted revised guidelines implementing the interconnection and local competition provisions of the Telecommunications Act. In order to foster competition in the local exchange market, the FCC required local incumbent exchange carriers to offer unbundled access to their telecommunications networks to competitive local exchange carriers at cost-based rates, including access to dark fiber. This could decrease the demand for fiber provided by us. However, the long and short term effects of the FCC's guidelines have yet to be ascertained.

    Aside from the impact of the Telecommunications Act, we believe that federal regulation does not affect us directly because we are not currently regulated as a common carrier under federal law. Federal law imposes certain legal requirements on common carriers who engage in interstate or foreign communication by wire or radio. These legal requirements apply to telecommunications carriers to the extent they engage in the provision of telecommunications services. Telecommunications carriers and common carriers are essentially the same. Each provides communications services directly to the public or to all potential users on a nondiscriminatory basis subject to standardized rates, terms and conditions. We do not believe that we currently offer our fiber capacity in this manner, because we enter into individual agreements on a selective basis with prospective lessees of our fiber facilities. We therefore do not believe that our provision of dark or lit fiber capacity constitutes telecommunications service or common carriage as defined by the FCC or under the common carrier provisions of the Communications Act.

    We believe that where we provide lit fiber capacity we do so as a "provider of telecommunications" or as a "private carrier." Providers of telecommunications and private carriers are essentially the same. Each makes individualized decisions as to whom and on what rates, terms and conditions it provides transmission capacity. Providers of telecommunications and private carriers are not extensively regulated but are subject to the jurisdiction of the FCC and to Federal Universal Service Fund obligations. There are no assurances, however, that the leasing of lit or dark fiber will not be subject to further regulation under the Communications Act of 1934, as amended.

    Accordingly, it is conceivable that the FCC would subject our provision of both lit and dark fiber capacity to common carrier regulation. In 1994, the U.S. Court of Appeals for the District of Columbia Circuit remanded to the FCC the question of the FCC's authority to regulate dark fiber. To date, the FCC has not indicated an intention to rule on this remand. In addition, the FCC has been petitioned by certain railroad, power and telecommunications associations, none of which is affiliated with us, to clarify the regulatory status of fiber capacity providers.

    As indicated above, our two subsidiaries that have authority to provide telecommunications services on a common carrier basis in New York and Connecticut are subject to regulation under the Communications Act.

    If, and to the extent that, we were deemed to be a common carrier we would be required to comply with several regulatory requirements, including but not limited to the duty to:

    - provide such services indiscriminately upon any reasonable request;

    - charge rates and adopt practices, classifications and regulations that are just and reasonable;

    - avoid unreasonable discrimination in charges, practices, regulations, facilities and services;

    - pay into federal funds such as those for Telecommunications Relay Services and for the management of the North American Numbering Plan;

    - limit our use of Customer Proprietary Network Information to provisioning of the services in connection with which the Customer Proprietary Network was obtained;

    - be subject to the complaint process at the FCC; and

    - comply with various reporting, regulatory fee payment and other requirements.

    We might also be required to file tariffs setting forth the rates for our services. These regulatory requirements could impose substantial burdens on us.

    As a provider of telecommunications or a private carrier in our provision of leased lit fiber capacity, our revenues from such leases are subject to contributions to the FCC's Universal Service Fund, but only insofar as leases to end-users are concerned. Because Internet service providers are deemed to be end-users for Universal Service purposes, our revenues received pursuant to fiber leases to these entities are subject to contributions to the FCC's Universal Service Fund. If we were deemed to be a provider of telecommunications or a private carrier with respect to our provision of leased dark fiber capacity, those revenues would be subject to the same assessments. The assessment rate is calculated quarterly and was set at 5.8% of gross interstate end-user revenues for the fourth quarter of 1999. The assessment rate may be higher in subsequent years. Most of our revenues are from telecommunications carriers that are not end-users and, as a general matter, revenues received from telecommunications carriers are not subject to contribution to the Universal Service Fund. However, our revenues from telecommunications carriers that themselves are exempt from contributing to the Fund because their contribution would be less than $10,000 would be subject to such contribution if the carrier notifies us that it is not contributing directly, in which case the carrier is considered to be an end-user. In addition, if a carrier purchasing our capacity uses it for its own purposes, then we would be subject to such contribution for the revenue generated from that carrier because it too would be considered an end-user.

    Federal telecommunications law may also affect our business by virtue of the interrelationships that exist among us and incumbent local telephone companies and long distance companies. For example, the FCC issued an order requiring, among other things, that common line access fees charged to long distance telephone companies, which previously amounted to more than what was necessary to recover the costs of providing access, shift from being usage driven to a fixed flat cost-based structure. Further access charge reform is pending before the FCC. While it is not possible to predict the precise effect the access charge changes will have on our business or financial condition, the reforms will reduce access charges paid by long distance companies, likely eliminating one of the principal disincentives for use of incumbent local telephone company facilities by long distance telephone companies, which could have a material adverse effect on the use of our fiber optic telecommunications networks by long distance telephone companies.

STATE REGULATION

    The Telecommunications Act prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. In addition, under current FCC policies, any dedicated transmission service or facility that is used more than 10% of the time for the purpose of interstate or foreign communication is subject to FCC jurisdiction to the exclusion of any state regulation. Notwithstanding these prohibitions and limitations, states regulate telecommunications services, including through certification of providers of intrastate services, regulation of intrastate rates and service offerings, and other regulations and retain jurisdiction under the Telecommunications Act to adopt regulations necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of communications services and safeguard the rights of consumers. Accordingly, the degree of state involvement in local telecommunications services may be substantial.

    The state regulatory environment varies substantially from state to state. At present, we do not anticipate that the regulatory requirements to which we will be subject in Connecticut, Maine, Massachusetts, New Hampshire, New York, Vermont and Rhode Island will have any material adverse effect on our operations. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. However, there can be no assurance that future regulatory, judicial, or legislative action will not have a material adverse effect on us.

    We have determined that there are advantages to having certain of our subsidiaries subject to state regulation in Connecticut and New York. As a regulated carrier in those two jurisdictions, these subsidiaries have access to poles and rights-of-way for our fiber lines that otherwise would not be available to us. Our two subsidiaries have obtained authority to provide telecommunications services in these two states. As a result, these subsidiaries will incur certain costs to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments in Connecticut and New York.

LOCAL GOVERNMENT REGULATION

    In addition to federal and state laws, local governments exercise legal authority that may impact our business. For example, local governments typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way. These regulations may have an adverse effect on our business.

EMPLOYEES

    As of April 30, 2000, we employed 73 people. Our employees are not represented by any labor union and we consider our relationship with employees to be satisfactory. We have contracted to third parties substantially all of the engineering, routine maintenance, construction supervision activities and network surveillance associated with the construction of our fiber optic network. We have also contracted to various third party contractors the construction of some parts of our fiber optic network.

PROPERTIES

    The NEON system and its component assets are the principal properties currently owned by us or with respect to which we have an IRU. We own substantially all of the communications equipment currently utilized in our business and hold certain ownership interests in the cable comprising the NEON system. Our installed fiber optic cable is laid along the various rights-of-way held by us. See "Business--Right-of-Way Agreements." Other fixed assets are located at various leased locations in geographic areas we serve.

    Our executive, administrative and sales offices are located at our principal office in Westborough, Massachusetts. We lease this space (approximately 15,000 square feet) pursuant to a six-year lease that commenced in May 1999.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth our executive officers and directors and their ages as of April 1, 2000:

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Vincent C. Bisceglia........     45      Chairman of the Board of Directors and Chief Executive
                                         Officer

Victor Colantonio...........     52      Vice Chairman of the Board of Directors and President

William F. Fennell..........     55      Chief Financial Officer, Treasurer and Vice President,
                                         Finance

Michael A. Musen............     51      Vice President, Operations

Arthur W. Adelberg..........     48      Director

Katherine Dietze Courage....     41      Director (1)(2)

John H. Forsgren............     53      Director (1)

F. Michael McClain..........     50      Director (1)(2)

Gary D. Simon...............     51      Director (2)

------------------------

(1) Member of the compensation committee.

(2) Member of the audit committee.

    VINCENT C. BISCEGLIA, our chairman and chief executive officer, has served in his current position since November 1998. From December 1997 to November 1998 Mr. Bisceglia served as an independent consultant. From
February 1994 to December 1997 Mr. Bisceglia served as president and chief executive officer and a director of Technology Service Group, Inc., a manufacturer of advanced technology pay telephones. Prior to 1994, he served Technology Service Group, Inc. in various management positions. From 1982 to 1986, Mr. Bisceglia was executive vice president and chief operating officer of Transaction Management, Inc., a manufacturer of point-of-sale systems, and from 1978 to 1982, he held senior marketing positions with National Semiconductor-DTS and Siemens-Nixdorf Computer Corporation.

    VICTOR COLANTONIO, our founder, vice chairman of the board of directors and president, has been a member of our board of directors since 1989. From 1987 to 1991 Mr. Colantonio was president of International Communications Services Corp. He served as president of Ireland-based Murray International from 1986 to 1987, where he sold network services. From 1983 to 1986, Mr. Colantonio served as director of marketing for Tele-Engineering Corp., an advanced WAN/LAN developer and video switch and ad-insertion manufacturer. Mr. Colantonio and the Company have decided not to renew Mr. Colantonio's current employment agreement, but intend to negotiate a new agreement commensurate with Mr. Colantonio's position as Vice Chairman and President and which takes into account the fact that the Company is now publicly traded, among other matters.

    WILLIAM F. FENNELL joined us in August 1996 and became our chief financial officer and treasurer in May 1997 and our vice president finance in May 1998. From October 1986 to January 1996, Mr. Fennell was chief financial officer of Philips Electronics Group of North America, a manufacturer and distributor of electronic and electrical products. From 1970 to 1986, Mr. Fennell served in various positions at GTE Corporation, including director of operations for the Communications Products Group.

    MICHAEL A. MUSEN has served as one of our officers since 1992, and became vice president, operations in 1996.

    ARTHUR W. ADELBERG has served as one of our directors since May 1999.
Mr. Adelberg has served as executive vice president and chief financial officer of CMP Group, Inc. since December 1999. From

September 1998 through November 1999, Mr. Adelberg served as executive vice president of CMP Group, Inc. and from March 1994 through August 1998 served as vice president law and power supply of Central Maine Power Company and served in a number of senior management roles at Central Maine Power Company from 1985 through March 1994. Mr. Adelberg is a member of the Executive Committee of the New England Power Pool.

    KATHERINE DIETZE COURAGE has served as a member of our board of directors since August 1998. Ms. Courage has served since 1996 as a managing director in the Global Media and Telecommunications Group in the Investment Banking Department of Credit Suisse First Boston, one of the underwriters of this offering and our initial public offering. Prior to joining Credit Suisse First Boston in September 1996, Ms. Courage worked at Salomon Brothers, Inc. for ten years where she was a managing director with responsibility for the Global Telecommunications Group. Ms. Courage also worked at Merrill Lynch & Co. in the corporate finance department.

    JOHN H. FORSGREN has served as a member of our board of directors since
May 1998. Mr. Forsgren has served as executive vice president and chief financial officer of Northeast Utilities and certain of its affiliates since February 1996. From September 1996 to the present, he has served as a director of Connecticut Yankee Atomic Power Company. From January 1990 to July 1994, he served as senior vice president-chief financial officer of Euro Disney (a division of the Walt Disney Company), and from December 1994 to January 1996, he was a managing director of Chase Manhattan Bank.

    F. MICHAEL MCCLAIN has served as a member of our board of directors since May 1998. Mr. McClain has served as vice president, corporate development of CMP Group, Inc. since September 1998. He held the same position at Central Maine Power Company from February 1998 to August 1998. From 1979 to December 1996 he was group vice president-petroleum for Dead River Company, a petroleum and real estate company.

    GARY D. SIMON has served as a member of our board of directors since
May 1998. Mr. Simon has served as senior vice president-strategy and development for the Northeast Utilities System since April 1998. From 1989 to April 1998, he was senior director, Electric Power of Cambridge Energy Research Associates. From 1984 to 1989, Mr. Simon was director of California Affairs and then vice president of marketing for El Paso Natural Gas Company. From 1981 to 1984, he served as president of Sigma Group, an economics consulting and project development company which he founded in 1981.

    The foregoing executive officers and directors will become the executive officers and directors of NEON Communications after the reorganization.

  PROPOSAL 5--RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has selected the firm of Arthur Andersen LLP as our independent public accountants for the current fiscal year. Arthur Andersen LLP served as our independent public accountants for the year ended December 31, 1999. Although stockholder approval of the board of directors' selection of Arthur Andersen LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the board of directors may reconsider its selection.

    A representative of Arthur Andersen LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
              RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP
                     AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

OTHER BUSINESS

    The board of directors knows of no other business which will be presented for consideration at the meeting other than the proposals described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, telegraph, facsimile and personal interviews, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses in this connection.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Any proposal that a stockholder intends to present at the 2001 annual meeting of stockholders must be submitted to the secretary of the company no later than February 13, 2001 in order to be considered for inclusion in the proxy statement relating to that meeting. Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at the 2001 annual meeting must be received on or before April 28, 2001 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act.

    Pursuant to our by-laws, the company must be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than stockholder matters included in the proxy statement.) The required notice must be made in writing; delivered to or mailed and received by the company secretary at our principal offices, and, if relating to a nomination of directors, by first class United States mail, postage prepaid; and received not less than 60 days or more than 90 days prior to the annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the notice must be mailed or delivered not later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

                                          By order of the board of directors,
                                          Roger M. Barzun,
                                          SECRETARY

June 13, 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 LEGAL OPINION

    The validity of the shares of common stock issued in the reorganization will be passed upon for NEON Communications, Inc. by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements of NorthEast Optic Network, Inc. and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, included in this document and in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information filed by either company may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      500 West Madison Street        13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of this website is http://www.sec.gov.

    NEON Communications has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares of common stock of NEON Communications to be issued to NorthEast Optic Network stockholders in the reorganization. This document constitutes the prospectus of NEON Communications filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE COMMON STOCK OF NEON COMMUNICATIONS OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS DOCUMENT OR IN THE AFFAIRS OF NEON COMMUNICATIONS SINCE THE DATE OF THIS DOCUMENT.

                             FINANCIAL INFORMATION

    The following financial information represents historical financial information of NorthEast Optic Network. If the reorganization is completed, this financial information will represent the historical financial information of NEON Communications on a consolidated basis.

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................    F-2

Consolidated Balance Sheets as of December 31, 1998 and 1999
  and
  March 31, 2000 (unaudited)................................    F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1998
  and 1999 and for the three months ended March 31, 1999 and
  2000 (Unaudited)..........................................    F-4

Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1997,
  1998 and 1999 and for the three months ended March 31,
  2000 (Unaudited)..........................................    F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998
  and 1999 and for the three months ended March 31, 1999 and
  2000 (Unaudited)..........................................    F-6

Notes to Consolidated Financial Statements..................    F-8

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth our executive officers and directors and their ages as of April 1, 2000:

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Vincent C. Bisceglia........     45      Chairman of the Board of Directors and Chief Executive
                                         Officer

Victor Colantonio...........     52      Vice Chairman of the Board of Directors and President

William F. Fennell..........     55      Chief Financial Officer, Treasurer and Vice President,
                                         Finance

Michael A. Musen............     51      Vice President, Operations

Arthur W. Adelberg..........     48      Director

Katherine Dietze Courage....     41      Director (1)(2)

John H. Forsgren............     53      Director (1)

F. Michael McClain..........     50      Director (1)(2)

Gary D. Simon...............     51      Director (2)

------------------------

(1) Member of the compensation committee.

(2) Member of the audit committee.

    VINCENT C. BISCEGLIA, our chairman and chief executive officer, has served in his current position since November 1998. From December 1997 to November 1998 Mr. Bisceglia served as an independent consultant. From
February 1994 to December 1997 Mr. Bisceglia served as president and chief executive officer and a director of Technology Service Group, Inc., a manufacturer of advanced technology pay telephones. Prior to 1994, he served Technology Service Group, Inc. in various management positions. From 1982 to 1986, Mr. Bisceglia was executive vice president and chief operating officer of Transaction Management, Inc., a manufacturer of point-of-sale systems, and from 1978 to 1982, he held senior marketing positions with National Semiconductor-DTS and Siemens-Nixdorf Computer Corporation.

    VICTOR COLANTONIO, our founder, vice chairman of the board of directors and president, has been a member of our board of directors since 1989. From 1987 to 1991 Mr. Colantonio was president of International Communications Services Corp. He served as president of Ireland-based Murray International from 1986 to 1987, where he sold network services. From 1983 to 1986, Mr. Colantonio served as director of marketing for Tele-Engineering Corp., an advanced WAN/LAN developer and video switch and ad-insertion manufacturer. Mr. Colantonio and the Company have decided not to renew Mr. Colantonio's current employment agreement, but intend to negotiate a new agreement commensurate with Mr. Colantonio's position as Vice Chairman and President and which takes into account the fact that the Company is now publicly traded, among other matters.

    WILLIAM F. FENNELL joined us in August 1996 and became our chief financial officer and treasurer in May 1997 and our vice president finance in May 1998. From October 1986 to January 1996, Mr. Fennell was chief financial officer of Philips Electronics Group of North America, a manufacturer and distributor of electronic and electrical products. From 1970 to 1986, Mr. Fennell served in various positions at GTE Corporation, including director of operations for the Communications Products Group.

    MICHAEL A. MUSEN has served as one of our officers since 1992, and became vice president, operations in 1996.

    ARTHUR W. ADELBERG has served as one of our directors since May 1999.
Mr. Adelberg has served as executive vice president and chief financial officer of CMP Group, Inc. since December 1999. From

September 1998 through November 1999, Mr. Adelberg served as executive vice president of CMP Group, Inc. and from March 1994 through August 1998 served as vice president law and power supply of Central Maine Power Company and served in a number of senior management roles at Central Maine Power Company from 1985 through March 1994. Mr. Adelberg is a member of the Executive Committee of the New England Power Pool.

    KATHERINE DIETZE COURAGE has served as a member of our board of directors since August 1998. Ms. Courage has served since 1996 as a managing director in the Global Media and Telecommunications Group in the Investment Banking Department of Credit Suisse First Boston, one of the underwriters of this offering and our initial public offering. Prior to joining Credit Suisse First Boston in September 1996, Ms. Courage worked at Salomon Brothers, Inc. for ten years where she was a managing director with responsibility for the Global Telecommunications Group. Ms. Courage also worked at Merrill Lynch & Co. in the corporate finance department.

    JOHN H. FORSGREN has served as a member of our board of directors since
May 1998. Mr. Forsgren has served as executive vice president and chief financial officer of Northeast Utilities and certain of its affiliates since February 1996. From September 1996 to the present, he has served as a director of Connecticut Yankee Atomic Power Company. From January 1990 to July 1994, he served as senior vice president-chief financial officer of Euro Disney (a division of the Walt Disney Company), and from December 1994 to January 1996, he was a managing director of Chase Manhattan Bank.

    F. MICHAEL MCCLAIN has served as a member of our board of directors since May 1998. Mr. McClain has served as vice president, corporate development of CMP Group, Inc. since September 1998. He held the same position at Central Maine Power Company from February 1998 to August 1998. From 1979 to December 1996 he was group vice president-petroleum for Dead River Company, a petroleum and real estate company.

    GARY D. SIMON has served as a member of our board of directors since
May 1998. Mr. Simon has served as senior vice president-strategy and development for the Northeast Utilities System since April 1998. From 1989 to April 1998, he was senior director, Electric Power of Cambridge Energy Research Associates. From 1984 to 1989, Mr. Simon was director of California Affairs and then vice president of marketing for El Paso Natural Gas Company. From 1981 to 1984, he served as president of Sigma Group, an economics consulting and project development company which he founded in 1981.

    The foregoing executive officers and directors will become the executive officers and directors of NEON Communications after the reorganization.

  PROPOSAL 5--RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has selected the firm of Arthur Andersen LLP as our independent public accountants for the current fiscal year. Arthur Andersen LLP served as our independent public accountants for the year ended December 31, 1999. Although stockholder approval of the board of directors' selection of Arthur Andersen LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the board of directors may reconsider its selection.

    A representative of Arthur Andersen LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
              RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP
                     AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

OTHER BUSINESS

    The board of directors knows of no other business which will be presented for consideration at the meeting other than the proposals described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, telegraph, facsimile and personal interviews, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses in this connection.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Any proposal that a stockholder intends to present at the 2001 annual meeting of stockholders must be submitted to the secretary of the company no later than February 13, 2001 in order to be considered for inclusion in the proxy statement relating to that meeting. Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at the 2001 annual meeting must be received on or before April 28, 2001 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act.

    Pursuant to our by-laws, the company must be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than stockholder matters included in the proxy statement.) The required notice must be made in writing; delivered to or mailed and received by the company secretary at our principal offices, and, if relating to a nomination of directors, by first class United States mail, postage prepaid; and received not less than 60 days or more than 90 days prior to the annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the notice must be mailed or delivered not later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

                                          By order of the board of directors,
                                          Roger M. Barzun,
                                          SECRETARY

June 13, 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 LEGAL OPINION

    The validity of the shares of common stock issued in the reorganization will be passed upon for NEON Communications, Inc. by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements of NorthEast Optic Network, Inc. and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, included in this document and in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information filed by either company may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      500 West Madison Street        13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of this website is http://www.sec.gov.

    NEON Communications has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares of common stock of NEON Communications to be issued to NorthEast Optic Network stockholders in the reorganization. This document constitutes the prospectus of NEON Communications filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE COMMON STOCK OF NEON COMMUNICATIONS OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS DOCUMENT OR IN THE AFFAIRS OF NEON COMMUNICATIONS SINCE THE DATE OF THIS DOCUMENT.

                             FINANCIAL INFORMATION

    The following financial information represents historical financial information of NorthEast Optic Network. If the reorganization is completed, this financial information will represent the historical financial information of NEON Communications on a consolidated basis.

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................    F-2

Consolidated Balance Sheets as of December 31, 1998 and 1999
  and
  March 31, 2000 (unaudited)................................    F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1998
  and 1999 and for the three months ended March 31, 1999 and
  2000 (Unaudited)..........................................    F-4

Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1997,
  1998 and 1999 and for the three months ended March 31,
  2000 (Unaudited)..........................................    F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998
  and 1999 and for the three months ended March 31, 1999 and
  2000 (Unaudited)..........................................    F-6

Notes to Consolidated Financial Statements..................    F-8

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NorthEast Optic Network, Inc.:

    We have audited the accompanying consolidated balance sheets of NorthEast Optic Network, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorthEast Optic Network, Inc. and subsidiaries as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

Boston, Massachusetts
January 18, 2000

                         NORTHEAST OPTIC NETWORK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                          ---------------------------    MARCH 31,
                                                              1998           1999           2000
                                                          ------------   ------------   ------------
                                                                                        (UNAUDITED)
                                               ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.............................  $ 57,737,792   $  4,768,389   $  6,665,050
  Short-term restricted investments (Note 7(a)).........    23,149,975     22,518,611     20,344,602
  Short-term investments................................    48,581,949     66,803,311     52,032,524
  Accounts receivable, net of allowance of approximately
    $224,000 and $117,000 in 1998 and 1999 and $194,000
    at March 31, 2000, respectively.....................       111,915      1,858,201      1,817,299
  Refundable taxes from related party...................       755,838             --             --
  Prepaid expenses and other current assets.............       506,947        494,323        653,069
                                                          ------------   ------------   ------------
      Total current assets..............................   130,844,416     96,442,835     81,512,544
                                                          ------------   ------------   ------------
Property and Equipment, net.............................    52,922,677     94,924,843    106,420,815
                                                          ------------   ------------   ------------
Restricted Investments (Note 7(a))......................    51,371,859     31,693,543     23,029,978
Intangible Assets, net (Note 6).........................    56,773,282     57,572,155     56,878,402
                                                          ------------   ------------   ------------
                                                          $291,912,234   $280,633,376   $267,841,739
                                                          ============   ============   ============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term obligations...........  $    127,619   $         --   $         --
  Accounts payable......................................       322,285      3,783,354      9,103,730
  Accounts payable--Communications network..............     2,647,719      9,438,350      6,858,436
  Accrued expenses......................................    13,526,702     13,348,296      6,953,407
  Accrued right-of-way fees, related party..............     1,084,325        886,322        797,014
  Current portion of deferred revenue...................       140,232         58,380         77,760
                                                          ------------   ------------   ------------
      Total current liabilities.........................    17,848,882     27,514,702     23,790,347
                                                          ------------   ------------   ------------
Deferred Revenue, net of Current Portion................     1,028,668        969,026        951,204
                                                          ------------   ------------   ------------
Long-term Accounts Payable--Communications Network......            --      4,682,858        922,538
                                                          ------------   ------------   ------------
Long-term Obligations, less current maturities..........   180,000,000    180,000,000    180,000,000
                                                          ------------   ------------   ------------
Commitments and Contingencies (Note 13)

STOCKHOLDERS' EQUITY:
  Common stock, $0.01 par value-
    Authorized--30,000,000 shares
    Issued and outstanding--16,066,333 and 16,393,534
    shares at December 31, 1998 and 1999, respectively
    and 16,655,581 shares at March 31, 2000.............       160,663        163,935        166,555
  Warrants..............................................         8,595             --             --
  Additional paid-in capital............................   108,105,684    110,072,881    113,055,338
  Accumulated deficit...................................   (15,240,258)   (42,770,026)   (51,044,243)
                                                          ------------   ------------   ------------
      Total stockholders' equity........................    93,034,684     67,466,790     62,177,650
                                                          ------------   ------------   ------------
                                                          $291,912,234   $280,633,376   $267,841,739
                                                          ============   ============   ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         NORTHEAST OPTIC NETWORK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       THREE-MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                     MARCH 31,
                                       -----------------------------------------   ---------------------------
                                          1997           1998           1999           1999           2000
                                       -----------   ------------   ------------   ------------   ------------
                                                                                           (UNAUDITED)
REVENUES:
  Network services...................  $   347,718   $    820,059   $  3,152,348   $    421,481   $  1,663,192
  Other service......................       46,986         43,613      2,512,928         99,475        989,514
                                       -----------   ------------   ------------   ------------   ------------
      Total revenues.................      394,704        863,672      5,665,276        520,956      2,652,706
                                       -----------   ------------   ------------   ------------   ------------

EXPENSES:
  Cost of revenues (includes
    right-of-way fees of
    approximately $108,000, $591,000,
    $589,000, $145,000 and $153,000
    in 1997, 1998, 1999, and the
    three-months ended March 31, 1999
    and 2000, respectively, paid to
    related parties).................    1,137,943      2,176,266      6,365,758        928,988      2,110,502
  Selling, general and
    administrative...................    1,002,232      5,200,720      7,380,351      1,321,373      2,508,614
  Depreciation and amortization......      552,862      1,798,294      6,149,720        794,978      2,458,941
                                       -----------   ------------   ------------   ------------   ------------

      Total expenses.................    2,693,037      9,175,280     19,895,829      3,045,339      7,078,057
                                       -----------   ------------   ------------   ------------   ------------

      Loss from operations...........   (2,298,333)    (8,311,608)   (14,230,553)    (2,524,383)    (4,425,351)
                                       -----------   ------------   ------------   ------------   ------------

OTHER INCOME (EXPENSE):
  Interest income and other, net.....      138,918      4,179,880      7,712,259      2,240,764      1,535,409
  Interest expense...................     (141,811)    (8,644,463)   (21,011,474)    (4,979,661)    (5,384,275)
                                       -----------   ------------   ------------   ------------   ------------

      Total other expense............       (2,893)    (4,464,583)   (13,299,215)    (2,738,897)    (3,848,866)
                                       -----------   ------------   ------------   ------------   ------------

      Loss before minority interest
        in subsidiaries' earnings and
        benefit from income taxes....   (2,301,226)   (12,776,191)   (27,529,768)    (5,263,280)    (8,274,217)

Minority Interest....................    1,080,200      1,108,933             --             --             --

Benefit From Income Taxes............     (261,000)      (315,000)            --             --             --
                                       -----------   ------------   ------------   ------------   ------------

Loss Before Extraordinary Item.......     (960,026)   (11,352,258)   (27,529,768)    (5,263,280)    (8,274,217)
                                       -----------   ------------   ------------   ------------   ------------

Extraordinary Item (Note 1)..........           --     (1,363,155)            --             --             --
                                       -----------   ------------   ------------   ------------   ------------

                                                                                   $ (5,263,280)
Net Loss.............................  $  (960,026)  $(12,715,413)  $(27,529,768)              $(8,2
                                       -----------   ------------   ------------   ------------   ------------

Basic and Diluted Loss per Share
  Before Extraordinary Item..........  $     (3.37)  $      (1.70)  $      (1.70)  $      (0.33)  $      (0.50)
                                       -----------   ------------   ------------   ------------   ------------

Basic and Diluted Loss per Share.....  $     (3.37)  $      (1.90)  $      (1.70)  $      (0.33)  $      (0.50)
                                       -----------   ------------   ------------   ------------   ------------

Basic and Diluted Weighted Average
  Shares Outstanding.................      284,828      6,675,717     16,172,026     16,070,027     16,476,116
                                       ===========   ============   ============   ============   ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         NORTHEAST OPTIC NETWORK, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                     SERIES A CONVERTIBLE    SERIES B CONVERTIBLE
                                       PREFERRED STOCK         PREFERRED STOCK            COMMON STOCK
                                     --------------------   ----------------------   ----------------------
                                                  $0.01                    $0.01                    $0.01
                                     NUMBER OF     PAR       NUMBER OF      PAR       NUMBER OF      PAR
                                     OF SHARES    VALUE       SHARES       VALUE       SHARES       VALUE     WARRANTS
                                     ---------   --------   -----------   --------   -----------   --------   --------
BALANCE, DECEMBER 31, 1996.........     21,180   $   212        962,734   $  9,627       284,828   $  2,848   $ 8,595
  Issuance of ownership interest...         --        --             --         --            --         --        --
  Issuance of Series A convertible
    preferred stock................     57,144       571             --         --            --         --        --
      Net loss.....................         --        --             --         --            --         --        --
                                     ---------   -------    -----------   --------   -----------   --------   -------

BALANCE, DECEMBER 31, 1997.........     78,324       783        962,734      9,627       284,828      2,848     8,595
  Exercise of common stock
    options........................         --        --             --         --         3,600         36        --
  Reorganization (Note 1)..........    199,636     1,996      3,470,470     34,705            --         --        --
  Conversion of Series A and B
    convertible preferred stock....   (277,960)   (2,779)    (4,433,204)   (44,332)   11,777,905    117,779        --
  Proceeds from initial public
    offering, net of issuance costs
    of $4,230,011..................         --        --             --         --     4,000,000     40,000        --
      Net loss.....................         --        --             --         --            --         --        --
                                     ---------   -------    -----------   --------   -----------   --------   -------

BALANCE, DECEMBER 31, 1998.........         --        --             --         --    16,066,333    160,663     8,595
  Exercise of common stock
    options........................         --        --             --         --       163,002      1,630        --
  Exercise of warrants.............         --        --             --         --       164,199      1,642    (8,595)
  Compensation expense related to
    the issuance of stock options
    to nonemployees................         --        --             --         --            --         --        --
      Net loss.....................         --        --             --         --            --         --        --
                                     ---------   -------    -----------   --------   -----------   --------   -------

BALANCE, DECEMBER 31, 1999.........         --        --             --         --    16,393,534    163,935        --
  Exercise of common stock
    options........................         --        --             --         --       262,047      2,620        --
  Net loss.........................         --        --             --         --            --         --        --
                                     ---------   -------    -----------   --------   -----------   --------   -------
BALANCE, MARCH 31, 2000
  (UNAUDITED)......................  $      --   $    --    $        --   $     --    16,655,581   $166,555   $    --
                                     =========   =======    ===========   ========   ===========   ========   =======


                                      ADDITIONAL                        TOTAL
                                        PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                        CAPITAL        DEFICIT         EQUITY
                                     -------------   ------------   -------------
BALANCE, DECEMBER 31, 1996.........  $   9,267,683   $ (1,564,819)  $  7,724,146
  Issuance of ownership interest...      1,750,088             --      1,750,088
  Issuance of Series A convertible
    preferred stock................        799,445             --        800,016
      Net loss.....................             --       (960,026)      (960,026)
                                     -------------   ------------   ------------
BALANCE, DECEMBER 31, 1997.........     11,817,216     (2,524,845)     9,314,224
  Exercise of common stock
    options........................         32,040             --         32,076
  Reorganization (Note 1)..........     52,597,107             --     52,633,808
  Conversion of Series A and B
    convertible preferred stock....        (70,668)            --             --
  Proceeds from initial public
    offering, net of issuance costs
    of $4,230,011..................     43,729,989             --     43,769,989
      Net loss.....................             --    (12,715,413)   (12,715,413)
                                     -------------   ------------   ------------
BALANCE, DECEMBER 31, 1998.........    108,105,684    (15,240,258)    93,034,684
  Exercise of common stock
    options........................      1,666,116             --      1,667,746
  Exercise of warrants.............          7,640             --            687
  Compensation expense related to
    the issuance of stock options
    to nonemployees................        293,441             --        293,441
      Net loss.....................             --    (27,529,768)   (27,529,768)
                                     -------------   ------------   ------------
BALANCE, DECEMBER 31, 1999.........    110,072,881    (42,770,026)    67,466,790
  Exercise of common stock
    options........................      2,982,457             --      2,985,077
  Net loss.........................             --     (8,274,217)    (8,274,217)
                                     -------------   ------------   ------------
BALANCE, MARCH 31, 2000
  (UNAUDITED)......................  $ 113,055,338   $(51,044,243)  $ 62,177,650
                                     =============   ============   ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         NORTHEAST OPTIC NETWORK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                THREE-MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                               ------------------------------------------   ---------------------------
                                                  1997           1998           1999            1999           2000
                                               -----------   ------------   -------------   ------------   ------------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................  $  (960,026)  $(12,715,413)  $ (27,529,768)  $ (5,263,280)  $ (8,274,217)
  Adjustments to reconcile net loss to net
    cash (used in) provided by operating
    activities-
    Extraordinary item-write-off of deferred
      financing costs........................           --      1,363,155              --             --             --
    Minority interest in subsidiaries'
      earnings...............................   (1,080,200)    (1,108,933)             --             --             --
    Loss on disposal of property and
      equipment..............................           --          6,699              --             --             --
    Accretion of long-term obligations.......       26,642         62,165              --             --             --
    Compensation expense related to the
      issuance of common stock options to
      nonemployees...........................           --             --         293,441             --             --
    Amortization of deferred financing and
      interest costs.........................           --        261,102       1,150,940        156,661        325,071
    Depreciation and amortization............      552,862      1,798,294       6,149,720        794,978      2,458,941
    Changes in assets and liabilities-
      Accounts receivable....................     (908,851)       922,476      (1,746,286)       (76,084)        40,902
      Refundable taxes from related party....     (368,734)      (387,104)        755,838        755,838             --
      Prepaid expenses and other current
        assets...............................       (8,719)      (493,375)         12,624       (446,595)      (158,746)
      Accounts payable.......................      (21,219)        27,527       3,461,069      4,390,694      5,320,376
      Accrued expenses.......................      974,371     13,253,999        (376,409)    (6,776,248)    (6,484,197)
      Deferred revenue.......................      919,170         24,730        (141,494)       (97,702)         1,558
      Deferred tax liability.................       61,000        (61,000)             --             --             --
                                               -----------   ------------   -------------   ------------   ------------
        Net cash (used in) provided by
          operating activities...............     (813,704)     2,954,322     (17,970,325)    (6,561,738)    (6,770,312)
                                               -----------   ------------   -------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of short-term investments........           --    (48,581,949)   (140,221,362)    (6,551,118)   (53,479,213)
  Sales of short-term investments............           --             --     122,000,000             --     68,250,000
  Proceeds from sale of property and
    equipment................................           --          9,500              --             --             --
  Purchases of property and equipment........   (5,609,459)   (38,947,267)    (48,583,642)   (14,837,780)   (13,555,938)
  Increase in intangible assets..............   (3,188,792)    (6,252,612)     (1,518,057)      (382,831)       (30,293)
                                               -----------   ------------   -------------   ------------   ------------
        Net cash (used in) provided by
          investing activities...............   (8,798,251)   (93,772,328)    (68,323,061)   (21,771,729)     1,184,556
                                               -----------   ------------   -------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in accounts payable--
    network..................................      716,985      1,448,426      11,473,489      2,793,790     (6,340,234)
  Proceeds from issuance of long-term
    obligations..............................    1,600,000    180,000,000              --             --             --
  Proceeds from note payable to related
    party....................................    2,100,000     15,775,000              --             --             --
  Payments on long-term obligations..........     (408,116)    (1,991,286)       (127,619)      (108,394)            --
  Payments on note payable to related
    party....................................           --    (17,875,000)             --             --             --
  (Increase) decrease in restricted cash and
    investments..............................     (819,923)   (73,701,911)     20,309,680     11,183,153     10,837,574
  Proceeds from issuance of ownership
    interest.................................    1,750,088             --              --             --             --
  Proceeds from exercise of common stock
    options and warrants.....................           --         32,128       1,668,433            687      2,985,077
  Increase in minority interest in
    subsidiary...............................      106,432             --              --             --             --
  Proceeds from initial public offering,
    net......................................           --     43,769,989              --             --             --
  Proceeds from sale of preferred stock,
    net......................................      800,016             --              --             --             --
                                               -----------   ------------   -------------   ------------   ------------
        Net cash provided by financing
          activities.........................    5,845,482    147,457,346      33,323,983     13,869,236      7,482,417
                                               -----------   ------------   -------------   ------------   ------------

                         NORTHEAST OPTIC NETWORK, INC.

                                                                                                THREE-MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                               ------------------------------------------   ---------------------------
                                                  1997           1998           1999            1999           2000
                                               -----------   ------------   -------------   ------------   ------------
                                                                                                    (UNAUDITED)
Net (Decrease) Increase in Cash and Cash
  Equivalents................................   (3,766,473)    56,639,340     (52,969,403)   (14,464,231)     1,896,661
Cash and Cash Equivalents, beginning of
  period.....................................    4,864,925      1,098,452      57,737,792     57,737,792      4,768,389
                                               -----------   ------------   -------------   ------------   ------------
Cash and Cash Equivalents, end of period.....  $ 1,098,452   $ 57,737,792   $   4,768,389   $ 43,273,561   $  6,665,050
                                               ===========   ============   =============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for-
    Interest.................................  $   165,446   $    660,300   $  23,594,000   $ 13,058,700   $ 11,077,350
                                               ===========   ============   =============   ============   ============
    Taxes....................................  $    45,261   $     16,875   $     189,250   $         --   $         --
                                               ===========   ============   =============   ============   ============
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Goodwill recorded in connection with the
    Reorganization...........................  $        --   $ 47,871,068   $          --   $         --   $         --
                                               ===========   ============   =============   ============   ============
  Issuance of warrants in connection with
    sale of preferred stock and note payable
    to related party.........................  $   532,836   $         --   $          --   $         --   $         --
                                               ===========   ============   =============   ============   ============
  Conversion of minority interest into Series
    A convertible preferred stock in
    connection with the Reorganization.......  $        --   $  4,229,853   $          --   $         --   $         --
                                               ===========   ============   =============   ============   ============
  Exercise of CMP warrant....................  $        --   $    532,836   $          --   $         --   $         --
                                               ===========   ============   =============   ============   ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                         NORTHEAST OPTIC NETWORK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS AND REORGANIZATION

    NorthEast Optic Network, Inc. (the Company, or NEON) (formerly
FiveCom, Inc.) and its subsidiaries are engaged in the ownership, management, operation and construction of fiber optic telecommunication networks in the Northeast, consisting of New England and New York.

    The Company was incorporated in Massachusetts in July 1989. In May 1996, FiveCom LLC, an operating subsidiary majority-owned by the Company, was organized in Massachusetts. Also in May 1996, FiveCom LLC and Mode 1 Communications, Inc. (Mode 1), an affiliate of Northeast Utilities Services Company (NU), organized NECOM LLC in Massachusetts, with FiveCom LLC owning 60%, and Mode 1 owning 40% of the membership interest in NECOM LLC. In
December 1996, FiveCom LLC and Central Maine Power Company (CMP) organized FiveCom of Maine LLC in Massachusetts, with CMP owning 66.7% and FiveCom LLC owning 33.3% of the membership interests in FiveCom of Maine LLC. In addition, CMP purchased a 90.9% interest in the Company, giving it a controlling interest. FiveCom LLC, NECOM LLC and FiveCom of Maine LLC commenced operations upon their respective dates of organization. Prior to the Reorganization, completed on July 8, 1998, the Company had a controlling interest in all entities except FiveCom of Maine LLC (FiveCom of Maine LLC and the Company were commonly controlled by CMP). After the Reorganization, FiveCom of Maine LLC became a wholly owned subsidiary of the Company. As a result, the accompanying consolidated financial statements have been restated to give retroactive effect to the merger of FiveCom of Maine LLC with and into a subsidiary of the Company as a reorganization of entities under common control in a manner similar to a pooling of interests.

    In order to simplify the corporate structure and in contemplation of the initial public offering, the Company's major stockholders decided to reorganize the Company (the Reorganization). In April 1998, prior to the Reorganization, CMP exercised its warrants to purchase 5,876 shares of membership interests in FiveCom LLC for an aggregate exercise price of $58.76 and on July 8, 1998,
(i) each of the minority members in FiveCom LLC (and each of Mode 1 and MaineCom Services, a wholly owned subsidiary of CMP) exchanged their membership interests in FiveCom LLC, NECOM LLC and FiveCom of Maine LLC, respectively, for 3,470,470 shares of the Series B Convertible Preferred Stock of the Company; (ii) FiveCom LLC and NECOM LLC were each merged with and into the Company; (iii) FiveCom of Maine LLC was merged into FiveCom of Maine, Inc., a wholly owned subsidiary of the Company and (iv) the Company was reincorporated in Delaware as NorthEast Optic Network, Inc. and the Company's Certificate of Incorporation was amended and restated. In December 1998, FiveCom of Maine, Inc. was merged with and into NorthEast Optic Network, Inc.

    As a result of the Reorganization, (i) MaineCom Services' ownership of the Company was reduced to 52.82%, with Mode 1 gaining an ownership interest of 40.84% in the Company, (ii) FiveCom LLC and NECOM LLC were merged with and into the Company and (iii) FiveCom of Maine LLC became a wholly owned subsidiary of the Company, which was converted from a Massachusetts limited liability company into a Delaware corporation.

    On July 8, 1998, the Company entered into a Restructuring and Contribution Agreement with CMP, MaineCom Services and Mode 1 relating to the restructuring of the Company. Pursuant to this Agreement, each of MaineCom Services and Mode 1 exchanged membership interests in subsidiaries of the Company for shares of the Series B Convertible Preferred Stock of the Company. In addition, pursuant

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS AND REORGANIZATION (CONTINUED) to the Restructuring and Contribution Agreement, the Company's president and the Company's vice president of operating vice president of operations, exchanged their membership interests in FiveCom LLC, a subsidiary of the Company, for shares of the Series B Convertible Preferred Stock of the Company.

    Prior to the reorganization, FiveCom, Inc., NU and other minority interests owned 82.7%, 9.9% and 7.4%, respectively, of FiveCom LLC membership interests. CMP, through its ownership in FiveCom, Inc. owned a 75.1% interest in FiveCom LLC. In connection with the Reorganization, the Company recorded an intangible asset of $47,871,068 to reflect the Company's exchange of membership interest (acquisition) related to NU's minority interest in NECOM LLC in accordance with AICPA Accounting Interpretation 39 to Accounting Principles Board (APB) Opinion No. 16, Business Combinations (AIN-39). The intangible asset will be amortized over 30 years, reflecting assignment of value to goodwill and to the rights-of-ways, which have 30-year terms.

    On August 5, 1998, the Company completed an initial public offering (IPO) of 4,500,000 shares of its common stock at $12.00 per share (see Note 9(b)) and sold $180 million of 12 3/4% Senior Notes due in 2008 (the Senior Notes) to the public in a debt offering (see Note 7(a)). Upon successful completion of the offerings, the Company retired substantially all of its outstanding notes payable and recorded an extraordinary charge of $1,363,155 in the consolidated statement of operations for the year ended December 31, 1998 to write off the remaining balance of the deferred financing costs related to the notes.

    On November 24, 1999, the Company entered into preliminary agreements with Consolidated Edison Communications, Inc. (CEC) and Exelon. The Company will provide network transport and carrier services in the service areas of the Company, CEC and Exelon. At the same time, each of the parties will provide connectivity from the Company's backbone system to their respective local loops and each will manage their local distributions into New York, Philadelphia, Baltimore and Washington, DC. The communications network will operate under the NEON brand. The term of the CEC agreement is for no less than 25 years and the term of the Exelon agreement is for 20 years with five-year extension periods. Under these agreements, we have agreed to issue 2,448,240 shares of our common stock to Consolidated Edison Communications and 2,106,625 shares of our common stock to Exelon Corporation, which would result in Consolidated Edison Communications and Exelon Corporation owning approximately 10.75% and 9.25% of our outstanding common stock, respectively. Each of these companies also would receive the right to nominate one member to our board of directors. The Company expects that a substantial portion of the value of the stock paid to CEC and Exelon under these agreements will be recorded as an intangible and will result in significant amortization expense and an increase in the Company's net loss per share over the terms of the related agreements. CEC and Exelon have also agreed to contribute to the Company $3,500,000 and $1,950,000, respectively, for the build-out of local points of presence (POP) and the related optronics. Also, CEC and Exelon have agreed to pay the Company approximately $7,900,000 and $6,000,000, respectively, over four years for the cost of POP rental, POP operating expenses, optronics maintenance and sales and marketing expenses. These agreements are subject to termination by either party if the respective closings thereunder have not occurred by September 7, 2000, and are subject to substantial closing conditions that may not be satisfied by that date. The Company is seeking an extension of this termination date. The CEC transaction has encountered regulatory delays, and the Company cannot predict when this transaction will close.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS AND REORGANIZATION (CONTINUED)
    As of December 31, 1999, the Company has recorded revenues principally from contract and other services and has incurred cumulative operating losses of approximately $43,000,000. The market for fiber optic telecommunications in which the Company operates is changing rapidly due to technological advancements, the introduction of new products and services and the increasing demands placed on equipment in worldwide telecommunications networks. The Company is dependent upon a single or limited source of suppliers for a number of components and parts. Shortages resulting from a change in arrangements with these suppliers and manufacturers could cause significant delays in the expansion of the NEON system and could have a material adverse effect on the Company.

(2) SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to consolidated financial statements.

    (a) PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the results of operations of NorthEast Optic Network, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

    (b) UNAUDITED INTERIM FINANCIAL STATEMENTS

    The accompanying consolidated financial statements as of March 31, 2000 and for the three- months ended March 31, 1999 and 2000 are unaudited. These unaudited financial statements have been prepared on the same basis as the audited financial statements and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Results for the three-months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year or future periods.

    (c) MINORITY INTEREST

    Minority interest in consolidated subsidiaries of the Company at December 31, 1997 and 1998 consists of other members' interests in the LLCs identified in Note 1. Changes in minority interest reflect other members' capital adjusted by their portion of the net loss.

    (d) MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (e) REVENUE RECOGNITION

    The services the Company provides include long-term leases of dark fiber (fiber optic transmission lines leased without optronics equipment installed by the Company) and shorter-term leases of lit fiber (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment) at fixed-cost pricing over multi-year terms. Revenues on telecommunications network services are recognized ratably over the term of the applicable lease agreements with customers, which range from 1 to 20 years. Amounts billed in advance of the service provided are recorded as deferred revenue (see Note 2(h)). The Company also leases space at its facilities (collocation services). Other service revenues include these collocation service revenues as well as revenue from nonrecurring design, engineering, and construction services. Revenues for these nonrecurring services are generally recognized as services are performed as the Company has no further obligations.

    The Company has contracts with customers that provide service level commitments, which may obligate the Company to provide credits against billings if service is interrupted or does not meet the customer's operating parameters. These amounts are accounted for in cost of sales. To date, credits issued under these arrangements have not been material.

    (f) INCOME TAXES

    Through July 8, 1998, the Company was majority-owned by CMP and under a tax-sharing agreement was included in the consolidated federal tax return of CMP (see Notes 3 and 11). Tax provisions through that date were calculated on a separate return basis. The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying consolidated financial statements, as measured by enacted tax laws.

    (g) CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company accounts for investments under SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Under SFAS No. 115, investments for which the Company has the positive intent and ability to hold to maturity, consisting of cash equivalents, are reported at amortized cost, which approximates fair market value. Cash equivalents are highly liquid investments with original maturities of three months or less. As of March 31, 2000, all of the Company's short-term investments are classified as

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) held-to-maturity and reported at amortized cost, which approximates fair market value. Cash and cash equivalents and short-term investments consist of the following:

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1998          1999          2000
                                                        -----------   -----------   -----------
Cash and cash equivalents-
  Cash................................................  $     3,238   $   169,167   $   501,280
  Money markets.......................................    2,981,789     4,599,222     6,163,770
  Commercial paper....................................   54,752,765            --            --
                                                        -----------   -----------   -----------
    Total cash and cash equivalents...................  $57,737,792   $ 4,768,389   $ 6,665,050
                                                        ===========   ===========   ===========
Short-term investments-
  U.S. treasury notes.................................  $48,581,949   $43,230,651   $31,357,692
  Commercial paper....................................           --    23,572,660    20,674,832
                                                        -----------   -----------   -----------
    Total short-term investments......................  $48,581,949   $66,803,311   $52,032,524
                                                        ===========   ===========   ===========

    (h) DEFERRED REVENUE

    Deferred revenue represents prepayments on dark fiber optic cable leases. Lease payments are structured as either prepayments or monthly recurring charges. Prepayments are accounted for as deferred revenue and recognized over the term of the respective customer fiber optic lease agreement. At
December 31, 1998 and 1999 and March 31, 2000, the Company has prepaid lease payments totaling approximately, $1,169,000, $1,027,000 and $1,029,000, respectively.

    (i) DEPRECIATION AND AMORTIZATION

    The Company provides for depreciation using the straight-line method to allocate the cost of property and equipment over their estimated useful lives, as follows:

Communications network......................................  20 years
Machinery and equipment.....................................  5-7 years
Leasehold improvements......................................  Life of lease
Network buildings...........................................  15 years
Furniture and fixtures......................................  7 years

    (j) LONG-LIVED ASSETS

    The Company applies SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires the Company to continually evaluate whether events or circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and certain identifiable intangibles and goodwill may warrant revision or that the carrying value of these assets may be impaired. To compute whether assets have been impaired, the estimated gross cash flows for the estimated remaining useful life of the assets are compared to the carrying value. To the extent

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that the gross cash flows are less than the carrying value, the assets are written down to the estimated fair value of the asset. The Company does not believe that its long-lived assets have been impaired.

    (k) CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

    Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, investments and accounts receivable. The Company's cash equivalents and investments are invested in financial instruments with high credit ratings. To control credit risk, the Company performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales.

    Significant accounts receivable balances as a percentage of the Company's total accounts receivable are as follows:

                                                         PERCENTAGE OF TOTAL ACCOUNTS RECEIVABLE
                               SIGNIFICANT   ---------------------------------------------------------------
                                CUSTOMERS       A          B          C          D          E          F
                               -----------   --------   --------   --------   --------   --------   --------
December 31,
  1998.......................       3            --%       64%          *%       10%        16%         --%
  1999.......................       3            --         *          --         *         --          13
March 31, (unaudited)
  2000.......................       3            --        14          --         *         --          18

                                PERCENTAGE OF TOTAL ACCOUNTS RECEIVABLE
                               -----------------------------------------
                                  G          H          I          J
                               --------   --------   --------   --------
December 31,
  1998.......................      --%        --%        --%        --%
  1999.......................      32         11          *          *
March 31, (unaudited)
  2000.......................       *          *         15          *

    The Company recorded revenues greater than 10% of total revenues from the following customers:

                                                                    PERCENTAGE OF TOTAL REVENUES
                               SIGNIFICANT   --------------------------------------------------------------------------
                                CUSTOMERS       A          B          C          D          E          F          G
                               -----------   --------   --------   --------   --------   --------   --------   --------
Year Ended December 31,
  1997.......................       2            10%       69%         --%       --%        --%         --%        --%
  1998.......................       3             *        50          19        12          *          --         --
  1999.......................       3             *         *          18         *          *          16         13
Three-Months Ended March 31,
  (unaudited)
  1999.......................       3             *        21          48         *          *          19          *
  2000.......................       3            --         *           *         *          *          12          *

                                PERCENTAGE OF TOTAL REVENUES
                               ------------------------------
                                  H          I          J
                               --------   --------   --------
Year Ended December 31,
  1997.......................      --%        --%        --%
  1998.......................      --         --         --
  1999.......................       *          *          *
Three-Months Ended March 31,
  (unaudited)
  1999.......................       *          *          *
  2000.......................       *         12         12

------------------------------

*   Represents less than 10%

    (l) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable and notes payable. The estimated fair value of these financial instruments approximates their carrying value.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (m) COMPREHENSIVE INCOME (LOSS)

    SFAS No. 130, REPORTING COMPREHENSIVE INCOME, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive loss is the same as reported net loss for all periods presented.

    (n) LOSS PER SHARE

    SFAS No. 128, EARNINGS PER SHARE, establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. In accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 98, the Company has determined that there were no nominal issuances of common stock or potential common stock in the period prior to the Company's planned initial public offering. Basic and diluted loss per share was determined by dividing net loss by the weighted average common shares outstanding during the period. Common equivalent shares include convertible preferred stock and common stock options and warrants to the extent their effect is dilutive, based on the as-converted and Treasury stock method, respectively. The following potential common shares were excluded from the calculation of dilutive weighted average shares outstanding as their effect would be antidilutive:

                                                                               THREE MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,              MARCH 31,
                                          ---------------------------------   ---------------------
                                            1997        1998        1999        1999        2000
                                          ---------   ---------   ---------   ---------   ---------
                                                                                   (UNAUDITED)
Convertible preferred stock.............  1,041,058          --          --          --          --
Common stock options and warrants.......     11,450   1,712,118   1,896,580   1,736,494   1,829,408
                                          ---------   ---------   ---------   ---------   ---------
  Total.................................  1,052,508   1,712,118   1,896,580   1,736,494   1,829,408
                                          =========   =========   =========   =========   =========

    (o) RECLASSIFICATIONS

    Certain prior-period amounts have been reclassified to conform with current period presentation.

    (p) NEW ACCOUNTING STANDARDS

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133, as amended by SFAS
No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This new standard is not anticipated to have a significant impact on the Company's consolidated financial statements based on the current structure and operations.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The SEC issued SAB No. 101, REVENUE RECOGNITION, in December 1999. The Company is required to adopt this new accounting guidance, as amended by SAB No. 101A, through a cumulative charge to retained earnings in accordance with APB Opinion No. 20, ACCOUNTING CHANGES, no later than the first quarter of fiscal 2000. Management is currently evaluating the effects that this guidance is expected to have on the Company's financial statements.

(3) RELATED PARTY TRANSACTIONS

    Applied Telecommunication Technologies, Inc. (ATTI), a stockholder of the Company had provided the Company with $1,594,433 of lease financing to date. As of December 31, 1999, all obligations have been paid in full.

    During the years ended December 31, 1997, 1998 and 1999, the Company reimbursed CMP and/or its subsidiary, MaineCom Services, for costs related to the activities of the Company. The amount paid to CMP totaled approximately $725,000, $1,200,000 and $241,000 for the years ended December 31, 1997, 1998 and 1999, respectively. The Company believes that these costs approximated the actual costs incurred by CMP and/or MaineCom Services related to such personnel and does not believe that such costs would have been materially different had CMP and/or MaineCom Services not been affiliates of the Company.

    The Company paid approximately $163,000 and $132,000 in right-of-way fees to CMP for the years ended December 31, 1998 and 1999, respectively.

    In addition, CMP included the Company in its consolidated federal income tax return through July 8, 1998. At December 31, 1998, the amounts due under the tax-sharing agreement to the Company from CMP are included in refundable taxes from related party and amounted to approximately $755,800 for current and deferred income tax benefits related to CMP's utilization of the Company's loss carryforwards (see Note 11).

    The Company paid NU approximately $1,907,000 in 1998 and $1,159,000 in 1999 for materials, labor and other contractor charges. Approximately $359,000 and $486,000 was included in accounts payable communications network at December 31, 1998 and 1999, respectively.

    In 1994, the Company entered into an agreement with NU whereby NU waived right-of-way fees for 10 years in return for the Company's guarantee to build the fiber optic network to certain NU facilities and allow NU the use of 12 fibers on designated route segments in the NU service territory.

    The Company's agreement with NU provides for payments on a per-mile basis for certain right-of-way extensions. Such payments are recognized ratably over the 30-year term of the contract. Approximately $1,084,000 and $886,000 was included in accrued right-of-way fees--related party at December 31, 1998 and 1999, respectively.

    The Company believes that the right-of-way fees payable under the NU and CMP agreements are reasonable and are comparable to those which would have been negotiated on an arm's-length basis with an unaffiliated third party.

    The Company has employment contracts with four of its officers. The contracts are for three-year terms expiring at varying dates through July 2001, with an annual compensation commitment of $647,000 in the aggregate. In addition, the Company recorded a one-time bonus for a payment to one individual totaling $500,000 upon the successful completion of the Company's IPO in 1998.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(4) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and consist of the following at:

                                                             DECEMBER 31,
                                                      --------------------------    MARCH 31,
                                                         1998           1999           2000
                                                      -----------   ------------   ------------
Communications network..............................  $27,775,788   $ 48,084,658   $ 51,645,652
Communications network construction-in-progress.....   23,574,533     20,094,360     21,572,621
Machinery and equipment.............................    2,472,259     19,999,571     23,190,757
Leasehold improvements..............................      360,930      9,501,428     14,542,411
Network buildings...................................           --      1,563,258      1,563,258
Furniture and fixtures..............................       26,758      1,371,019      1,655,533
                                                      -----------   ------------   ------------
                                                       54,210,268    100,614,294    114,170,232
Less--Accumulated depreciation and amortization.....    1,287,591      5,689,451      7,749,417
                                                      -----------   ------------   ------------
                                                      $52,922,677   $ 94,924,843   $106,420,815
                                                      ===========   ============   ============

(5) COMMUNICATIONS NETWORK CONSTRUCTION-IN-PROGRESS

    The Company is constructing a communications network in the Northeast. Costs directly related to the construction of the network are being capitalized and will be depreciated over the 20-year estimated useful life of the fiber optic transmission plant as individual segments of the system are placed in service. During 1998 and 1999, approximately 130 and 400 miles, respectively, were placed in service. Approximately $142,000, $1,500,000 and $3,095,000 of interest has been capitalized to communications network construction-in-progress in each of the three years ended December 31, 1997, 1998, and 1999. Interest capitalized was calculated using the weighted average borrowing rate in each period and was 8.86%, 12.64% and 12.75%, respectively, in each of the three years ended December 31, 1997, 1998, and 1999.

(6) INTANGIBLE ASSETS

    Intangible assets subject to amortization have been capitalized and are amortized on the straight-line basis as follows:

Goodwill.............................  30 years (estimated useful life)
Deferred interest and financing        2-10 years (term of the debt)
  costs..............................
Prepaid right-of-way fees, related     10 years (term of the agreement)
  party..............................

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(6) INTANGIBLE ASSETS (CONTINUED)
    Intangible assets consist of the following at:

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1998          1999          2000
                                                        -----------   -----------   -----------
Goodwill..............................................  $47,871,068   $47,871,068   $47,871,068
Deferred interest and financing costs.................    6,266,447     6,848,803     6,741,893
Prepaid right-of-way fees, related party..............    4,072,148     6,099,817     6,099,816
Other.................................................       23,810     1,029,184     1,167,595
                                                        -----------   -----------   -----------
                                                         58,233,473    61,848,872    61,880,372
Less--Accumulated amortization........................    1,460,191     4,276,717     5,001,970
                                                        -----------   -----------   -----------
                                                        $56,773,282   $57,572,155   $56,878,402
                                                        ===========   ===========   ===========

(7) LONG-TERM OBLIGATIONS AND NOTE PAYABLE TO RELATED PARTY

                                                            DECEMBER 31,
                                                     ---------------------------    MARCH 31,
                                                         1998           1999           2000
                                                     ------------   ------------   ------------
12 3/4% Senior Notes...............................  $180,000,000   $180,000,000   $180,000,000
ATTI notes payable (related party).................       127,619             --             --
                                                     ------------   ------------   ------------
                                                      180,127,619    180,000,000    180,000,000
Less--Current portion..............................       127,619             --             --
                                                     ------------   ------------   ------------
                                                     $180,000,000   $180,000,000   $180,000,000
                                                     ============   ============   ============

    (a) 12 3/4% SENIOR NOTES

    In August 1998, the Company sold $180,000,000 of 12 3/4% Senior Notes due 2008 to the public in the debt offering. The Senior Notes are due on August 15, 2008 and scheduled interest payments are due on February 15 and August 15 of each year, commencing February 15, 1999. Upon closing of the offering of the Senior Notes, the Company purchased approximately $72,000,000 in U.S. Government obligations with an average maturity of 645 days to provide for payment in full of the first seven scheduled interest payments on the Senior Notes. Such securities are pledged as security for the benefit of the holders of the Senior Notes, are classified as held-to-maturity and reported at amortized cost and are included as restricted investments in the accompanying consolidated balance sheets. The Senior Notes are redeemable in whole or in part at the option of the Company at any time on or after August 15, 2003 at the following redemption prices expressed as a percentage of principal plus accrued interest through the date of redemption:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2003........................................................   106.375%
2004........................................................   104.250
2005........................................................   102.125
Thereafter..................................................   100.000

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(7) LONG-TERM OBLIGATIONS AND NOTE PAYABLE TO RELATED PARTY (CONTINUED)
    In the event of a change in control, as defined, each holder of the notes will be entitled to require the Company to purchase all or a portion of such holder's Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The Senior Notes are unsecured obligations and rank PARI PASSU in right of payment with all existing and future indebtedness of the Company that is not by its terms subordinate in right of payment and priority to the Senior Notes and is senior in right-of-payment to all future subordinated indebtedness of the Company.

    In connection with this financing, the Company incurred approximately $6,300,000 of issuance costs. These costs have been classified as deferred financing costs in the accompanying consolidated balance sheet as of December 31, 1999 and are being amortized, as additional interest expense, over the term of the Notes.

    (b) ATTI NOTES PAYABLE

    From August 1994 through October 1995, the Company entered into five notes payable with ATTI. The notes bore interest at 13% and were payable in monthly principal and interest installments ranging from $1,194 to $13,270 through August 1999. In addition, the Company issued common stock warrants in conjunction with the notes (see Notes 3 and 10(d)). All amounts were repaid in 1999.

(8) CMP WARRANT

    During October 1997 and in connection with the CMP construction loan agreement, the Company issued a warrant to purchase 5,876 shares of membership interest in FiveCom LLC to the CMP at an exercise price of $0.01 per share. The warrant expires on October 7, 2002. At the time of issuance, the warrant was recorded as a discount on the loan agreement as deferred financing costs and as a separate component in the mezzanine to stockholders' equity at $532,836, the fair market value of the warrant, as calculated using the Black-Scholes option pricing model. The discount was amortized as interest expense over the term of the debt. In April 1998, CMP exercised the warrant.

(9) STOCKHOLDERS' EQUITY

    (a) PREFERRED STOCK

    The Restated Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock, $0.01 par value per share. Under the terms of the Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each series of preferred stock shall have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. At December 31, 1999, no such shares are issued and outstanding.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(9) STOCKHOLDERS' EQUITY (CONTINUED)
    (b) INITIAL PUBLIC OFFERING

    On August 5, 1998, the Company completed an IPO of 4,500,000 shares of its common stock at a price of $12.00 per share. Of the aggregate shares of common stock sold, 4,000,000 were sold for the account of the Company generating net proceeds to the Company of approximately $43,800,000 and 500,000 shares were sold for the account of certain stockholders of the Company. Upon the closing of the IPO, all shares of the Company's Series A and B convertible preferred stock automatically converted into 11,777,905 shares of the Company's common stock.

(10) STOCK-BASED COMPENSATION

    (a) STOCK OPTION PLANS

    The Company's 1998 Stock Incentive Plan (the 1998 Plan) was adopted by the Board of Directors in May 1998. The Plans provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based on certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively, the Awards). Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Incentive stock options and options intended to qualify as performance-based compensation may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Under the 1998 Plan, the Board of Directors has the right to grant other Awards based on the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based on certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. Officers, employees, directors, consultant and advisers of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan.

    As of December 31, 1999 and March 31, 2000, a total of 376,923 and 182,048 shares, respectively, were available for grant under the 1998 Plan.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(10) STOCK-BASED COMPENSATION (CONTINUED)
    (b) STOCK OPTION ACTIVITY

    Stock option activity under the 1998 Plan for the three years in the period ended December 31, 1999 and the three-months ended March 31, 2000 is as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                           NUMBER OF   EXERCISE
                                                            SHARES      PRICE
                                                           ---------   --------
Outstanding, December 31, 1996...........................      3,750    $  .10
  Canceled...............................................     (3,750)      .10
                                                           ---------    ------
Outstanding, December 31, 1997...........................         --        --
  Granted................................................  2,190,978     10.98
  Exercised..............................................     (3,600)      .10
  Canceled...............................................   (649,628)    12.00
                                                           ---------    ------
Outstanding, December 31, 1998...........................  1,537,750     10.57
  Granted................................................    710,165     16.67
  Exercised..............................................   (162,602)    10.31
  Canceled...............................................   (188,733)    11.91
                                                           ---------    ------
Outstanding, December 31, 1999...........................  1,896,580     12.75
  Granted................................................    201,000     83.86
  Exercised..............................................   (262,047)    11.40
  Canceled...............................................     (6,125)    69.45
                                                           ---------    ------
Outstanding, March 31, 2000 (unaudited)..................  1,829,408    $20.56
                                                           =========    ======
Exercisable, March 31, 2000 (unaudited)..................    339,050    $11.48
                                                           =========    ======
Exercisable, December 31, 1999...........................    584,420    $11.10
                                                           =========    ======
Exercisable, December 31, 1998...........................    352,134    $11.95
                                                           =========    ======

                                      OUTSTANDING                     EXERCISABLE
                          ------------------------------------   ----------------------
                            NUMBER       WEIGHTED                  NUMBER
                          OUTSTANDING     AVERAGE     WEIGHTED   EXERCISABLE   WEIGHTED
      EXERCISABLE            AS OF       REMAINING    AVERAGE       AS OF      AVERAGE
    PRICE/RANGE OF         MARCH 31,    CONTRACTUAL   EXERCISE    MARCH 31,    EXERCISE
    EXERCISE PRICE           2000          LIFE        PRICE        2000        PRICE
-----------------------   -----------   -----------   --------   -----------   --------
                          (UNAUDITED)                            (UNAUDITED)
        $  6.09-$  9.75      266,264        8.62      $  6.36       61,707      $ 6.30
        $ 12.00-$ 12.00      989,302        8.34        12.00      251,174       12.00
        $ 15.25-$ 15.93      246,926        9.20        15.71       16,170       15.30
        $ 16.13-$ 16.13       20,841        8.89        16.13        4,674       16.12
        $ 29.38-$ 29.38       80,150        9.38        29.38        2,750       29.37
        $ 33.88-$ 33.88       28,425        9.56        33.88        2,575       33.87
        $ 61.44-$ 61.44      100,000        9.76        61.44           --          --
        $ 96.13-$ 96.13       30,000        9.82        96.13           --          --
        $111.00-$111.00       67,500        9.92       111.00           --          --
                           ---------                               -------
        $  6.09-$111.00    1,829,408        8.73      $ 20.56      339,050      $11.48
                           =========                               =======

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(10) STOCK-BASED COMPENSATION (CONTINUED)
    (c) FAIR VALUE OF STOCK OPTIONS

    In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 requires the measurement of the fair value of stock options to be included in the statements of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and elect the disclosure-only alternative under SFAS No. 123.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:

                                                            YEARS ENDED                       THREE-MONTHS ENDED
                                                            DECEMBER 31,                        MARCH 31, 2000
                                              ----------------------------------------   -----------------------------
                                                1997            1998            1999       1999            2000
                                              --------   ------------------   --------   --------   ------------------
Risk-free interest rate.....................    N/A              4.39-5.52%    5.5%       5.5%              6.34-6.56%
Expected dividend yield.....................    N/A             None           None       None             None
Expected lives..............................    N/A          2-5 years        3 years    3 years         3 years
Volatility..................................    N/A            35.5%           200%       200%             200%
Weighted average fair value of options
  granted during the period.................    N/A            $4.31          $14.63     $10.03           $77.33

    Had compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, the Company's net loss available to common stockholders and basic and diluted net loss per common share would have been the following pro forma amounts:

                                      YEARS ENDED DECEMBER 31,           THREE-MONTHS ENDED MARCH 31,
                               ---------------------------------------   ----------------------------
                                 1997          1998           1999           1999           2000
                               ---------   ------------   ------------   ------------   -------------
Net loss available to common
  stockholders:
  As reported................  $(960,026)  $(12,715,413)  $(27,529,768)  $(5,263,280)   $ (8,274,217)
                               =========   ============   ============   ===========    ============
  Pro forma..................  $(960,026)  $(13,360,167)  $(30,437,989)  $(5,724,954)   $(10,097,890)
                               =========   ============   ============   ===========    ============
Basic and diluted net loss
  per common share:
  As reported................  $   (3.37)  $      (1.90)  $      (1.70)  $     (0.33)   $      (0.50)
                               =========   ============   ============   ===========    ============
  Pro forma..................  $   (3.37)         (2.00)  $      (1.88)  $     (0.36)   $      (0.61)
                               =========   ============   ============   ===========    ============

    (d) WARRANTS

    From August 1994 to October 1995, the Company issued stock purchase warrants to ATTI (see Note 3) for the purchase of 11,450 shares of the Company's common stock at an exercise price of $0.06 per share. The warrants expire five years from the date of grant. At the time of issuance, the Company

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(10) STOCK-BASED COMPENSATION (CONTINUED) recorded a charge of $178, representing the fair market value of the warrants as determined by the Board of Directors. These warrants were exercised in 1999.

    During July 1996, the Company issued a warrant to one of its advisers for the purchase of 2,656 shares of membership interest in FiveCom LLC at an exercise price of $125.84 per share. The warrant expires on April 30, 2001. At the time of issuance, the Company recorded a charge of $8,595, representing the fair market value of the warrant, as calculated using the Black-Scholes option pricing model. Upon closing of the IPO, the warrant converted into a warrant to purchase 162,918 shares of common stock at an exercise price of $2.052 per share. These warrants were exercised in 1999.

(11) INCOME TAXES

    As discussed in Note 3, the Company was included in CMP's consolidated federal income tax return through July 8, 1998. Under the tax sharing agreement, the Company recognized a benefit from amounts utilized by CMP from the Company's net operating losses.

    The income tax benefit for the years ended December 31, 1997, 1998 and 1999 consists of the following:

                                            1997         1998           1999
                                          ---------   -----------   ------------
Current--
  Federal...............................  $(291,000)  $  (230,000)  $         --
  State.................................    (31,000)      (24,000)            --
                                          ---------   -----------   ------------
                                           (322,000)     (254,000)            --
Deferred--
  Federal...............................     47,000    (4,063,000)    (9,893,000)
  State.................................     14,000      (214,000)      (399,000)
                                          ---------   -----------   ------------
                                             61,000    (4,277,000)   (10,292,000)
Less--Valuation allowance...............         --     4,216,000     10,292,000
                                          ---------   -----------   ------------
      Total.............................  $(261,000)  $  (315,000)  $         --
                                          =========   ===========   ============

    The benefit from income taxes for the year ended December 31, 1997 represents refundable income taxes from CMP as a result of its tax-sharing agreement. The benefit from income taxes for the year ended December 31, 1998 represents refundable income taxes from CMP as a result of its tax sharing agreement offset by a provision for net worth taxes.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(11) INCOME TAXES (CONTINUED)
    The components of the deferred taxes are approximately as follows:

                                                       1998           1999
                                                    -----------   ------------
Net operating losses..............................  $ 4,324,000   $ 14,259,000
Depreciation......................................     (164,000)      (427,000)
Reserves and accruals, not currently deductible...      139,000        676,000
Prepaid expenses..................................      (83,000)            --
                                                    -----------   ------------
                                                      4,216,000     14,508,000
Valuation allowance...............................   (4,216,000)   (14,508,000)
                                                    -----------   ------------
Deferred tax liability............................  $        --   $         --
                                                    ===========   ============

    As of December 31, 1999, the Company had federal and state net operating loss carryforwards for the period subsequent to the reorganization available to offset future taxable income, if any, of approximately $36,000,000. These carryforwards expire through 2019 and are subject to the review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of net operating loss carryforwards available to be used in any given year. A full valuation allowance has been recorded in the accompanying consolidated financial statements to offset this carryforward because its future realizability is uncertain.

(12) NETWORK CONSTRUCTION AND NU AND CMP CONTRACTS

    In 1994, the Company contracted for the rights to use NU property over an initial 30 year term for the purpose of owning and operating the fiber optic network facilities. At the end of the initial 30-year term, NU will have the option to purchase the network on NU rights-of-way from the Company at the appraised value or to extend the agreement for an additional 30-year term with an added payment incentive of 10% of revenues generated from the network built on NU rights-of-way. Contractually, the Company is required to build 310 fiber route miles in NU's service territory by September 27, 1999. This requirement of the agreement was extended and the required buildout was completed in the first quarter of 2000.

    Pursuant to the Company's agreement with NU, the right-of-way fees for specified route segments have been waived for 10 years in return for the Company's guarantee to build the fiber optic network to certain NU facilities and allow NU the use of 12 fibers on designated route segments in the NU service territory. Costs of approximately $6,100,000 associated with the construction of the 12 fibers are included in prepaid right-of-way fees--related party in the accompanying consolidated balance sheets and are being recognized as a cost-of-service ratably over 10 years.

    The Company's agreement with NU also provides for payments on a per-mile basis for certain right-of-way extensions. Such payments are being recognized ratably over the 30-year term of the contract.

    In 1996, the Company contracted for the rights to use CMP's property over an initial 30-year term for the purpose of owning and operating fiber optic network facilities. At the end of the initial 30-year term, CMP will have the option to purchase the network on CMP rights-of-way from the Company at the appraised value or to extend the agreement for an additional 10-year term with an added payment incentive of 10% of revenues generated from the network built on CMP rights-of-way.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(12) NETWORK CONSTRUCTION AND NU AND CMP CONTRACTS (CONTINUED)

    The Company's agreement with CMP provides for payments on a per-mile basis. Such payments are payable annually by January 31 of each year and are recognized ratably over the 30-year term of the contract. The Company paid approximately $111,000 and $132,000 in right-of-way payments for the years ended December 31, 1998 and 1999, respectively.

(13) COMMITMENTS AND CONTINGENCIES

    (a) LEASE COMMITMENTS

    The Company leases certain motor vehicles, equipment and collocation and office facilities under noncancelable operating leases which expire at various dates through September 2019. Future minimum lease payments required under these leases at December 31, 1999 are approximately as follows:

Year ending December 31,
  2000.........................................................  $1,680,000
  2001.........................................................   1,704,000
  2002.........................................................   1,637,000
  2003.........................................................   1,651,000
  2004.........................................................   1,647,000
  Thereafter...................................................   9,257,000
                                                                 ----------
                                                                 $17,576,000
                                                                 ==========

    Rent expense charged to operations was approximately $34,000, $163,000 and $2,877,000 in the years ended December 31, 1997, 1998 and 1999, respectively.

    The Company leases fibers from certain electric utility companies on its segment from Hudson, New Hampshire, to Boston and Cambridge, Massachusetts, under operating leases that expire through November 2019. Future minimum lease payments required under these fiber optic leases at December 31, 1999 are approximately as follows:

Year ending December 31,
  2000.........................................................  $2,457,000
  2001.........................................................   2,457,000
  2002.........................................................   2,457,000
  2003.........................................................   2,457,000
  2004.........................................................   2,457,000
  Thereafter...................................................  36,790,000
                                                                 ----------
                                                                 $49,075,000
                                                                 ==========

    In addition, the Company is required to pay to the electric utility companies a portion of the quarterly gross revenue derived by the Company from the sale, use or lease of the leased fibers, as defined in the lease agreement.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense charged to operations was approximately $2,077,000 in the year ended December 31, 1999.

    (b) PURCHASE COMMITMENTS

    In December 1998, the Company entered into a three-year agreement with a vendor to purchase equipment, software and services having a total value of $20,000,000. Through December 31, 1999, the Company has purchased approximately $15,000,000 of equipment under this agreement.

    (c) QWEST AGREEMENT

    In July 1998, the Company entered into an agreement with Qwest Communications Corporation (Qwest) in which Qwest granted the Company an indefeasible right-to-use in certain fibers along a route segment to between Boston and New York City. The term of the agreement is for 20 years, but may be terminated at any time upon the occurrence of certain incurred defaults by the Company or the loss of certain underlying rights held by Qwest or other parties upon whom Qwest depends for its rights in the fiber.

    (d) LITIGATION

    Certain claims arising in the ordinary course of business are pending against the Company. In the opinion of management, these claims are without merit and are not expected to have a material effect on operations.

(14) 401(k) PLAN

    The Company maintains the NorthEast Optic Network, Inc. 401(k) Plan (the
Plan) under Section 401(k) of the IRC covering all eligible employees. Under the Plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the IRC, which would otherwise be payable to the participant for any plan year. The Company matches participant contributions equal to 60% of employee contributions up to a maximum of 5% of an employee's salary. There were no matching contributions made during the year ended December 31, 1997. During the years ended December 31, 1998 and 1999 and the three-months ended March 31, 1999 and 2000 (unaudited), the Company made matching contributions of approximately $27,000, $46,000, $7,000, and $20,000, respectively.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(15) ACCRUED EXPENSES

    Accrued expenses consist of the following at:

                                                                               DECEMBER 31,
                                                                       ----------------------------   MARCH 31,
                                                                           1998           1999           2000
                                                                       -------------  -------------  ------------
                                                                                                     (UNAUDITED)
Accrued interest.....................................................  $   9,244,250  $   8,606,250  $  2,868,750
Accrued construction in progress.....................................      2,051,000      1,106,337       632,616
Accrued property and other taxes.....................................        889,000      1,597,772     1,627,131
Accrued professional fees............................................        245,000        380,000       417,501
Accrued payable to related party.....................................        346,166        316,535       358,940
Accrued payroll and benefits.........................................        271,345        521,254       413,328
Accrued commissions..................................................        100,000        155,117       167,783
Accrued other........................................................        379,941        665,031       467,358
                                                                       -------------  -------------  ------------
                                                                       $  13,526,702  $  13,348,296  $  6,953,407
                                                                       =============  =============  ============

(16) SEGMENT DISCLOSURE

    SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable operating segment of an enterprise. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision-maker is the Chief Executive Officer of the Company.

    The Company analyzes segment reporting based on dark fiber, lit fiber, collocation and other services. Dark fiber, lit fiber, collocation and ancillary network services are reported as revenue only. Cost of revenues, and property and equipment is primarily the operating costs and the communications network and equipment that supports each segment, which is not allocated between the segments for management reporting, or accordingly segment reporting purposes. Similarly, selling, general and administrative expenses are not allocated to the segments for management or segment reporting purposes.

    Management utilizes several measurements to evaluate its operations and allocate resources. However, the principal measurements are consistent with the Company's financial statements. The accounting policies of the segments are the same as those described in Note 2.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(16) SEGMENT DISCLOSURE (CONTINUED)
    Financial information for the Company's segments is as follows:

                                                     YEARS ENDED                        THREE-MONTHS ENDED
                                                     DECEMBER 31,                            MARCH 31,
                                     --------------------------------------------  -----------------------------
                                         1997           1998            1999           1999            2000
                                     -------------  -------------  --------------  -------------  --------------
Revenues:
  Dark fiber.......................  $     347,718  $     680,859  $    1,925,196  $     386,681  $      663,304
  Lit fiber........................       --              139,200       1,227,153         34,800         999,888
  Collocation......................       --             --               316,278       --               273,768
  Ancillary network services(1)....         46,986         43,613       2,196,649         99,475         715,746
                                     -------------  -------------  --------------  -------------  --------------
    Total revenues.................        394,704        863,672       5,665,276        520,956       2,652,706
Cost of Revenues...................      1,137,943      2,176,266       6,365,758        928,988       2,110,502
Selling, General and
  Administrative...................      1,002,232      5,200,720       7,380,351      1,321,373       2,508,614
Depreciation and Amortization......        552,862      1,798,294       6,149,720        794,978       2,458,941
                                     -------------  -------------  --------------  -------------  --------------
Operating Loss.....................  $  (2,298,333) $  (8,311,608) $  (14,230,553) $  (2,524,383) $   (4,425,351)
                                     =============  =============  ==============  =============  ==============
Net Property and Equipment.........  $  16,534,703  $  52,922,677  $   94,924,843  $  67,364,457  $  106,420,815
                                     =============  =============  ==============  =============  ==============
Capital Expenditures...............  $   5,609,459  $  38,947,267  $   48,583,642  $  14,837,780  $   13,555,938
                                     =============  =============  ==============  =============  ==============

------------------------

(1) Includes nonrecurring revenues associated with design, engineering and construction services.

(17) SELECTED QUARTERLY OPERATING RESULTS (UNAUDITED)

    The following table sets forth certain unaudited quarterly results of operations for each of the four quarters ended December 31, 1998 and 1999 and for the three months ended March 31, 2000. In management's opinion, this unaudited information has been prepared on the same basis as the annual financial statements and includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information for the quarters presented, when read in conjunction with the financial statements and notes thereto included elsewhere in this document. The operating results for any quarter are not necessarily indicative of results for any subsequent quarter.

                         NORTHEAST OPTIC NETWORK, INC.

                               DECEMBER 31, 1999

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(17) SELECTED QUARTERLY OPERATING RESULTS (UNAUDITED) (CONTINUED)

                                                                           QUARTER ENDED
                                  ------------------------------------------------------------------------------------------------
                                  MARCH 31,     JUNE 30,    SEPTEMBER 30,  DECEMBER 31,   MARCH 31,      JUNE 30,    SEPTEMBER 30,
                                     1998         1998          1998           1998          1999          1999          1999
                                  ----------  ------------  -------------  ------------  ------------  ------------  -------------
Revenues:
  Network service...............  $  146,257  $    179,661   $   155,766    $  338,375   $    421,481  $    737,461   $ 1,023,977
  Other service.................       5,106         2,752        16,395        19,360         99,475       305,384       595,440
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
    Total revenues..............     151,363       182,413       172,161       357,735        520,956     1,042,845     1,619,417
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
Expenses:
  Cost of revenues..............     247,386       810,892       546,504       571,484        928,988     1,448,543     1,843,655
  Selling, general and
    administrative..............     225,122       867,637     2,272,808     1,835,153      1,321,373     2,111,799     1,614,575
  Depreciation and
    amortization................     302,013       313,645       491,633       691,003        794,978     1,205,873     1,904,083
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
    Total expenses..............     774,521     1,992,174     3,310,945     3,097,640      3,045,339     4,766,215     5,362,313
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
    Loss from operations........    (623,158)   (1,809,761)   (3,138,784)   (2,739,905)    (2,524,383)   (3,723,370)   (3,742,896)
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
Other Income (Expense):
    Interest income and other,
      net.......................      30,322        56,550     1,615,895     2,477,113      2,240,764     2,001,901     1,816,213
    Interest expense............     (91,816)     (365,223)   (3,275,400)   (4,912,024)    (4,979,661)   (5,189,609)   (5,356,351)
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
    Total other expense.........     (61,494)     (308,673)   (1,659,505)   (2,434,911)    (2,738,897)   (3,187,708)   (3,540,138)
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
    Loss before minority
      interest in subsidiaries'
      earnings and provision for
      income taxes..............    (684,652)   (2,118,434)   (4,798,289)   (5,174,816)    (5,263,280)   (6,911,078)   (7,283,034)
Minority Interest...............     314,498       794,435            --            --             --            --            --
(Benefit from) Provision for
  Income Taxes..................     (77,000)     (487,480)           --       249,480             --            --            --
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
Loss before Extraordinary
  Item..........................    (293,154)     (836,519)   (4,798,289)   (5,424,296)    (5,263,280)   (6,911,078)   (7,283,034)
Extraordinary Item..............          --            --    (1,335,004)      (28,151)            --            --            --
                                  ----------  ------------   -----------    ----------   ------------  ------------   -----------
Net Loss........................  $ (293,154) $   (836,519)  $(6,133,293)   $(5,452,447) $ (5,263,280) $ (6,911,078)  $(7,283,034)
                                  ==========  ============   ===========    ==========   ============  ============   ===========
Basic and Diluted Loss per
  Share.........................  $    (1.03) $      (2.91)  $     (0.61)   $    (0.34)  $      (0.33) $      (0.43)  $     (0.45)
                                  ==========  ============   ===========    ==========   ============  ============   ===========


                                  DECEMBER 31,   MARCH 31,
                                      1999          2000
                                  ------------  ------------
Revenues:
  Network service...............   $  972,412   $  1,663,192
  Other service.................    1,509,646        989,514
                                   ----------   ------------
    Total revenues..............    2,482,058      2,652,706
                                   ----------   ------------
Expenses:
  Cost of revenues..............    2,144,572      2,110,502
  Selling, general and
    administrative..............    2,332,604      2,508,614
  Depreciation and
    amortization................    2,244,786      2,458,941
                                   ----------   ------------
    Total expenses..............    6,721,962      7,078,057
                                   ----------   ------------
    Loss from operations........   (4,239,904)    (4,425,351)
                                   ----------   ------------
Other Income (Expense):
    Interest income and other,
      net.......................    1,653,381      1,535,409
    Interest expense............   (5,485,853)    (5,384,275)
                                   ----------   ------------
    Total other expense.........   (3,832,472)    (3,848,866)
                                   ----------   ------------
    Loss before minority
      interest in subsidiaries'
      earnings and provision for
      income taxes..............   (8,072,376)    (8,274,217)
Minority Interest...............           --             --
(Benefit from) Provision for
  Income Taxes..................           --             --
                                   ----------   ------------
Loss before Extraordinary
  Item..........................   (8,072,376)    (8,274,217)
Extraordinary Item..............           --             --
                                   ----------   ------------
Net Loss........................   $(8,072,376) $ (8,274,217)
                                   ==========   ============
Basic and Diluted Loss per
  Share.........................   $    (0.49)  $      (0.50)
                                   ==========   ============

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To Northeast Optic Network, Inc.:

    We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in this Registration Statement on Form S-4 and have issued our report thereon dated January 18, 2000. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)(2) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Boston, Massachusetts
January 18, 2000

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS

                                                   BALANCE AT
                                                  BEGINNING OF                             BALANCE AT
ITEM                                                 PERIOD      ADDITIONS   DEDUCTIONS   END OF PERIOD
----                                              ------------   ---------   ----------   -------------
Allowance for Doubtful Accounts:
Year ended December 31,
  1998..........................................    $     --     $224,000     $     --      $224,000
  1999..........................................    $224,000     $146,000     $253,000      $117,000
Three months ended March 31, 2000...............    $117,000     $ 84,000     $  7,000      $194,000

                                                                       EXHIBIT A

                      FORM OF AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated this   day of       , 2000, pursuant to
Section 251(g) of the General Corporation Law of Delaware, among NorthEast Optic Network, Inc., a Delaware corporation (the "Surviving Company"), NEON Communications, Inc., a Delaware corporation ("Communications"), and NEON Acquisition, Inc., a Delaware corporation (the "Transitory Subsidiary").

                                  WITNESSETH:

    WHEREAS, the Surviving Company is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 2,000,000 shares of undesignated preferred stock, $.01 par value per share, of which shares and no shares, respectively, are issued and outstanding as of the date hereof;

    WHEREAS, Communications is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 2,000,000 shares of undesignated preferred stock, $.01 par value per share, of which 1,000 shares and no shares, respectively, are issued and outstanding as of the date hereof;

    WHEREAS, the Transitory Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 1,000 shares of Common Stock, $.01 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof;

    WHEREAS, all of the outstanding capital stock of Communications is held by the Surviving Company and all of the outstanding capital stock of the Transitory Subsidiary is held by Communications;

    WHEREAS, the Transitory Subsidiary desires to merge with and into the Surviving Company, and the Surviving Company desires that the Transitory Subsidiary be merged with and into it, with the result that the Surviving Company would be a wholly-owned subsidiary of Communications, and the current stockholders of the Surviving Company would become stockholders of Communications;

    WHEREAS, the Boards of Directors of the Surviving Company, Communications and the Transitory Subsidiary have adopted a resolution approving this Agreement and Plan of Merger; and

    WHEREAS, the Merger (as defined below) is being made in connection with the execution of that certain Subscription Agreement and System Agreement by and between the Surviving Company, Communications and Exelon Corporation ("Exelon"), and that certain Subscription Agreement and System Agreement by and between the Surviving Company, Communications and Consolidated Edison Communications, Inc. ("CEC"), of even date herewith, pursuant to which (among other things) Exelon and CEC agree to make certain contributions of assets to Communications in exchange for shares of Communications (the "Asset Contributions").

    WHEREAS, the transactions contemplated by this Agreement and Plan of Merger, together with the Asset Contributions, are intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and also as a tax-free merger transaction pursuant to
Section 368(a) of the Code (regardless of the Asset Contributions).

    NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. MERGER. The Transitory Subsidiary shall be merged into the Surviving Company pursuant to Section 251(g) of the General Corporation Law of Delaware. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Transitory Subsidiary shall cease forthwith upon the Effective Time (as defined below). The merger of the Transitory Subsidiary into the Surviving Company shall herein be referred to as the "Merger." The Merger shall have the effects set forth in Section 259 of the General Corporation Law of Delaware.

    2. EFFECTIVE TIME. The Merger shall be effective upon the filing of this Agreement and Plan of Merger or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after execution of this Agreement and Plan of Merger. The time of such effectiveness shall herein be referred to as the "Effective Time."

    3. COMMON STOCK OF COMMUNICATIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock of Communications issued and outstanding immediately prior thereto shall be canceled and shall cease to exist without payment of any consideration therefor.

    4. COMMON STOCK, OPTIONS AND WARRANTS OF THE SURVIVING COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Common Stock of the Surviving Company issued and outstanding immediately prior thereto shall be changed and converted into and represent the right to receive one fully paid and non-assessable share of the Common Stock, par value $.01 per share, of Communications and (ii) each unexercised option, warrant or other right to purchase a share of the Common Stock of the Surviving Company, whether or not exercisable, shall be assumed by Communications and shall be deemed to constitute an option, warrant or other right, as the case may be, to acquire, on the same terms and conditions as were applicable under such option, warrant or other right immediately prior to the Effective Time, one share of the Common Stock, par value $.01 per share, of Communications. The exercise price per share of each such option, warrant or other right, term, exercisability, vesting schedule, if applicable, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of such option or warrant shall remain unchanged. Communications shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its Common Stock for delivery upon exercise of the options, warrants or other rights assumed pursuant to this Section 4. Communications shall assume the Surviving Company's Amended and Restated 1998 Stock Incentive Plan, as if the same had been adopted by Communications, and the options of the Surviving Company assumed by Communications pursuant to this
Section 4 shall remain subject to such Plan in all respects.

    5. COMMON STOCK OF THE TRANSITORY SUBSIDIARY. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock of the Transitory Subsidiary issued and outstanding immediately prior thereto shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Common Stock, par value $.01 per share, of the Surviving Company.

    6. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Surviving Company shall be deemed for all purposes to evidence ownership of and to represent the shares of Communications into which the shares of the Surviving Company represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Transitory Subsidiary shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company into which the shares of the Transitory Subsidiary represented by such certificates have been converted as herein provided. The registered owners on the books and records of Communications and Surviving Company or their respective transfer agents of any such outstanding stock certificates shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Communications or the Surviving Company, as the case may be, or their respective transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Communications or the Surviving Company evidenced by such outstanding certificates as above provided.

7.  CERTIFICATE OF INCORPORATION AND BY-LAWS.

    (a) The Certificate of Incorporation of the Surviving Company in effect on the Effective Time shall be amended in accordance with Section 251(g) as follows:

        (i) Article FIRST of the Certificate of Incorporation of the Surviving Company shall be amended to read in its entirety as follows:

            "FIRST:  The name of the Corporation is "NEON Optica, Inc."

        (ii) Article FOURTH of the Certificate of Incorporation of the Surviving Company shall be amended to read in its entirety as follows:

            "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share."

       (iii) Article TENTH of the Certificate of Incorporation of the Surviving Company shall be amended, pursuant to the requirements of
             Section 251(g), to read in its entirety as follows:

    "TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of Delaware or its Certificate of Incorporation the approval of the stockholders of the Surviving Company, shall, pursuant to Section 251(g) of the General Corporation Law of Delaware, require, in addition, the approval of the stockholders of NEON Communications, Inc., a Delaware corporation which is a "holding company" with respect to the Corporation (as such term is defined in Section 251(g) of the General Corporation Law of Delaware), or any successor by merger, by the same vote as is required by the General Corporation Law of Delaware or this Certificate of Incorporation.

    (b) The By-Laws of the Surviving Company in effect on the Effective Time shall continue to be the By-Laws of the Surviving Company until amended in accordance with the provisions thereof and applicable law.

    (c) The Certificate of Incorporation and the By-Laws of Communications in effect on the Effective Time shall continue to be the Certificate of Incorporation and By-Laws of Communications until amended in accordance with the provisions thereof and applicable law.

    8. DIRECTORS AND OFFICERS. The members of the Board of Directors of the Surviving Company immediately prior to the Effective Time shall become the members of the Board of Directors of Communications at the Effective Time. The officers of the Surviving Company immediately prior to the Effective Time shall become the officers of Communications at the Effective Time and shall hold the same offices in Communications as they did in the Surviving Company until the expiration of their respective terms of office and until their successors have been elected and qualified. The members of the Board of Directors of the Transitory Subsidiary immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Company at the Effective Time. The officers of the Transitory Subsidiary immediately prior to the Effective Time shall become the officers of the Surviving Company at the Effective Time and shall hold the same offices in the Surviving Company as they did in the Transitory Subsidiary until the expiration of their respective terms of office and until their successors have been elected and qualified.

    9. ABANDONMENT. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of the Surviving Company, Communications and the Transitory Subsidiary or any of them.

    10. AMENDMENT. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Surviving Company, Communications and the Transitory Subsidiary at any time prior to the Effective Time.

    11. GOVERNING LAW. This Agreement and Plan of Merger and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

    12. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

               [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                NORTHEAST OPTIC NETWORK, INC.

                                By:
                                     -----------------------------------------
                                     President
ATTEST:

------------------------------
Secretary

                                NEON COMMUNICATIONS, INC.

                                By:
                                     -----------------------------------------
                                     President

ATTEST:
------------------------------
Secretary

                                NEON ACQUISITION, INC.

                                By:
                                     -----------------------------------------
                                                     President

ATTEST:
------------------------------
Secretary

    I,             , Secretary of NorthEast Optic Network, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of NorthEast Optic Network, Inc. pursuant to
Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

    WITNESS my hand on this       day of       , 2000.

                                          --------------------------------------
                                          Secretary

    I,             , Secretary of NEON Communications, Inc., a corporation
organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of NorthEast Optic Network, Inc. pursuant to
Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

    WITNESS my hand on this       day of       , 2000.

                                          --------------------------------------
                                          Secretary

    I,             , Secretary of NEON Acquisition, Inc., a corporation
organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of NorthEast Optic Network, Inc. pursuant to
Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

    WITNESS my hand on this       day of       , 2000.

                                          --------------------------------------
                                          Secretary

                                                                      APPENDIX 1

                         NORTHEAST OPTIC NETWORK, INC.
                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

1. PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") of NorthEast Optic Network, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make)important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of NorthEast Optic Network, Inc., as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY. All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION.

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

    (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). At such time as the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in
       Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS.

    (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 4,936,105 shares of Common Stock (after giving effect to a 2.5-for-1 stock split effected by means of a stock dividend on or about July 29, 1998). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 350,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

    (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option,
       (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and
       Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.  STOCK OPTIONS.

    (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

       (i) in cash or by check, payable to the order of the Company;

       (ii) except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

       (iii) (1) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (2) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (3) by payment of such other lawful consideration as the Board may determine; or

       (iv) any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK.

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  GENERAL PROVISIONS APPLICABLE TO AWARDS.

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) EXTRAORDINARY CORPORATE TRANSACTIONS.

       (i) Change in Control. A "Change of Control of the Company" (as defined in Section 9) shall have the effects set forth in Section 9.

       (ii) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

    (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until
       (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.  CHANGE IN CONTROL.

    (a) ACCELERATION. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all Options (or the vesting of all Restricted Stock Awards or other stock based Awards, as the case may be) granted to such Participant then outstanding shall be accelerated in full and any restrictions on exercising outstanding options or other Awards issued to such Participant pursuant to the Plan shall terminate. For purposes of the Plan, the term

       "Change in Control of the Company" shall have the following meaning: A "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes (after the date of the adoption of this Plan) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section 9) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    (b) CONSEQUENCES OF CHANGE IN CONTROL OF THE COMPANY. Upon the occurrence of a Change in Control of the Company, or the execution by the Company of any agreement which results in a Change in Control of the Company, the Board shall take any one or more of the following actions with respect to then outstanding Awards:

       (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) in the event of a transaction resulting in a Change in Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; and (iii) provide that any other stock-based Awards outstanding shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

10. MISCELLANEOUS.

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

    (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the later of (i) date on which it is adopted by the Board and (ii) the date of the closing of the IPO. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's shareholders, but Awards previously granted may extend beyond that date.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board, but no Award granted to a Participant designated as subject to
       Section 162(m) by the Board shall become exercisable, realizable or vested (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant) unless and until such amendment shall have been approved by the Company's shareholders.

    (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    (f) STOCKHOLDER APPROVAL. For purposes of the Plan, stockholder approval shall mean approval by a vote of Stockholders in accordance with
       Section 162(m) of the Code.

                            ------------------------

                 ADOPTED BY THE BOARD OF DIRECTORS ON MAY 18, 1998
                  APPROVED BY THE STOCKHOLDERS ON MAY 26, 1998
        AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON JULY 28, 1998
                 APPROVED BY THE STOCKHOLDERS ON JULY 28, 1998
             AMENDED BY THE BOARD OF DIRECTORS ON NOVEMBER 5, 1998
              AMENDED BY THE BOARD OF DIRECTORS ON MARCH 10, 2000

Note: The Fair Market Value on date of grant is the closing price as reported on the Nasdaq National Market on that date. This is not in the plan but the custom and practice of the Compensation Committee

                                                                    APPENDIX 2
PROXY
                          NORTHEAST OPTIC NETWORK, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 13, 2000

The undersigned, having received a Notice of the Annual Meeting of Stockholders of NorthEast Optic Network, Inc. (the "Company") to be held on Thursday, July 13, 2000 (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Vincent C. Bisceglia, Victor Colantonio and William F. Fennell and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE

/X/  Please mark your votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1.  To elect seven directors:

    Nominees: Vincent C. Bisceglia, Victor Colantonio, Katherine Dietze Courage,
              John H. Forsgren, David E. Marsh, F. Michael McClain,
              Gary D. Simon.


         FOR ALL                                       WITHHELD FROM
        NOMINEES         /   /                  /   /  ALL NOMINEES


[  ]   -------------------------------------------------------------------------

       INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided above.

2.       To approve (i) the continuance of the Company's Amended and            FOR          AGAINST       ABSTAIN
         Restated 1998 Stock Incentive Plan, as amended to date, and            / /            / /           / /
         (ii) the amendment of the Company's Amended and Restated 1998
         Stock Incentive Plan,as amended to date.

3.       To approve the adoption of an amendment to the Company's               FOR          AGAINST       ABSTAIN
         Second Amended and Restated Certificate of Incorporation               / /            / /           / /
         in order to increase the shares of Common Stock authorized for issuance from 30,000,000 shares to 60,000,000 shares.


4.       To approve the issuance of shares of the Company's Common Stock        FOR          AGAINST       ABSTAIN
         to Consolidated Edison Communications, Inc. and Exelon                 / /            / /           / /
         Corporation in exchange for their contribution to the Company of cash and assets consisting of fiber optic facilities.

5.       To ratify the selection of Arthur Andersen LLP as the                  FOR          AGAINST       ABSTAIN
         Company's independent public accountants for the current               / /            / /           / /
         fiscal year.

In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature:
           ------------------------------------------

Date:
     -----------------------------------------------

Signature:
          ------------------------------------------

Date:
     -----------------------------------------------

PROXY                                                                 APPENDIX 2

                         NORTHEAST OPTIC NETWORK, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 13, 2000

    The undersigned, having received a Notice of the Annual Meeting of Stockholders of NorthEast Optic Network, Inc. (the 'Company') to be held on Thursday, July 13, 2000 (the 'Annual Meeting') and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Vincent C. Bisceglia, Victor Colantonio and William F. Fennell and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

    Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

    /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1.   To elect seven
     directors:
     Nominees: Vincent C. Bisceglia, Victor Colantonio, Katherine Dietze Courage, John H. Forsgren, David E. Marsh, F. Michael McClain,
                Gary D. Simon.
                                FOR ALL NOMINEES
/ /                                WITHHELD FROM ALL NOMINEES
/ /

--------------------------------------------------------------------------------

    INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THE
                  NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.

  SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

2. To approve (i) the continuance of the Company's Amended and Restated 1998 Stock Incentive Plan, as amended to date, and (ii) the amendment of the Company's Amended and Restated 1998 Stock Incentive Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To approve the adoption of an amendment to the Company's Second Amended and Restated Certificate of Incorporation in order to increase the shares of Common Stock authorized for issuance from 30,000,000 shares to 60,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To approve the issuance of shares of the Company's Common Stock to Consolidated Edison Communications, Inc. and Exelon Corporation in exchange for their contribution to the Company of cash and assets consisting of fiber optic facilities.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                           Signature: __________________________

                                           Date: _______________________________

                                           Signature: __________________________

                                           Date: _______________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Certificate of Incorporation.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Our Second Amended and Restated Certificate of Incorporation provides that we will, to the fullest extent permitted by Delaware law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of our company, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of a person seeking indemnification in connection with such action, suit or proceeding and any appeal therefrom.

    As a prerequisite to indemnification under our Second Amended and Restated Certificate of Incorporation, the person seeking indemnification must notify us in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnification will or could be sought. With respect to any action, suit, proceeding or investigation of which we are so notified, we will be entitled to participate therein at our own expense and/or to assume the defense of the action at our own expense, with legal counsel reasonably acceptable to the person seeking indemnification.

    If we do not choose to assume the defense of an action for which we have received notice, we generally will pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by a party seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred before the final disposition of such matter shall be made only upon receipt of an undertaking by the person seeking indemnification to repay all amounts so advanced in the event that it shall ultimately be determined that the person seeking indemnification is not entitled to be indemnified by us under our Second Amended and Restated Certificate of Incorporation.

    Our Second Amended and Restated Certificate of Incorporation does not require us to indemnify any person seeking indemnification in connection with a proceeding initiated by such person unless such initiation was approved by our Board of Directors. In addition, we will not indemnify any person to the extent such person is reimbursed from the proceeds of an insurance reimbursement. We have purchased directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers or directors, as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed herewith:

 NUMBER                                                 EXHIBIT TITLE
---------  -------------------------------------------------------------------------------------------------------
     2.01  Form of Agreement and Plan of Merger by and among the Registrant, NorthEast Optic Network, Inc. and
           NEON Acquisition, Inc. (Exhibit A to the prospectus filed herewith)

     3.01  Certificate of Incorporation of the Registrant

     3.02  Bylaws of the Registrant

     4.01  Form of Specimen Certificate for the Registrant's common stock

   * 5.01  Opinion of Hale and Dorr LLP

   #10.01  Amended and Restated 1998 Stock Incentive Plan.

    10.02  Form of Indemnity Agreement among NorthEast Optic Network and the individual signatories thereto
           (incorporated by reference to Exhibit 10.2 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

    10.03  Stock Subscription Agreement dated November 22, 1995, as amended on April 30, 1996, between NorthEast
           Optic Network and MaineCom Services (incorporated by reference to Exhibit 10.3 to NorthEast Optic
           Network's Registration Statement on Form S-1, Registration No. 333-53441.)

    10.04  Form of Restructuring and Contribution Agreement dated July 8, 1998 (incorporated by reference to
           Exhibit 10.4 to NorthEast Optic Network's Registration Statement on Form S-1, Registration No.
           333-53441.)

   +10.15  Master Services Agreement dated January 1, 1994 between NorthEast Optic Network and MCI
           Telecommunications Corporation ("MCI") (incorporated by reference to Exhibit 10.15 to NorthEast Optic
           Network's Registration Statement on Form S-1, Registration No. 333-53441.)

   +10.16  Fiber Optic Use Agreement dated January 2, 1997 between NorthEast Optic Network and MCI (incorporated by reference to Exhibit 10.16 to NorthEast Optic Network's Registration Statement on Form S-1,
           Registration No. 333-53441.)

   +10.17  Letter Agreement dated March 1, 1996 between NorthEast Optic Network and Brooks Fiber Communications of
           Massachusetts, Inc. (incorporated by reference to Exhibit 10.17 to NorthEast Optic Network's
           Registration Statement on Form S-1, Registration No. 333-53441.)

   +10.18  Fiber Optic Lease Agreement dated March 31, 1998 between NorthEast Optic Network and Sprint
           Communications Company L.P. (incorporated by reference to Exhibit 10.18 to NorthEast Optic Network's
           Registration Statement on Form S-1, Registration No. 333-53441.)

   +10.19  Aerial License Agreement dated October 28, 1996 between NorthEast Optic Network and New England
           Telephone and Telegraph Company and Western Massachusetts Electric Company (incorporated by reference to Exhibit 10.19 to NorthEast Optic Network's Registration Statement on Form S-1, Registration No.
           333-53441.)

   +10.20  Fiber Optic Use Agreement dated September 10, 1997 between NorthEast Optic Network and New England
           Fiber Communications LLC (incorporated by reference to Exhibit 10.20 to NorthEast Optic Network's
           Registration Statement on Form S-1, Registration No. 333-53441.)

 NUMBER                                                 EXHIBIT TITLE
---------  -------------------------------------------------------------------------------------------------------
   +10.21  Fiber Optic Use Agreement dated November 18, 1997 between NorthEast Optic Network and Teleport
           Communications Boston (incorporated by reference to Exhibit 10.21 to NorthEast Optic Network's
           Registration Statement on Form S-1, Registration No. 333-53441.)

    10.22  Network Products Purchase Agreement dated March 18, 1998 between NorthEast Optic Network and Northern
           Telecom Inc. (incorporated by reference to Exhibit 10.22 to NorthEast Optic Network's Registration
           Statement on Form S-1, Registration No. 333-53441.)

    10.23  Support Services Agreement dated as of April 30, 1996 between NorthEast Optic Network and MaineCom
           Services (incorporated by reference to Exhibit 10.23 to NorthEast Optic Network's Registration
           Statement on Form S-1, Registration No. 333-53441.)

   +10.24  Amended and Restated Agreement for the Provision of Fiber Optic Facilities and Services dated as of
           February 27, 1998 and effective as of September 27, 1994 among NorthEast Optic Network and the
           Northeast Utilities Services Company ("NUSCO"), The Connecticut Light and Power Company ("CLPC"),
           Western Massachusetts Electric Company ("WMEC") and Public Service Company of New Hampshire ("PSNH")
           (Phase One) (incorporated by reference to Exhibit 10.24 to NorthEast Optic Network's Registration
           Statement on Form S-1, Registration No.333-53441.)

    10.25  Short Form Agreement for the Provision of Fiber Optic Facilities and Services entered into on February
           27, 1998 among NorthEast Optic Network and NUSCO, CLPC, WMEC and PSNH (Phase One) (incorporated by reference to Exhibit 10.25 to NorthEast Optic Network's Registration Statement on Form S-1,
           Registration No. 333-53441.)

   +10.26  Amended and Restated Agreement for the Provision of Fiber Optic Facilities and Services dated as of
           February 27, 1998 among NorthEast Optic Network and NUSCO, CLPC, WMEC and PSNH (Phase Two)
           (incorporated by reference to Exhibit 10.26 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

    10.27  Short Form Agreement for the Provision of Fiber Optic Facilities and Services entered into on February
           27, 1998 among NorthEast Optic Network and NUSCO, CLPC, WMEC and PSNH (Phase Two) (incorporated by reference to Exhibit 10.27 to NorthEast Optic Network's Registration Statement on Form S-1,
           Registration No. 333-53441.)

    10.28  Standard Form of Duct Agreement (incorporated by reference to Exhibit 10.28 to NorthEast Optic
           Network's Registration Statement on Form S-1, Registration No. 333-53441.)

    10.29  Construction Contract dated August 14, 1996 between NorthEast Optic Network and Seaward Corporation
           (incorporated by reference to Exhibit 10.29 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

   #10.30  Employment Agreement dated October 15, 1997 between NorthEast Optic Network and Victor Colantonio
           (incorporated by reference to Exhibit 10.30 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

   #10.31  Employment Agreement dated September 29, 1994 between NorthEast Optic Network and Michael A. Musen
           (incorporated by reference to Exhibit 10.31 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

   +10.36  Agreement dated January 17, 1997 between NorthEast Optic Network and E/Pro Engineering and
           Environmental Consulting for the ADSS Cable Project (incorporated by reference to Exhibit 10.36 to
           NorthEast Optic Network's Registration Statement on Form S-1, Registration No. 333-53441.)

   +10.37  Agreement for the Provision of Fiber Optic Facilities and Services dated January 7, 1997 between
           Central Maine Power Company and NorthEast Optic Network (incorporated by reference to Exhibit 10.37 to
           NorthEast Optic Network's Registration Statement on Form S-1, Registration No. 333-53441.)

 NUMBER                                                 EXHIBIT TITLE
---------  -------------------------------------------------------------------------------------------------------
   #10.38  Employment Agreement dated July 7, 1998 between NorthEast Optic Network and William F. Fennell
           (incorporated by reference to Exhibit 10.38 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

   +10.40  IRU Agreement dated July 7, 1998 between NorthEast Optic Network and QWEST Communications Corporation
           (incorporated by reference to Exhibit 10.40 to NorthEast Optic Network's Registration Statement on Form
           S-1, Registration No. 333-53441.)

   +10.41  Fiber Optic Lease Agreement dated July 2, 1998 between NorthEast Optic Network and NEES Communications,
           Inc. (incorporated by reference to Exhibit 10.41 to NorthEast Optic Network's Registration Statement on
           Form S-1, Registration No. 333-53441.)

   +10.42  Fiber Optic Use Agreement dated July 2, 1998 between NorthEast Optic Network and BecoCom (incorporated by reference to Exhibit 10.42 to NorthEast Optic Network's Registration Statement on Form S-1,
           Registration No. 333-53441.)

   #10.43  Employment Agreement dated November 12, 1998 between NorthEast Optic Network and Vincent C. Bisceglia
           (incorporated by reference to Exhibit 10.43 to NorthEast Optic Network's Quarterly Report on Form 10-Q
           for the quarter ended September 30, 1998.)

   +10.44  Subscription Agreement among NorthEast Optic Network, NEON Communications, Inc. and Consolidated Edison
           Communications, Inc., dated November 23, 1999. (incorporated by reference to Exhibit 10.44 to NorthEast
           Optic Network's Annual Report on Form 10-K for the year ended December 31, 1999)

   +10.45  Subscription Agreement among NorthEast Optic Network, NEON Communications, Inc. and Exelon Corporation,
           dated November 23, 1999. (incorporated by reference to Exhibit 10.45 to NorthEast Optic Network's
           Annual Report on Form 10-K for the year ended December 31, 1999)

    12.01  Statement regarding the computation of ratios

    21.01  List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to NorthEast Optic
           Network's Annual Report on Form 10-K for the year ended December 31, 1999)

    23.01  Consent of Arthur Andersen LLP

   *23.02  Consent of Hale and Dorr LLP (included in Exhibit 5.01 above)

    27.01  Financial Data Schedule

------------------------

*   To be filed by amendment.

#  Management contract or compensatory plan or arrangement.

+ Confidential treatment was received with respect to certain portions of this agreement. Such portions were omitted and filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on the 5th day of June, 2000.

                                NEON COMMUNICATIONS, INC.

                                By:           /s/ VINCENT C. BISCEGLIA
                                     -----------------------------------------
                                                Vincent C. Bisceglia
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

PRINCIPAL EXECUTIVE OFFICER:

   /s/ VINCENT C. BISCEGLIA     Chief Executive Officer         June 5, 2000
------------------------------
     Vincent C. Bisceglia

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

    /s/ WILLIAM F. FENNELL      Treasurer                       June 5, 2000
------------------------------
      William F. Fennell

SOLE DIRECTOR:

    /s/ VICTOR COLANTONIO       President and Director          June 5, 2000
------------------------------
      Victor Colantonio